    Exhibit 10.76

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.
        EXECUTION
AMENDMENT NO. 2
TO MASTER REPURCHASE AGREEMENT
This Amendment No. 2 to Master Repurchase Agreement, dated as of December 17, 2021 (this “Amendment”), by and among Rocket Mortgage, LLC (“Seller”), Nomura Corporate Funding Americas, LLC, in its capacity as a buyer (“NCFA Buyer”), Oakdale Secured Funding Trust Quartz, acting with respect to Series 2020-1, in its capacity as a buyer (“SPV Buyer”, and, together with NCFA Buyer, each, a “Buyer”, and collectively, the “Buyers”), and Nomura Corporate Funding Americas, LLC, as agent (in such capacity, “Agent”).
RECITALS
Agent, Buyers and Seller are parties to that certain Master Repurchase Agreement, dated as of December 18, 2020 (as amended, restated, supplemented, or otherwise modified prior to the date hereof, the “Existing Repurchase Agreement”; and as amended by this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.
Agent, Buyers and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.
Accordingly, Agent, Buyers and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

Section 1.Amendment to the Existing Repurchase Agreement. Effective as of the date hereof, the Existing Repurchase Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A hereto. The parties hereto further acknowledge and agree that Exhibit A constitutes the Repurchase Agreement as amended and modified by the terms set forth herein.
Section 2.Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:
2.1Delivered Documents. On the Amendment Effective Date, Agent shall have received this Amendment, executed and delivered by Agent, Buyers and Seller.
Section 3.Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment.
Section 4.Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Counterparts may be delivered electronically. Facsimile, documents executed, scanned and transmitted electronically
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and electronic signatures shall be deemed original signatures for purposes of this Amendment and all matters related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Amendment, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Amendment may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures In Global and National Commerce Act, Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.
Section 5.Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
Section 6.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.
[SIGNATURE PAGES FOLLOW]
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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

NOMURA CORPORATE FUNDING AMERICAS, LLC, as Agent and as a Buyer

By: /s/ Sanil Patel
Name: Sanil Patel
Title: Managing Director

Signature Page to Amendment No. 2 to Master Repurchase Agreement

OAKDALE SECURED FUNDING TRUST QUARTZ, acting with respect to Series 2020-1, as a Buyer

By: Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as owner

By: /s/ Mary Emily Pagano
Name: Mary Emily Pagano
Title: Assistant Vice President

Signature Page to Amendment No. 2 to Master Repurchase Agreement

ROCKET MORTGAGE, LLC, as Seller
By:     /s/ Robert Walters
Name: Robert Walters
Title: President and Chief Operating Officer
Signature Page to Amendment No. 2 to Master Repurchase Agreement

Exhibit A
CONFORMED AGREEMENT
(See attached)

17244053
24677174
LEGAL02/40118759v8
LEGAL02/41245355v3

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.
CONFORMED THROUGH AMENDMENT NO. 2

MASTER REPURCHASE AGREEMENT

Dated as of December 18, 2020

Among:

NOMURA CORPORATE FUNDING AMERICAS, LLC,
as a Buyer, OAKDALE SECURED FUNDING TRUST QUARTZ, acting with respect to Series 2020-1, as a Buyer, and the other Buyers from time to time party hereto

NOMURA CORPORATE FUNDING AMERICAS, LLC, as Agent
and
ROCKET MORTGAGE, LLC, as Seller

17244053
24677174
LEGAL02/40118759v8
LEGAL02/41245355v3

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41. CONFIDENTIALITY	63
42. SERVICING	64
43. PERIODIC DUE DILIGENCE REVIEW	65
44. SET-OFF	66
45. ENTIRE AGREEMENT	66

SCHEDULES
SCHEDULE 1        Representations and Warranties re: Loans
SCHEDULE 2        Subsidiaries
SCHEDULE 12(c)    Litigation
SCHEDULE 13(i)    Related Party Transactions

EXHIBITS
EXHIBIT A        Form of Quarterly Certification
EXHIBIT B        Form of Instruction Letter
EXHIBIT C        Agent’s Wire Instructions
EXHIBIT D        Form of Security Release Certification
EXHIBIT E        Form of Non-Disclosure Agreement
EXHIBIT F        Third Party Wire Instructions

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MASTER REPURCHASE AGREEMENT, dated as of December 18, 2020, among Rocket Mortgage, LLC, a Michigan limited liability company (the “Seller”), Nomura Corporate Funding Americas, LLC (“NCFA”), a Delaware limited liability company, in its capacity as a buyer (together with its permitted successors and assigns in such capacity hereunder, the “NCFA Buyer”), Oakdale Secured Funding Trust Quartz, acting with respect to Series 2020-1, in its capacity as a buyer (together with its permitted successors and assigns in such capacity hereunder, “SPV Buyer” or the “Trust”, and together with NCFA Buyer and each other entity that may be subsequently added as a party to this Agreement in the capacity of Buyer pursuant to a joinder agreement and subject to the prior written consent of the Seller, each, a “Buyer”, and collectively, the “Buyers”), and NCFA, as agent pursuant hereto (together with its permitted successors and assigns in such capacity hereunder, the “Agent”).
1.APPLICABILITY
A Buyer shall, with respect to the Committed Amount, and may agree in its sole and absolute discretion to, with respect to the Uncommitted Amount, from time to time enter into transactions in which the Seller sells to such Buyer Eligible Loans against the transfer of funds by such Buyer, with a simultaneous agreement by such Buyer to sell to the Seller Purchased Assets by a date certain, against the transfer of funds by the Seller. Each such transaction shall be referred to herein as a “Transaction”, and, unless otherwise agreed in writing, shall be governed by this Agreement. The Purchased Assets will be allocated to a Buyer by the Agent as more particularly described in the Administration Agreement. For the avoidance of doubt, the Agent shall be the nominee and secured party for the benefit of Buyers hereunder.
2.DEFINITIONS AND ACCOUNTING MATTERS
(a)Defined Terms. As used herein, the following terms have the following meanings (all terms defined in this Section 2 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa). Capitalized terms used but not defined herein shall have the meanings set forth in the Pricing Side Letter.
“Ability to Repay Rule” shall mean 12 C.F.R. § 1026.43(c), or any successor rule or regulation, including all applicable official staff commentary.

“Accepted Servicing Practices” shall mean, with respect to any Loan, those accepted mortgage servicing practices (including collection procedures) of prudent mortgage lending institutions which service mortgage loans, as applicable, of the same type as the Loans in the jurisdiction where the related Mortgaged Property is located, and which are in accordance with applicable Agency servicing practices and procedures for Agency mortgage backed securities pool mortgages, as defined in the Agency Guidelines including future updates.
“Adjustable Rate Loan” shall mean a Loan which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.
“Adjusted Tangible Net Worth” shall mean, with respect to any Person at any date, the excess of the total assets over the total liabilities of such Person on such date, each to be determined in accordance with GAAP consistent with those applied in the preparation of the Seller’s financial statements less the sum of the following (without duplication): (a) the book value of all investments in non-consolidated subsidiaries, and (b) any other assets of the Seller and consolidated Subsidiaries that would be treated as intangibles under GAAP including, without limitation, goodwill, research and development costs, trademarks, trade names, copyrights, patents, rights to refunds and indemnification and unamortized debt discount and expenses. Notwithstanding the foregoing, servicing rights shall be included in the calculation of total assets.
“Adjustment Date” shall mean, with respect to each Adjustable Rate Loan, the date set forth in the related Note on which the Mortgage Interest Rate on the Loan is adjusted in accordance with the terms of the Note.
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“Administration Agreement” shall mean that certain Master Administration Agreement, dated as of December 18, 2020, by and among NCFA, as Agent for the Buyers (as defined therein), NCFA Buyer, SPV Buyer, and each other Buyer (as defined therein), each as a Buyer, as it may be amended, restated, supplemented, or otherwise modified from time to time.

“Affiliate” shall mean, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person, and which shall include any Subsidiary of such Person. For purposes of this definition, “control” (together with the correlative meanings of “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.
“Agency” shall mean Fannie Mae, Ginnie Mae, Freddie Mac or RHS, as the context may require.
“Agency Approval” shall have the meaning provided in Section 13(aa).
“Agency Audit” shall mean any Agency, HUD, FHA, VA or RHS audits, examinations, evaluations, monitoring reviews and reports of its origination and servicing operations (including those prepared on a contract basis for any such Agency).
“Agency Eligible Loan” shall mean a Loan that is (i) originated in compliance with the applicable Agency Guidelines (other than for exceptions to the Agency Guidelines provided by the applicable Agency to Seller and is eligible for sale to or securitization by (or guaranty of securitization by) an Agency or (ii) (a) an FHA Loan; (b) a VA Loan; (c) an RHS Loan, or (d) otherwise eligible for inclusion in a Ginnie Mae mortgage-backed security pool.

“Agency Guidelines” shall mean the Ginnie Mae Guide, the Fannie Mae Guide and/or the Freddie Mac Guide, the FHA Regulations, the VA Regulations and/or the RHS Regulations, as the context may require, in each case as such guidelines have been or may be amended, supplemented or otherwise modified from time to time by Ginnie Mae, Fannie Mae, Freddie Mac, FHA, VA or RHS, as applicable.
“Agency Security” shall mean a mortgage-backed security issued or guaranteed by an Agency.
“Agent” shall have the meaning set forth in the preamble.

“Agreement” shall mean this Master Repurchase Agreement (including all exhibits, schedules and other addenda hereto or thereto), as supplemented by the Pricing Side Letter, as it may be amended, restated, further supplemented or otherwise modified from time to time.
“ALTA” shall mean the American Land Title Association.
“Anti-Money Laundering Laws” shall mean all applicable anti-money laundering laws and regulations, including, without limitation, the USA PATRIOT Act of 2001.
“Applicable Margin” shall have the meaning set forth in the Pricing Side Letter.
“Applicable Percentage” shall have the meaning assigned thereto in the Pricing Side Letter.
“Appraised Value” shall mean, with respect to any Loan, the lesser of (i) the value set forth on the appraisal made in connection with the origination of the related Loan as the value of the related Mortgaged Property, or (ii) the purchase price paid for the Mortgaged Property, provided, however, that in the case of a Loan the proceeds of which are not used for the purchase of the Mortgaged Property, such value shall be based solely on the appraisal made in connection with the origination of such Loan.
“Approvals” shall mean, with respect to the Seller, the approvals granted by the applicable Agency or HUD, as applicable, designating the Seller as a Ginnie Mae-approved issuer, a Ginnie Mae-

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approved servicer, an FHA-approved mortgagee, a VA-approved lender, an RHS lender, an RHS servicer, a Fannie Mae-approved seller/servicer or a Freddie Mac-approved seller/servicer, as applicable, in good standing to the extent necessary for Seller to conduct its business in all material respects as it is then being conducted.
“Assignment and Acceptance” shall have the meaning provided in Section 38(a) hereof.
“Assignment of Mortgage” shall mean, with respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage to Agent (for the benefit of Buyers).
“Authoritative Copy” shall mean with respect to an eNote, the unique copy of such eNote that is within the Control of the Controller.
“Bankruptcy Code” shall mean Title 11 of the United States Code, Section 101 et seq., as amended from time to time.
“Business Day” shall mean any day other than (i) a Saturday or Sunday, (ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York, the Custodian’s offices, banking and savings and loan institutions in the State of New York, Michigan or Delaware, the City of New York or the State of California are required to be closed, or (iii) a day on which trading in securities on the New York Stock Exchange or any other major securities exchange in the United States is not conducted.
“Capital Lease Obligations” shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.
“Cash Equivalents” shall mean (a) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit and Eurodollar time deposits with maturities of ninety (90) days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of [***], (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven (7) days with respect to securities issued or fully guaranteed or insured by the United States government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s, and in either case maturing within ninety (90) days after the day of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition, (g) shares of money market mutual or similar funds, (h) [***] of the unencumbered marketable securities in Seller’s accounts (or the account of Seller’s Affiliates), or (i) the aggregate amount of unused capacity available (taking into account applicable haircuts) under committed and uncommitted mortgage loan and mortgage-backed securities warehouse and servicing and servicer advance facilities, or lines of credit collateralized by mortgage or mortgage servicing rights assets for which the seller or borrower thereunder has adequate eligible collateral pledged or to pledge thereunder, or under unsecured lines of credit available to Seller.
“CEMA Consolidated Note” shall mean the original executed consolidated promissory note or other evidence of the consolidated indebtedness of a mortgagor/borrower with respect to a CEMA Loan and a Consolidation, Extension and Modification Agreement.

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“CEMA Loan” shall mean a Loan originated in connection with a refinancing subject to a Consolidation, Extension and Modification Agreement and with respect to which the related Mortgaged Property is located in the State of New York.
“Change of Control” shall mean, with respect to the Seller, the acquisition by any other Person, or two or more other Persons acting as a group, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of outstanding shares of voting stock of the Seller at any time if after giving effect to such acquisition Rocket Companies, Inc. ceases to own, directly or indirectly, at least fifty percent (50%) of the voting power of Seller’s outstanding equity interests.
“Closing Date” shall mean December 18, 2020.
“Closing Agent” shall mean, with respect to any Wet-Ink Transaction, an entity satisfactory to Agent (which may be a title company or its agent, escrow company, attorney or other closing agent in accordance with local law and practice in the jurisdiction where the related Wet-Ink Loan is being originated) to which the proceeds of such Wet-Ink Transaction are to be wired pursuant to the related wire instructions set forth on Exhibit F hereto. Unless Agent notifies Seller (electronically or in writing) that a Closing Agent is unsatisfactory, each Closing Agent utilized by Seller shall be deemed initially satisfactory; provided, that each of Amrock LLC and its Subsidiaries shall be deemed satisfactory to Agent while it is an Affiliate of Seller and eligible to act as a closing agent under applicable Agency Guidelines, and provided further that Agent shall instruct Custodian that no funds shall be transferred to the account of any Closing Agent after the date that is five (5) Business Days following the date that notice is delivered to Seller that such Closing Agent is unsatisfactory, and provided, further, that the Market Value shall be deemed to be zero with respect to each Loan, for so long as such Loan is a Wet-Ink Loan, as to which the proceeds of such Loan were wired to a Closing Agent with respect to which Agent has notified Seller at least five (5) Business Days before funds are transferred to the account of such Closing Agent that such Closing Agent is not satisfactory.
“COBRA” shall have the meaning assigned thereto in Section 12(p) hereof.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Committed Amount” shall have the meaning assigned thereto in the Pricing Side Letter.
“Confirmation” shall have the meaning assigned thereto in Section 3(a) hereof.
“Consolidation, Extension and Modification Agreement” shall mean the original executed consolidation, extension and modification agreement executed by a mortgagor/borrower in connection with a CEMA Loan.
“Contractual Obligation” shall mean as to any Person, any material provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound or any material provision of any security issued by such Person.
“Control” shall mean, with respect to an eNote, the “control” of such eNote within the meaning of UETA and/or, as applicable, E-SIGN, which is established by reference to the MERS eRegistry and any party designated therein as the Controller.
“Control Failure” shall mean, with respect to an eNote, (i) if the Controller status of the eNote shall not have been transferred to Agent, (ii) Agent shall otherwise not be designated as the Controller of such eNote in the MERS eRegistry, (iii) if the eVault shall have released the Authoritative Copy of an eNote in contravention of the requirements of the Custodial Agreement, or (iv) if the Custodian initiated any changes on the MERS eRegistry in contravention of the terms of the Custodial Agreement.

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“Controller” shall mean, with respect to an eNote, the party designated in the MERS eRegistry as the “Controller”, and who in such capacity shall be deemed to be “in control” or to be the “controller” of such eNote within the meaning of UETA or E-SIGN, as applicable.
“Cooperative Corporation” shall mean the cooperative apartment corporation that holds legal title to a Cooperative Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.
“Cooperative Loan” shall mean a Loan that is secured by a First Lien perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.
“Cooperative Loan Documents” shall have the meaning assigned thereto in the Custodial Agreement.
“Cooperative Note” shall mean the original executed promissory note or other evidence of the indebtedness of a Mortgagor with respect to a Cooperative Loan.
“Cooperative Project” shall mean all real property owned by a Cooperative Corporation including the land, separate dwelling units and all common elements.
“Cooperative Shares” shall mean the shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by a stock certificate.
“Cooperative Unit” shall mean a specific unit in a Cooperative Project.
“Costs” shall have the meaning provided in Section 23(a) hereof.
“COVID-19 Pandemic” shall mean the global pandemic caused by the COVID-19 coronavirus, which commenced in December of 2019.
“COVID Responsive Change” shall mean any change in applicable law, Agency Guidelines, Accepted Servicing Practices, or Underwriting Guidelines that occurs in response to the COVID-19 Pandemic, whether temporary or permanent, and including but not limited to the Coronavirus Aid, Relief, and Economic Security Act and responsive actions taken by any Agency or Governmental Authority relating thereto.
“Custodial Agreement” shall mean the Custodial Agreement, dated as of December 18, 2020, among the Seller, Agent, and Custodian, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.
“Custodian” shall mean Deutsche Bank National Trust Company, or its successors and permitted assigns, or such other custodian as may be mutually agreed to by Agent and the Seller.
“Custodial Loan Transmission” shall have the meaning assigned thereto in the Custodial Agreement.
“Default” shall mean an Event of Default or any event that, with the giving of notice or the passage of time or both, would become an Event of Default.
“Delegatee” shall mean, with respect to an eNote, the party designated in the MERS eRegistry as the “Delegatee” or “Delegatee for Transfers”, who in such capacity is authorized by the Controller to perform certain MERS eRegistry transactions on behalf of the Controller such as Transfers of Control and Transfers of Control and Location.
“Document Deficient Loan” shall mean any closed Loan for which the Custodian has not received a complete Mortgage File from the Seller.

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“Documentation Capsule” shall have the meaning assigned to such term in paragraph (ggg) of Schedule 1 hereto.
“Dollars” and “$” shall mean lawful money of the United States of America.
“Due Date” shall mean the day of the month on which the Monthly Payment is due on a Loan, exclusive of any days of grace.
“Due Diligence Review” shall mean the performance by Agent and/or Buyers of any or all of the reviews permitted under Section 43 hereof with respect to any or all of the Loans or the Seller or related parties, as desired by Agent and/or Buyers from time to time.
“eCommerce Laws” shall mean E-SIGN, UETA, any applicable state or local equivalent or similar laws and regulations, and any rules, regulations and guidelines promulgated under any of the foregoing.
“Effective Date” shall mean the date upon which the conditions precedent set forth in Section 9(a) hereof have been satisfied.
“Electronic Agent” shall mean MERSCORP Holdings, Inc., or its successor in interest or assigns.
“Electronic Record” shall mean (i) “Record” and “Electronic Record,” each as defined in E-SIGN, and shall include but not be limited to, recorded telephone conversations, fax copies or electronic transmissions and (ii) with respect to an eMortgage Loan, the related eNote and all other documents comprising the Mortgage File electronically created and that are stored in an electronic format, if any.
“Electronic Security Failure” shall mean as such term is defined in the Custodial Agreement.
“Electronic Tracking Agreement” shall mean the electronic tracking agreement among Agent, the Seller, MERSCORP Holdings, Inc. and MERS, in form and substance acceptable to Agent to be entered into in the event that any of the Loans become MERS Loans, as the same may be amended, restated, supplemented or otherwise modified from time to time; provided that if no Loans are or will be MERS Loans, all references herein to the Electronic Tracking Agreement shall be disregarded.
“Electronic Transmission” shall mean the delivery of information in an electronic format acceptable to the applicable recipient thereof, including transactions conducted using Electronic Records and/or Electronic Signatures or fax copies of signatures. An Electronic Transmission shall be considered written notice for all purposes hereof (except when a request or notice by its terms requires execution).
“Eligible Loan” shall mean a Loan (i) as to which the representations and warranties in Sections 12(t) and 12(u) hereof and Schedule 1 hereto are true and correct in all material respects, (ii) that was originated in all material respects in accordance with the applicable Underwriting Guidelines or Agency Guidelines, and (iii) that contains all required Loan Documents without Exceptions unless otherwise waived electronically or in writing by Agent. Unless otherwise permitted in the Pricing Side Letter, no Loan shall be an Eligible Loan if:
1.    Agent determines, in its good faith, reasonable discretion is not eligible for sale in the secondary market or for securitization without unreasonable credit enhancement;
2.    as to which the related Mortgage File has been released from the possession of the Custodian under Section 5 of the Custodial Agreement to the Seller or its bailee for a period in excess of ten (10) Business Days;
3.    as to which the related Mortgage File has been released from the possession of the Custodian under Section 5(a) of the Custodial Agreement under any Transmittal Letter in excess of the longer of sixty (60) calendar days and the time period stated in such Transmittal Letter for release;

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4.    in respect of which (a) the related Mortgaged Property is the subject of a foreclosure proceeding or (b) the related Note has been extinguished under relevant state law in connection with a judgment of foreclosure or foreclosure sale or otherwise;
5.    (a) the related Note or the related Mortgage is not genuine or is not the legal, valid, binding and enforceable obligation of the maker thereof, subject to no right of rescission, set-off, counterclaim or defense, or (b) such Mortgage, is not a valid, subsisting, enforceable and perfected Lien on the Mortgaged Property;
6.    in respect of which the related Mortgagor is the subject of a bankruptcy proceeding;
7.    such Loan is thirty (30) or more days past due;
8.    the Purchase Price of such Loan, when added to the aggregate outstanding Purchase Price of all Purchased Assets that are then subject to Transactions, exceeds the Maximum Aggregate Purchase Price;
9.    such Loan is secured by real property improved by manufactured housing;
10.    such Loan is not an Agency Eligible Loan;
11.    such Loan does not, after giving effect to the related Purchase Price with respect to such Loan, cause any of the applicable Concentration Limits to be exceeded;
12.    such Loan is an eMortgage Loan unless approved in writing by Agent; or
13.    to the extent applicable, such Loan was subject to a financing facility prior to such Purchase Date, a release letter from the applicable lender, agent or buyer party thereto has not been delivered to the Custodian as part of the Mortgage File.
“eMortgage Loan” shall mean a Loan with respect to which there is an eNote and as to which some or all of the other documents comprising the related Mortgage File may be created electronically and not by traditional paper documentation with a pen and ink signature.
“eNote” shall mean, with respect to any eMortgage Loan, the electronically created and stored Note that is a Transferable Record.
“EO13224” shall have the meaning provided in Section 12(dd) hereof.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and administrative rulings issued thereunder.
“ERISA Affiliate” shall mean any entity, whether or not incorporated, that is a member of any group of organizations described in Section 414(b) or (c) of the Code (or Section 414) (m) or (o) of the Code for purposes of Section 412 of the Code) of which the Seller is a member.
“Escrow Payments” shall mean, with respect to any Loan, the amounts constituting ground rents, taxes, assessments, water charges, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Note or Mortgage or any other document.
“E-SIGN” shall mean the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001 et seq.

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“Eurodollar” shall mean Dollars on deposit in a bank outside the United States of America, its territories and possessions, which are available for transfer to and from the United States of America, its territories and possessions.
“eVault” shall have the meaning assigned to it in the Custodial Agreement.
“Event of Default” shall have the meaning provided in Section 18 hereof.
“Exception” shall have the meaning assigned thereto in the Custodial Agreement.
“Exception Report” shall mean the report of Exceptions included as part of the Custodial Loan Transmission.
“Fannie Mae” shall mean the Federal National Mortgage Association, or any successor thereto.
“Fannie Mae Guide” shall mean the Fannie Mae MBS Selling and Servicing Guide, as the same may hereafter from time to time be amended.
“FDIA” shall have the meaning provided in Section 40(c) hereof.
“FDICIA” shall have the meaning provided in Section 40(d) hereof.
“FHA” shall mean the Federal Housing Administration, an agency within HUD, or any successor thereto and including the Federal Housing Commissioner and the Secretary of HUD where appropriate under the FHA Regulations.
“FHA Act” shall mean the Federal Housing Administration Act, codified in 24 Code of Federal Regulations.
“FHA Loan” shall mean a Loan that is eligible to be the subject of an FHA Mortgage Insurance Contract.
“FHA Mortgage Insurance” shall mean mortgage insurance authorized under Sections 203(b), 213, 221(d), 222, and 235 of the FHA Act and provided by the FHA.
“FHA Mortgage Insurance Contract” shall mean the contractual obligation of the FHA to insure a Loan.
“FHA Regulations” shall mean regulations promulgated by HUD under the FHA Act, and other HUD issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.
“First Lien” shall mean, with respect to each Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a mortgage note which creates a first lien on the Mortgaged Property.
“Foreign Buyer” shall have the meaning set forth in Section 5(c) hereof.
“Freddie Mac” shall mean Federal Home Loan Mortgage Corporation,, or any successor thereto.
“Freddie Mac Guide” shall mean the Freddie Mac Single-Family Seller/Servicer Guide, as the same may hereafter from time to time be amended.
“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States of America.
“Ginnie Mae” shall mean the Government National Mortgage Association and its successors in interest, a wholly-owned corporate instrumentality of the government of the United States of America.

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“Ginnie Mae Guide” shall mean the Ginnie Mae Mortgage-Backed Securities Guide I or II, as applicable, as the same may hereafter from time to time be amended.
“Governmental Authority” shall mean, with respect to any Person, any nation or government, any state or other political subdivision, agency or instrumentality thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person, any of its Subsidiaries or any of its properties.
“Guarantee” shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise), provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance, or other obligations in respect of a Mortgaged Property. The amount of any Guarantee of a Person shall be deemed to be the amount of the corresponding liability shown on such Person’s consolidated balance sheet calculated in accordance with GAAP as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.
“H.15 (519)” shall mean the weekly statistical release designated as such at http://www.federalreserve.gov/releases/h15/update/default.htm, or any successor publication, published by the Board of Governors of the Federal Reserve System.

“HARP Loan” shall mean a Loan that is eligible (including pursuant to exceptions or variances provided to Seller) for sale to, or securitization by, Fannie Mae or Freddie Mac that are (a) refinance mortgage loans originated pursuant to Fannie Mae’s Home Affordable Refinance Program as announced in Fannie Mae Announcement SEL-2011-12, as set forth in subsequent Announcements, FAQs, Selling Guide updates and Servicing Guide updates issued by Fannie Mae in connection with such program (“HARP 2.0”), or (b) refinance mortgage loans originated pursuant to HARP 2.0 as it applies to the Refi Plus option applicable to “same servicers”, as amended by the applicable variances delivered by Fannie Mae to Rocket Mortgage, or (c) refinance mortgage loans originated pursuant to Freddie Mac’s Home Affordable Refinance Program (as such program is amended, supplemented or otherwise modified, from time to time) and referred to by Freddie Mac as a “Relief Refinance Mortgage”.

“Hash Value” shall mean with respect to an eNote, the unique, tamper-evident digital signature of such eNote that is stored with MERS.

“Hedging Arrangement” shall mean any forward sales contract, forward trade contract, interest rate swap agreement, interest rate cap agreement or other contract pursuant to which Seller has protected itself from the consequences of a loss in the value of a Loan or its portfolio of Loans because of changes in interest rates or in the market value of mortgage loan assets.

“High Cost Loan” shall mean a Loan (a) classified as a “high cost” loan under the Home Ownership and Equity Protection Act of 1994, as amended; (b) classified as a “high cost,” “threshold,” “covered,” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees); or (c) having a percentage listed under the Indicative Loss Severity Column (the column that appears in the S&P Anti-Predatory Lending Law Update Table, included in the then-current S&P’s LEVELS® Glossary of Terms on Appendix E).

“HUD” shall mean the U.S. Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA Mortgage Insurance. The term “HUD,” for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Ginnie Mae.

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“Income” shall mean, with respect to any Purchased Asset at any time until such Loan is repurchased by Seller in accordance with the terms of this Agreement, any principal and/or interest thereon and all dividends, sale proceeds (including, without limitation, any proceeds from the liquidation or securitization of such Purchased Asset or other disposition thereof) and other collections and distributions thereon (including, without limitation, any proceeds received in respect of mortgage insurance), but not including any commitment fees, origination fees and/or third-party servicing fees accrued in respect of periods on or after the initial Purchase Date with respect to such Purchased Asset.
“Indebtedness” shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business; (c) indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) indebtedness of general partnerships of which such Person is a general partner; and (j) any other indebtedness of such Person evidenced by a note, bond, debenture or similar instrument, provided that, for purposes of this definition, the following shall not be included as “Indebtedness”: loan loss reserves, deferred taxes arising from capitalized excess service fees, operating leases, liabilities associated with Seller’s or its Subsidiaries’ securitized Home Equity Conversion Mortgage (HECM) loan inventory where such securitization does not meet the GAAP criteria for sale treatment, obligations under Hedging Arrangements, obligations related to treasury management, brokerage or trading-related arrangements, or transactions for the sale and/or repurchase of Loans treated as a purchase or sale for GAAP purposes, or transactions related to the financing of recoverable servicing advances.
“Indemnified Party” shall have the meaning provided in Section 23(a) hereof.
“Instruction Letter” shall mean a letter agreement between the Seller and each Subservicer substantially in the form of Exhibit B hereto.
“Intercreditor Agreement” shall mean that certain Intercreditor Agreement, dated as of April 4, 2012, by and among the Seller, One Reverse Mortgage, LLC, Credit Suisse First Boston Mortgage Capital LLC, UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, JPMorgan Chase Bank, National Association, Royal Bank of Canada, Bank of America, N.A., Citibank N.A., Morgan Stanley Bank, N.A., Jefferies Funding LLC, and Morgan Stanley Mortgage Capital Holdings LLC, as joined by Agent, as the same shall be further amended, restated, supplemented or otherwise modified and in effect from time to time, and, as the context requires, the Joint Account Control Agreement and the Joint Securities Account Control Agreement.
“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, including all rules and regulations promulgated thereunder.
“IRS” shall have the meaning set forth in Section 5(c) hereof.

“Joint Account Control Agreement” shall mean the Joint Account Control Agreement, dated as of April 4, 2012, among the Seller, One Reverse Mortgage, LLC, Credit Suisse First Boston Mortgage Capital LLC, UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, JPMorgan Chase Bank, National Association, Royal Bank of Canada, Bank of America, N.A., Citibank N.A., Morgan Stanley Bank, N.A., Morgan Stanley Mortgage Capital Holdings LLC, Jefferies Funding LLC and Deutsche Bank National Trust Company, as paying agent, as joined by Agent, as the same shall be further amended, restated, supplemented or modified and in effect from time to time.

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“Joint Securities Account Control Agreement” shall mean the Joint Securities Account Control Agreement, dated as of April 4, 2012, among the Seller, Credit Suisse First Boston Mortgage Capital LLC, UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, JPMorgan Chase Bank, National Association, Royal Bank of Canada, Bank of America, N.A., Morgan Stanley Bank, N.A., Morgan Stanley Mortgage Capital Holdings LLC, Jefferies Funding LLC, One Reverse Mortgage, LLC, Citibank N.A. and Deutsche Bank National Trust Company, as securities intermediary, as amended, as joined by Agent, as the same shall be further amended, restated, supplemented or modified and in effect from time to time.
“Jumbo Loan” shall mean a Loan that (x) has an original principal balance which exceeds Agency Guidelines for maximum general conventional loan amount and (y) complies with the applicable Underwriting Guidelines.
“LIBOR Rate” shall mean:
(i)    the rate of interest (calculated on a per annum basis) equal to the ICE Benchmark Administration (or any successor institution or replacement institution used to administer the LIBOR Rate) as reported on the display designated as “US0001M Index” on Bloomberg (or such other display as may replace “US0001M Index” on Bloomberg), and if such rate is not available at such time for any reason, then the LIBOR Rate shall be the rate at which Dollar deposits are offered in immediately available funds by the principal London office of at least three (3) major banks in the London interbank market, selected by Buyer in its reasonable discretion, at approximately 11:00 a.m. (London time) on that day; or
(ii)    if the rate referenced in the preceding subsection (i) is not available, the rate per annum determined by Agent shall be as provided in Section 3(e) hereof;
in each case, adjusted on each Business Day that a Transaction is outstanding.
“Lien” shall mean any mortgage, lien, pledge, charge, security interest or similar encumbrance.
“Loan” shall mean a First Lien mortgage loan (including an eMortgage Loan) together with the Servicing Rights thereon, which the Custodian has been instructed to hold for Agent pursuant to the Custodial Agreement, and which Loan includes, without limitation, (i) a Note, the related Mortgage and all other Loan Documents and (ii) all right, title and interest of the Seller in and to the Mortgaged Property covered by such Mortgage.
“Loan Documents” shall mean, with respect to a Loan, the documents comprising the Mortgage File for such Loan, including any Cooperative Loan Documents.
“Loan Schedule” shall mean a list in electronic format setting forth as to each Eligible Loan the fields mutually agreed to by Agent and Seller, any other information reasonably required by Agent and any other additional applicable information to be provided in the Loan Schedule pursuant to the Custodial Agreement.
“Loan-to-Value Ratio” and “LTV” shall mean, with respect to any Loan, the ratio of the outstanding principal amount of such Loan at the time of origination to the Appraised Value of the related Mortgaged Property at origination of such Loan.
“Location” shall mean, with respect to an eNote, the location of such eNote which is established by reference to the MERS eRegistry.
“Margin Call” shall have the meaning assigned thereto in Section 6(a) hereof.
“Margin Deficit” shall have the meaning assigned thereto in Section 6(a) hereof.
“Market Value” shall mean, with respect to any Purchased Asset as of any date of determination, the fair market value of such Purchased Asset on such date as determined in good faith by Agent (based

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on the pricing that Agent (or an Affiliate thereof) uses for comparable mortgage loans and similarly situated counterparties), taking into account such factors as Agent deems appropriate, including, without limitation, available objective indications of value, to the extent deemed by Agent to be reliable and applicable to the related Purchased Asset and the Seller. Agent’s good faith determination of Market Value will be conclusive and binding on the parties absent manifest error; provided, that the Market Value of a Purchased Asset shall be capped at the outstanding principal balance of such Purchased Asset; provided, further, that any Purchased Asset that is not an Eligible Loan shall automatically have a Market Value of zero Dollars ($0).
“Material Adverse Effect” shall mean (i) a material adverse effect on Seller’s consolidated financial condition or business operations or Property, or (ii) any other event which in the case of this clause (ii) adversely affects the Seller’s ability to perform under the Program Documents to which it is a party or satisfy, in all material respects, its obligations, representations, warranties and covenants under the Program Documents to which it is a party, taken as a whole.
“Maturity Date” shall have the meaning assigned to such term in the Pricing Side Letter.
“Maximum Aggregate Purchase Price” shall have the meaning assigned thereto in the Pricing Side Letter.
“Maximum Leverage Ratio” shall have the meaning assigned thereto in the Pricing Side Letter.
“MERS” shall mean Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.
“MERS eDelivery” shall mean the transmission system operated by the Electronic Agent that is used to deliver eNotes, other Electronic Records and data from one MERS eRegistry member to another using a system-to-system interface and conforming to the standards of the MERS eRegistry.
“MERS eRegistry” shall mean the electronic registry operated by the Electronic Agent that acts as the legal system of record that identifies the Controller, Delegatee and Location of the Authoritative Copy of registered eNotes.
“MERS Identification Number” shall mean the number permanently assigned to each MERS Loan.
“MERS System” shall mean the mortgage electronic registry system operated by the Electronic Agent that tracks changes in Mortgage ownership, mortgage servicers and servicing rights ownership.
“MERS Loan” shall mean any Loan as to which the related Mortgage or Assignment of Mortgage has been recorded in the name of MERS, as agent for the holder from time to time of the Note.
“Minimum Adjusted Tangible Net Worth” shall have the meaning assigned to such term in the Pricing Side Letter.
“Minimum Liquidity Amount” shall have the meaning assigned to such term in the Pricing Side Letter.
“Monthly Payment” shall mean the scheduled monthly payment of principal and interest on a Loan as adjusted in accordance with changes in the Mortgage Interest Rate pursuant to the provisions of the Note for an Adjustable Rate Loan.
“Moody’s” shall mean Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage” shall mean, with respect to a Loan, the mortgage, deed of trust or other instrument, which creates a First Lien on the fee simple or leasehold estate in such real property, which secures the Note.

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“Mortgage File” shall have the meaning assigned thereto in the Custodial Agreement.
“Mortgage Interest Rate” shall mean the annual rate of interest borne on a Note, which shall be adjusted from time to time with respect to Adjustable Rate Loans.
“Mortgaged Property” shall mean the real property (including all improvements, buildings and fixtures thereon and all additions, alterations and replacements made at any time with respect to the foregoing) securing repayment of the debt evidenced by a Note or, in the case of any Cooperative Loan, the Cooperative Shares and the Proprietary Lease.
“Mortgagee” shall mean the record holder of a Note secured by a Mortgage.
“Mortgagor” shall mean the obligor or obligors on a Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder.
“Net Income” shall mean, for any period, the net income of the applicable Person for such period as determined in accordance with GAAP.
“Netting Agreement” shall mean that certain Margin, Setoff and Netting Agreement, to be entered into among Agent, Seller and Nomura Securities International, Inc., as may be amended, restated, supplemented or otherwise modified from time to time.
“Non-Affiliate Buyer” shall have the meaning set forth in Section 39 hereof.
“Non-Affiliate MRA” shall have the meaning set forth in Section 39 hereof.
“Non-Affiliate Transactions” shall have the meaning set forth in Section 39 hereof.

“Non-Disclosure Agreement” shall mean a non-disclosure agreement substantially in the form of Exhibit E hereto, or as otherwise reasonably agreed to by Seller and the applicable Buyer.
“Note” shall mean, with respect to any Loan, the related promissory note, including an eNote, together with all riders thereto and amendments thereof or other evidence of such indebtedness of the related Mortgagor. For the avoidance of doubt, with respect to any Loan which is a CEMA Loan, the “Note” with respect to such Loan shall be the CEMA Consolidated Note.
“Obligations” shall mean (a) the Seller’s obligation to pay the Repurchase Price on the Repurchase Date and other obligations and liabilities of the Seller to Agent, Buyers, its Affiliates, or the Custodian arising under, or in connection with, the Program Documents, whether now existing or hereafter arising; (b) any and all sums paid by Agent and/or Buyers or on behalf of Agent and/or Buyers pursuant to the Program Documents in order to preserve any Purchased Asset or its interest therein; (c) in the event of any proceeding for the collection or enforcement of the Seller’s indebtedness, obligations or liabilities referred to in clause (a), the reasonable out-of-pocket expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Asset, or of any exercise by Agent and/or Buyers or any Affiliate of Agent or any Buyer of its rights under the Program Documents, including without limitation, reasonable attorneys’ fees and disbursements and court costs; and (d) the Seller’s indemnity obligations to Agent and/or Buyers pursuant to the Program Documents.
“OFAC” shall have the meaning provided in Section 12(dd) hereof.
“Other Taxes” shall mean any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any excise, sales, goods and services or transfer taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, performance, assignment, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Program Document.

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“Permitted Non-Qualified Mortgage Loan” shall have the meaning assigned to such term in the Pricing Side Letter.
“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).
“Plan” shall mean any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), including any single-employer plan or multiemployer plan (as such terms are defined in Sections 400(a)(15) and 4001(a)(3) of ERISA, respectively), that is subject to Title IV of ERISA or Section 412 of the Code.
“PMI Policy” shall mean a policy of primary mortgage guaranty insurance issued by a Qualified Insurer.
“Post-Default Rate” shall mean, in respect of the Repurchase Price for any Transaction or any other amount under this Agreement, or any other Program Document that is not paid when due to Buyer (whether at stated maturity, by acceleration or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to [***] per annum, plus the Pricing Rate otherwise applicable to such Loan.
“Power of Attorney” shall mean a power of attorney in form and substance acceptable to Agent.
“Price Differential” shall mean, with respect to each Transaction as of any date of determination, the aggregate amount obtained by daily application of the Pricing Rate (or during the continuation of an Event of Default, by daily application of the Post-Default Rate) for such Transaction to the Purchase Price for such Transaction on a 360-day-per-year basis for the actual number of days elapsed during the period commencing on (and including) the Purchase Date and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential in respect of such period previously paid by the Seller to Buyer with respect to such Transaction).
“Price Differential Payment Amount” shall have the meaning provided in Section 4(c) hereof.
“Price Differential Payment Date” shall have the meaning provided in Section 4(c) hereof.
“Pricing Rate” shall mean, as of any date of determination, an amount equal to the sum of (a) the greater of (i) the applicable LIBOR Rate (reset daily) as of such date of determination and (ii) [***] plus (b) the Applicable Margin. The Pricing Rate is calculated on the basis of a 360-day year and the actual number of days elapsed between the Purchase Date and the Repurchase Date.
“Pricing Side Letter” shall mean the most recently executed pricing side letter, between the Seller and Agent referencing this Agreement and setting forth the pricing terms and certain additional terms with respect to this Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time, and the terms of which are incorporated herein as if fully set forth.
“Program Documents” shall mean this Agreement, the Custodial Agreement, any Servicing Agreement, the Pricing Side Letter, the Netting Agreement, any Instruction Letter, the Intercreditor Agreement, the Joint Securities Account Control Agreement, the Joint Account Control Agreement, the Electronic Tracking Agreement, the Power of Attorney, and any other agreement entered into by the Seller, on the one hand, and Agent, any Buyer and/or any of its respective Affiliates or Subsidiaries (or Custodian on its behalf) on the other, in connection herewith or therewith.
“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

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“Proprietary Lease” shall mean a lease on (or occupancy agreement with respect to) a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Shares or Seller in such Cooperative Unit.
“Purchase Date” shall mean, with respect to each Transaction, the date on which Purchased Assets are sold by the Seller to Agent for the benefit of Buyers or its designee hereunder.
“Purchase Price” shall mean, with respect to a Purchased Asset, the price at which such Purchased Asset is transferred by the Seller to Agent for the benefit of Buyers in a Transaction, which shall be equal to the product of (i) the Applicable Percentage and (ii) the lesser of (A) the outstanding principal amount of the related Purchased Asset and (B) the Market Value of the related Purchased Asset.
“Purchased Assets” shall mean any of the following assets sold by the Seller to Agent for the benefit of Buyers in a Transaction on a servicing-released basis: the Loans purchased by Agent for the benefit of Buyers on the related Purchase Date, together with the related Servicing Records, the related Servicing Rights (which were sold by the Seller and purchased by Agent for the benefit of Buyers on the related Purchase Date), and with respect to each Loan, such other property, rights, titles or interest as are specified on a related Transaction Notice, and all instruments, chattel paper, and general intangibles comprising or relating to all of the foregoing. The term “Purchased Assets” with respect to any Transaction at any time shall also include Substitute Assets delivered pursuant to Section 16 hereof.
“Purchased Items” shall have the meaning assigned thereto in Section 8(a) hereof.
“QM Rule” shall mean 12 C.F.R. § 1026.43(d) or (e), or any successor rule or regulation, including all applicable official staff commentary.
“Qualified Insurer” shall mean an insurance company duly qualified as such under the laws of each applicable state in which Mortgaged Property it insures is located, duly authorized and licensed in each such state to transact the applicable insurance business and to write the insurance provided, and approved as an insurer by Fannie Mae, Ginnie Mae, FHA, VA, RHS and Freddie Mac, if required, and which is approved by Agent.
“Qualified Mortgage” shall mean a Loan that satisfies the criteria for a “qualified mortgage” as set forth in the QM Rule.
“Qualified Originator” shall mean an originator of Loans which is acceptable under the Agency Guidelines.
“Reacquired Assets” shall have the meaning assigned thereto in Section 16 hereof.
“Recognition Agreement” shall mean, with respect to a Cooperative Loan, an agreement executed by a Cooperative Corporation which, among other things, acknowledges the lien of the Mortgage on the Mortgaged Property in question.
“Records” shall mean all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by the Seller or any other person or entity with respect to a Purchased Asset. Records shall include, without limitation, the Notes, any Mortgages, the Mortgage Files, the Servicing File, and any other instruments necessary to document or service a Loan that is a Purchased Asset, including, without limitation, the complete payment and modification history of each Loan that is a Purchased Asset.
“Register” shall have the meaning provided in Section 38(e) hereof.
“Related Security” shall have the meaning assigned thereto in Section 8(a) hereof.
“Repledge Securitization” shall have the meaning provided in Section 37(a) hereof.

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“Repurchase Date” shall mean the date on which the Seller is to repurchase the Purchased Assets subject to a Transaction from Agent for the benefit of Buyers which shall be the earliest of (i) the Termination Date, (ii) the date set forth in the applicable Confirmation, or (iii) any date determined by application of the provisions of Sections 3(f), 15 or 19 hereof
“Repurchase Price” shall mean, the sum of (i) the outstanding Purchase Price and (ii) the outstanding Price Differential as of such date of determination.
“Requirement of Law” shall mean, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Required Delivery Item” shall have the meaning assigned thereto in Section 3(a) hereof.
“Required Delivery Time” shall have the meaning assigned thereto in Section 3(a) hereof.
“Required Purchase Time” shall have the meaning assigned thereto in Section 3(c) hereof.
“Required Recipient” shall have the meaning assigned thereto in Section 3(a) hereof.
“Rescission” shall mean the right of a Mortgagor to rescind the related Note and related documents pursuant to applicable law.
“Responsible Officer” shall mean, as to any Person, the chief executive officer, general counsel or, with respect to financial matters, the chief financial officer of such Person and in the case of Seller, in addition to such officers, any other manager, director or officer responsible for the administration or maintenance of this Agreement and the other Program Documents; provided, that in the event any such officer is unavailable at any time he or she is required to take any action hereunder, Responsible Officer shall mean any officer authorized to act on such matter.
“RHS” shall mean the Rural Housing Service of the U.S. Department of Agriculture or any successor.
“RHS Approved Lender” shall mean a lender which is approved by RHS to act as a lender in connection with the origination of RHS Loans.
“RHS Guaranty” shall mean with respect to an RHS Loan, the agreements evidencing the guaranty of such Loan by RHS.
“RHS Loan” shall mean a Loan originated in accordance with the RHS Section 502 Single Family Housing Guaranteed Loan Program, which Loan is subject to an RHS Guaranty commitment and eligible for delivery to an Agency for sale or inclusion in a mortgage backed securities loan pool.
“RHS Regulations” shall mean the regulations, guidelines, instructions, policies and procedures adopted and implemented by RHS and applicable to (i) the origination and servicing of RHS Loans and (ii) the issuance and validity RHS Guaranties, in each case as such regulations, guidelines, instructions, policies and procedures may be revised or modified and in effect from time to time.
“Rocket Mortgage” shall mean Rocket Mortgage, LLC, a Michigan limited liability company.
“S&P” shall mean Standard and Poor’s Ratings Group and any successor thereto.
“Scheduled Unavailability Date” shall have the meaning assigned thereto in Section 3(e) hereof.
“Section 404 Notice” shall mean the notice required pursuant to Section 404 of the Helping Families Save Their Homes Act of 2009 (P.L. 111-22), which amends 15 U.S.C. §§ 1641 et seq., to be

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delivered by a creditor that is an owner or an assignee of a Loan to the related Mortgagor within thirty (30) days after the date on which such Loan is sold or assigned to such creditor.
“Security” shall mean a fully-modified pass-through mortgage-backed security, including a participation certificate, that is (i) (a) guaranteed by Ginnie Mae or (b) issued by Fannie Mae or Freddie Mac and (ii) backed or collateralized by, or representing an interest in, a pool of Loans.
“Security Agreement” shall mean the specific security agreement creating a security interest on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease securing a Cooperative Loan.
“Security Release Certification” shall mean a security release certification in substantially the form set forth in Exhibit D hereto.
“Seller Termination” shall have the meaning assigned thereto in Section 3(g) hereof.
“Servicer” shall mean the Seller in its capacity as servicer or master servicer of such Loans or such other servicer as mutually acceptable to Agent and the Seller.
“Servicing Agent” shall mean, with respect to an eNote, the field entitled, “Servicing Agent” in the MERS eRegistry.
“Servicing Agreement” shall have the meaning provided in Section 42(c) hereof.
“Servicing File” shall mean, with respect to each Loan, the file retained by the Seller (in its capacity as Servicer) consisting of all documents that a prudent servicer would have, including copies of all documents necessary to service the Loans.
“Servicing Records” shall have the meaning assigned thereto in Section 42(b) hereof.
“Servicing Rights” shall mean contractual, possessory or other rights of the Seller or any other Person, whether arising under the Servicing Agreement, the Custodial Agreement or otherwise, to administer or service a Purchased Asset or to possess related Servicing Records.
“Servicing Transmission” shall mean a computer-readable magnetic or other electronic format transmission acceptable to the parties containing the information mutually agreed to by Agent and Seller.

“Similar Law” shall have the meaning provided in Section 12(cc) hereof.
“Subservicer” shall have the meaning provided in Section 42(c) hereof.
“Subsidiary” shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.
“Substitute Assets” shall have the meaning assigned thereto in Section 16 hereof.
“Successor Rate” shall have the meaning assigned thereto in Section 3(e) hereof.
“Successor Rate Conforming Changes” shall mean, with respect to any proposed Successor Rate, any spread adjustments or other conforming changes to the timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the commercially reasonable good faith discretion of Agent and consented to by the Seller (such consent not to be

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unreasonably withheld), to reflect the adoption of such Successor Rate and to permit the administration thereof by Agent in a manner substantially consistent with market practice.
“Takeout Commitment” shall mean, with respect to any Loan, (i) a commitment issued by a Takeout Investor in favor of the Seller pursuant to which such Takeout Investor agrees to purchase such Loan or a Security at a specific price on a forward delivery basis, (ii) an assignable commitment (where available) issued by an Agency in favor of the Seller pursuant to which such Agency, as applicable, agrees to (a) purchase such Loan at a specific or formula price on a forward delivery basis or (b) swap, exchange or sell one or more identified Loans with an Agency for a Security, and (iii) an assignable commitment (where available) issued by a Takeout Investor in favor of the Seller pursuant to which the Takeout Investor, as applicable, agrees to purchase a Security from Seller.
“Takeout Investor” shall mean a third party which has agreed to purchase Loans or Securities pursuant to a Takeout Commitment; provided that to the extent Purchased Assets are sent pursuant to a bailee letter with a third party bailee that is not a nationally known bank prior to purchase, such third-party bailee must be approved by Agent in its good faith discretion.
“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” shall mean the earliest of (i) the Maturity Date, (ii) a Seller Termination, (iii) at the option of Agent, the date determined by application of Section 19 hereof, or (iv) such date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.
“TILA-RESPA Integrated Disclosure Rule” shall mean the Truth-in-Lending Act and Real Estate Settlement Procedures Act Integrated Disclosure Rule, adopted by the Consumer Finance Protection Bureau, which is effective for residential mortgage loan applications received on or after October 3, 2015.
“Transaction” shall have the meaning assigned thereto in Section 1 hereof.
“Transaction Notice” shall mean a written or electronic request by the Seller delivered to Agent to enter into a Transaction hereunder, which may be delivered electronically in the form of a Loan Schedule.
“Transfer” shall have the meaning provided in Section 13(m) hereof.
“Transfer of Control” shall mean, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Controller of such eNote.
“Transfer of Control and Location” shall mean, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Controller and Location of such eNote.
“Transfer of Location” shall mean, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Location of such eNote.
“Transferable Record” shall mean an Electronic Record under E-SIGN and UETA that (i) would be a note under the UCC if the Electronic Record were in writing, (ii) the issuer of the Electronic Record has expressly agreed is a “transferable record”, and (iii) for purposes of E-SIGN, relates to a loan secured by real property.
“Trust Receipt” shall have the meaning provided in the Custodial Agreement.
“UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Purchased Items is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” shall mean the Uniform

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Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.
“UETA” shall mean the Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999.
“UG Change Notice” shall have the meaning assigned to such term in Section 13(b) hereof.
“Unauthorized Servicing Agent Modification” shall have the meaning set forth in the Custodial Agreement.

“Uncommitted Amount” shall have the meaning assigned thereto in the Pricing Side Letter.
“Underwriting Guidelines” shall mean any underwriting guidelines (in addition to the Agency Guidelines) of the Seller applicable to the Loans, in effect as of the date of this Agreement including any amendments or modifications thereto (each of which shall have been and continue to be delivered by Seller to Buyer), as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.
“USC” shall mean the United States Code, as amended.
“U.S. Treasury Securities” shall mean securities not subject to prepayment, call or early redemption which are direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America issued by the U.S. Department of the Treasury, the obligations of which are backed by the full faith and credit of the United States of America, which qualify under Section 1.860G-2(a)(8) of the regulations promulgated by the U.S. Department of the Treasury.
“VA” shall mean the U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Secretary of Veterans Affairs.
“VA Loan” shall mean a Loan that is eligible to be the subject of a VA Loan Guaranty Agreement as evidenced by a VA Loan Guaranty Agreement.
“VA Loan Guaranty Agreement” shall mean the obligation of the United States to pay a specific percentage of a Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen’s Readjustment Act, as amended.
“Wet Aged Report” shall have the meaning assigned thereto in Section 3(a)(ii) hereof.
“Wet-Ink Loan” shall mean a Loan that is closed in part, either directly or indirectly, with the Purchase Price paid by Agent for the benefit of Buyers for such Loan and for which Custodian has not yet received a complete Mortgage File. A Loan shall cease to be a Wet-Ink Loan on the date on which Agent for the benefit of Buyers has received a Trust Receipt and a Loan Schedule and Exception Report from Custodian with respect to such Loan confirming that Custodian has physical possession of the related Mortgage File (as defined in the Custodial Agreement) and that there are no Exceptions (as defined in the Custodial Agreement) with respect to such Loan.
“Wet-Ink Transaction” shall mean a Transaction in which a Wet-Ink Loan is the Purchased Asset. A Wet-Ink Transaction shall cease to be a Wet-Ink Transaction on the date that the underlying Wet-Ink Loan ceases to be a Wet-Ink Loan (in accordance with the definition thereof).
“Yield Protection Notice” shall have the meaning assigned thereto in Section 5(f) hereof.
(b)Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and

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reports as to financial matters required to be delivered to Agent hereunder shall be prepared, in accordance with GAAP.
(c)Interpretation. The following rules of this Section 2(c) apply unless the context requires otherwise. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to a subsection, Section, Annex or Exhibit is, unless otherwise specified, a reference to a Section of, or annex or exhibit to, this Agreement. A reference to a party to this Agreement or another agreement or document includes the party’s successors and permitted substitutes or assigns. A reference to an agreement or document (including any Program Document) is to the agreement or document as amended, modified, novated, supplemented or replaced, except to the extent prohibited thereby or by any Program Document and in effect from time to time in accordance with the terms thereof. A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it. A reference to writing includes a facsimile transmission, electronic mail and any means of reproducing words in a tangible and visible form. A reference to conduct includes, without limitation, an omission, statement or undertaking, whether or not in writing. The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” is not limiting and means “including without limitation”. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.
A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in computer disk form.
This Agreement is the result of negotiations between, and has been reviewed by counsel to, Agent, Buyers and the Seller, and is the product of all parties. In the interpretation of this Agreement, no rule of construction shall apply to disadvantage one party on the ground that such party proposed or was involved in the preparation of any particular provision of this Agreement or this Agreement itself. Except where otherwise expressly stated, Agent may give or withhold, or give conditionally, approvals and consents and may form opinions and make determinations at its absolute discretion. Any requirement of discretion or judgment by Agent shall not be construed to require Agent to request or await receipt of information or documentation not immediately available from or with respect to the Seller, a servicer of the Purchased Assets, any other Person or the Purchased Assets themselves.
3.THE TRANSACTIONS
(a)Subject to the terms and conditions of the Program Documents, Agent on behalf of Buyers shall, with respect to the Committed Amount, and may in its sole discretion, with respect to the Uncommitted Amount, from time to time, enter into Transactions with an aggregate Purchase Price for all Purchased Assets acquired by Agent on behalf of Buyers and subject to outstanding Transactions at any one time not to exceed the Maximum Aggregate Purchase Price. Subject to the terms and conditions of the Program Documents, Agent on behalf of Buyers shall have the obligation to enter into Transactions with an aggregate outstanding Purchase Price of up to the Committed Amount and shall have no obligation to enter into Transactions with respect to the Uncommitted Amount; provided that Agent shall provide Seller with at least ten (10) Business Days’ prior written notice before exercising its discretion to cease entering into Transactions with Seller for all or any portion of the Uncommitted Amount. Unless otherwise agreed to between Agent and the Seller in writing, all purchases of Eligible Loans subject to outstanding Transactions at any one time shall be first deemed committed up to the Committed Amount and then the remainder, if any, shall be deemed uncommitted up the Uncommitted Amount. Except as otherwise expressly set forth in this Agreement, neither Agent nor any Buyer shall have the right, however, to terminate any Transactions with respect to the Uncommitted Amount after the Purchase Date until the related Repurchase Date. Unless otherwise agreed, with respect to any Loan other than a Wet-Ink Loan, the Seller shall request that Agent on behalf of Buyers enter into a Transaction with respect to any Purchased Asset by delivering to the indicated required parties (each, a “Required Recipient”) the required delivery items (each, a “Required Delivery Item”) set forth in the table below by the corresponding required delivery time (the “Required Delivery Time”):

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Purchased Asset Type	Required Delivery Items	Required Delivery Time	Required Recipient	Required Purchase Time
Eligible Loans	(i) a Transaction Notice, appropriately completed, and (ii) a Loan Schedule	No later than 11:00 a.m. (Eastern time) on the Business Day of the requested Purchase Date	Agent	No later than 4:30 p.m. (Eastern time) on the requested Purchase Date
	(i) a Loan Schedule and (ii) the Mortgage File for each Loan proposed to be included in such Transaction	No later than 2:00 p.m. (Eastern time) on the Business Day of the requested Purchase Date	Custodian
At the Seller’s option, the Seller may provide an estimate of the next day Loan funding to be delivered to the Agent and Disbursement Agent.
In addition to the foregoing, with respect to each eNote the Seller shall cause (on or prior to 11:00 a.m. (Eastern time) on the requested Purchase Date), (i) the Authoritative Copy of the related eNote to be delivered to the eVault via a secure electronic file, (ii) the Controller status of the related eNote to be transferred to Agent, (iii) the Location status of the related eNote to be transferred to Custodian, and (iv) the Delegatee status of the related eNote to be transferred to Custodian, in each case using MERS eDelivery and the MERS eRegistry.
Each Transaction Notice shall include a Loan Schedule. Agent will confirm the terms of such Transaction, including the proposed Purchase Date, Purchase Price and Pricing Rate, by sending to the Seller, in electronic or other format, a “Confirmation”, no later than 12:30 p.m. (Eastern time) on the requested Purchase Date, which will be confirmed electronically (by email or otherwise) by Seller prior to Agent on behalf of Buyers entering into such Transaction. Any such Transaction Notice and the related Confirmation, together with this Agreement, shall constitute conclusive evidence, absent manifest error, of the terms agreed to between Agent on behalf of Buyers and the Seller with respect to the Transaction to which the Transaction Notice and Confirmation, if any, relates. By entering in to a Transaction with Agent on behalf of Buyers, the Seller consents to the terms set forth in any related Confirmation.
(b)Pursuant to the Custodial Agreement, the Custodian shall review the applicable documents in the applicable Mortgage Files delivered prior to 2:00 p.m. (Eastern time) by the Seller on any Business Day on the same day. Not later than 3:00 p.m. (Eastern time) on each Business Day, the Custodian shall deliver to Agent, via Electronic Transmission acceptable to Agent, the Custodial Loan Transmission showing the status of all Loans then held by the Custodian, including but not limited to an Exception Report showing all Loans which are subject to Exceptions, and the time the related Loan Documents have been released pursuant to Section 5(a) or 7(a) of the Custodial Agreement. In addition, in accordance with the Custodial Agreement the Custodian shall deliver to Agent upon the initial Transaction, a Trust Receipt with a Custodial Loan Transmission attached thereto. Each Custodial Loan Transmission subsequently delivered by the Custodian to Agent shall supersede and cancel the Custodial Loan Transmission previously delivered by the Custodian to Agent under the Custodial Agreement, and shall replace the Custodial Loan Transmission that is then appended to the Trust Receipt and shall control and be binding upon Agent, Seller, and the Custodian. The Trust Receipt shall be delivered in accordance with the terms of the Custodial Agreement.
(c)Upon the Seller’s request to enter into a Transaction pursuant to Section 3(a) hereof, Agent on behalf of Buyers shall with respect to the Committed Amount and may in its sole and absolute discretion with respect to the Uncommitted Amount, assuming all conditions precedent set forth in this Section 3 and in Sections 9(a) and 9(b) hereof have been met, and provided no Default or Event of Default shall have occurred and be continuing, not later than the required time on the requested Purchase Date set forth in the table above (the “Required Purchase Time”) purchase the Eligible Loans included in the related Transaction Notice by transferring, via wire transfer (pursuant to the related wire transfer instructions set forth on Exhibit F hereto) in immediately available funds, the Purchase Price. The Seller acknowledges and agrees that the Purchase Price paid in connection with any Purchased Asset that is purchased in any Transaction includes a premium allocable to the portion of such Purchased Asset that constitutes the related Servicing Rights. The Servicing Rights and other servicing provisions under this

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Agreement are not severable from or to be separated from the Purchased Assets under this Agreement, and such Servicing Rights and other servicing provisions of this Agreement constitute (a) “related terms” under this Agreement within the meaning of Section 101(47)(A)(i) of the Bankruptcy Code and/or (b) a security agreement or other arrangement or other credit enhancement related to this Agreement within the meaning of Section 101(47)(A)(v) of the Bankruptcy Code.
(d)With respect to any request for a Wet-Ink Transaction, the provisions of this Section 3(d) shall be applicable.
(i)Unless otherwise agreed, Seller shall request that Agent on behalf of Buyers enter into a Wet-Ink Transaction with respect to any Purchased Asset that is a Wet-Ink Loan by delivering to Agent a Transaction Notice, appropriately completed, and to Agent and Custodian a Loan Schedule by 4:00 p.m. (Eastern time) on the Business Day of the requested Purchase Date.
(ii)On the requested Purchase Date for a Wet-Ink Transaction, Seller may deliver to Agent with a copy to Custodian, no more than five (5) transmissions. The latest transmission must be received by Agent no later than 4:00 p.m. (Eastern time), on such Purchase Date. Such Transaction Notice shall specify the requested Purchase Date.
(iii)Seller shall deliver (or cause to be delivered) and release to Custodian the Mortgage File pertaining to each such Wet-Ink Loan subject to the requested Transaction on or before the date that is twelve (12) Business Days following the applicable Purchase Date in accordance with the terms and conditions of the Custodial Agreement. Subject to the terms of the Custodial Agreement, on the applicable Purchase Date and on each Business Day following the applicable Purchase Date, no later than 5:00 p.m. (Eastern time) pursuant to the Custodial Agreement, Custodian shall deliver to Agent and Seller by email a schedule listing each Wet-Ink Loan subject to a Transaction with respect to which the complete Mortgage File has not been received by Custodian (the “Wet-Aged Report”). Agent may confirm that the information in the Wet-Aged Report is consistent with the information provided to Agent pursuant to Section 3(d)(i).
(iv)Upon Seller’s request for a Transaction pursuant to Section 3(d)(i), Agent on behalf of Buyers shall (with respect to the Committed Amount) and may in its sole and absolute discretion (with respect to the Uncommitted Amount), upon satisfaction of all conditions precedent set forth in this Section 3 and in Sections 9(a) and 9(b), and provided that no Default or Event of Default shall have occurred and be continuing, enter into a Transaction with Seller on the requested Purchase Date, in the amount so requested.
(v)Subject to this Section 3 and Sections 9(a) and 9(b), such Purchase Price will then be made available by Custodian transferring at the direction of Agent on behalf of Buyers, via wire transfer, the amount of such Purchase Price from the account of Agent on behalf of Buyers maintained with Custodian to the account of the designated Closing Agent pursuant to disbursement instructions provided by Seller on the electronic system maintained by Custodian; provided, however, that (i) Agent has been provided such disbursement instructions and shall not have rejected, in its reasonable discretion, any wiring location, (ii) Custodian shall not, in any event, (A) transfer funds to Seller or any Affiliate of Seller (other than Amrock LLC or one of its Subsidiaries in its capacity as Closing Agent) or (B) transfer funds in excess of the original principal balance of the related Wet-Ink Loan. Upon notice from the Closing Agent to Seller that the related Wet-Ink Loan was not originated, the Wet-Ink Loan shall be removed from the list of Eligible Loans and the Closing Agent shall immediately return the funds via wire transfer to the account of Agent on behalf of Buyers maintained with Custodian. Seller shall notify Agent if a Wet-Ink Loan was not originated and has been removed from the list of Eligible Loans.
(e)Anything herein to the contrary notwithstanding, if Agent determines in its commercially reasonable discretion that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining any LIBOR Rate, LIBOR Rates are no longer in existence, or a Governmental Authority having jurisdiction over Agent or any Buyer has made a public statement identifying a specific date after which any LIBOR Rate shall no longer be made available or used for

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determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), Agent shall give prompt notice thereof to Seller, whereupon the Applicable Pricing Rate from the date specified in such notice (and Agent shall use good faith efforts to ensure that such date specified is at least ninety (90) days (but in no event less than forty-five (45) days) prior to such anticipated Scheduled Unavailability Date), until such time as the notice has been withdrawn by Agent, shall be an alternative benchmark rate (including any mathematical or other adjustments to the benchmark rate (if any) incorporated therein) (any such rate, a “Successor Rate”), together with any proposed Successor Rate Conforming Changes, as determined by Agent in its commercially reasonable discretion and consented to by the Seller (such consent not to be unreasonably withheld) prior to such Scheduled Unavailability Date. The Successor Rate will be determined by Agent (subject to the consent of the Seller) with due consideration to the then prevailing market practice for determining a rate of interest for newly originated commercial loans in the United States and in a manner and format consistent with Agent or the applicable Buyer’s established business practices relating to entities similar to Agent or such Buyer, as applicable, and to purchased assets similar to the Loans, and may reflect appropriate mathematical or other adjustments to account for the transition from the One-Month LIBOR Rate to the Successor Rate (including any Successor Rate Conforming Changes); provided, further, that the foregoing shall only apply to repurchase transactions that are under the supervision of the New York structured finance group of Agent or such Buyer, as applicable. If Seller and Agent are unable to mutually agree upon a Successor Rate and Successor Rate Conforming Changes by the Scheduled Unavailability Date, then Agent’s determination of Successor Rate and Successor Rate Conforming Changes shall govern; provided that Seller, by delivery of written notice to the Agent, within forty five (45) days following the Scheduled Unavailability Date, may terminate the Program Documents, effective upon repurchase of all (but not a portion) of the aggregate Purchased Assets by repayment of the Repurchase Price therefor and payment of all other Obligations outstanding under the Program Documents.
(f)The Seller shall repurchase, and Agent on behalf of Buyers shall sell, Purchased Assets from Agent on behalf of Buyers on each related Repurchase Date. Each obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Asset (but liquidation or foreclosure proceeds received by Agent on behalf of Buyers shall be applied to reduce the Repurchase Price for such Purchased Asset). Upon receipt of the Repurchase Price in full therefor and provided that no Default or Event of Default shall have occurred and be continuing, Agent on behalf of Buyers is obligated to deliver (or cause its designee to deliver) physical possession of the Purchased Assets (or Control with respect to eMortgage Loans) to Seller or its designee on the related Repurchase Date. Upon such transfer of the Loans back to Seller, ownership of each Loan, including each document in the related Mortgage File and Records, is vested in Seller. Notwithstanding the foregoing, if such release and termination gives rise to or perpetuates a Margin Deficit, Agent shall notify the Seller of the amount thereof and the Seller shall thereupon satisfy the Margin Call in the manner specified in Section 6(b), following which Agent shall promptly perform its obligations as set forth above in this Section 3(f). Notwithstanding anything herein to the contrary, Seller shall have the right to repurchase any or all of the Purchased Assets at any time upon one (1) Business Day’s prior notice to Agent, without incurring breakage fees.
(g)On any Repurchase Date, the Seller may, without cause and for any reason whatsoever, terminate this Agreement and effectuate a repurchase of all Purchased Assets then subject to Transactions at the related aggregate Repurchase Price (a “Seller Termination”); provided that Seller shall (i) exercise such termination rights in good faith, and (ii) remit the Repurchase Price for such Purchased Assets and satisfy all other outstanding Obligations within one (1) Business Day of such Repurchase Date. The Seller hereby acknowledges and agrees that upon the occurrence of a Seller Termination, the Seller shall not be entitled to repayment or reimbursement of any fees, costs or expenses paid by the Seller to Agent or any Buyer under this Agreement or any other Program Document, unless otherwise expressly provided for under this Agreement; provided that as a condition to such Seller Termination, Seller shall remit to NCFA Buyer all unpaid installments of the Commitment Fee.
4.PAYMENTS; COMPUTATION
(a)Payments. Except to the extent otherwise provided herein, all payments to be made by the Seller under this Agreement shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Agent or any Buyer in accordance with the wire instructions set

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forth on Exhibit C hereto, not later than 2:00 p.m. (Eastern time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).
(b)Prepayment: Seller may remit to Agent for the benefit of Buyers funds up to the then outstanding Purchase Price to be applied as of the date such funds are received by Agent for the benefit of Buyers towards the aggregate outstanding Purchase Price of Purchased Assets subject to outstanding Transactions on a pro rata basis or as otherwise designated by (x) unless an Event of Default has occurred and is continuing, the Seller, or (y) if an Event of Default has occurred and is continuing, the Agent. The Price Differential shall be applied, and shall accrue on the Purchase Price then outstanding, after such application of such funds as provided in the preceding sentence, subject to Section 4(c) below. Agent for the benefit of Buyers shall credit the entire amount of such prepayment to the outstanding Purchase Price and not to any accrued Price Differential if such prepayment of Repurchase Price is made by Seller on a day other than the Termination Date.
(c)Computations. The Price Differential shall be computed on the basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.
(d)Price Differential Payment Amount. Seller hereby promises to pay to Agent for the benefit of Buyers, Price Differential on the unpaid Repurchase Price of each Purchased Asset subject to a Transaction for the period from and including the Purchase Date of such Purchased Asset to but excluding the Repurchase Date of such Purchased Asset; provided, that in no event shall the Pricing Rate used to calculate the Price Differential exceed the maximum rate permitted by law. Accrued and unpaid Price Differential on each Transaction shall be payable monthly on the sixth (6th) calendar day of each month (or if such day is not a Business Day, the immediately following Business Day) and for the last month of this Agreement on the Termination Date (each such date, a “Price Differential Payment Date”). On a calendar monthly basis and on the Termination Date, Agent shall determine the total accrued and unpaid Price Differential (the “Price Differential Payment Amount”) during the preceding calendar month for all Purchased Assets subject to all outstanding Transactions during such period (or with respect to the initial period, from the Effective Date through the end of the calendar month in which the Effective Date occurs, and with respect to the Termination Date, during the period from the date through which the last Price Differential Payment Amount calculation was made to the Termination Date). Agent shall provide written notice to Seller after the end of the applicable calendar month or the Termination Date, as applicable, of the Price Differential Payment Amount and of its calculation of such Price Differential Payment Amount. Following such written notice from Agent, Seller shall have five (5) calendar days (or if such fifth (5th) calendar day is not a Business Day, until the immediately following Business Day) to review Agent’s calculation of the Price Differential Payment Amount. On the sixth (6th) calendar day (or if such day is not a Business Day, the immediately following Business Day) following Agent’s written notice of its calculation of the Price Differential Payment Amount, Seller shall pay the Price Differential Payment Amount to Agent for the benefit of Buyers. All payments shall be made to Agent for the benefit of Buyers in Dollars, in immediately available funds.
5.TAXES; TAX TREATMENT; Requirements of LAW
(a)All payments made by the Seller to any Buyer and/or Agent or a Buyer or Agent assignee under this Agreement or under any Program Document shall be made free and clear of, and without deduction or withholding for or on account of any Taxes, (excluding income taxes, branch profits taxes, franchise taxes or any other tax imposed on net income by the United States, a state or a foreign jurisdiction under the laws of which any Buyer and/or Agent is organized or of its applicable lending office, or any political subdivision thereof), all of which shall be paid by the Seller for its own account not later than the date when due. If the Seller is required by law or regulation to deduct or withhold any Taxes or Other Taxes from or in respect of any amount payable to any Buyer and/or Agent or any Buyer and/or Agent assignee, the Seller shall: (i) make such deduction or withholding; (ii) pay the full amount so deducted or withheld to the appropriate Governmental Authority in accordance with the requirements of the applicable law or regulation not later than the date when due; (iii) deliver to such Buyer and/or Agent or such Buyer or Agent assignee, promptly, original tax receipts and other evidence satisfactory to Buyer of the payment when due of the full amount of such Taxes or Other Taxes; and (iv) pay to such

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Buyer and/or Agent or such Buyer or Agent assignee such additional amounts as may be necessary so that after making all required deductions and withholdings (including deductions and withholding applicable to additional sums payable under this Section 5), such Buyer, Agent or such Buyer or Agent assignee receives, free and clear of all Taxes and Other Taxes, an amount equal to the amount it would have received under this Agreement, as if no such deduction or withholding had been made.
(b)The Seller agrees to indemnify Agent, each Buyer or any Buyer or Agent assignee, promptly on reasonable demand, for the full amount of Taxes (including additional amounts with respect thereto) and Other Taxes, and the full amount of Taxes and Other Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 5, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.
(c)To the extent a Buyer or a Buyer assignee is not organized under the laws of the United States, any State thereof, or the District of Columbia (a “Foreign Buyer”), such Foreign Buyer shall provide the Seller whichever of the following is applicable: (I) in the case of such Foreign Buyer or Foreign Buyer assignee claiming the benefits of an income tax treaty to which the United States is a party, a properly completed United States Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E or any successor form prescribed by the IRS, certifying that such Foreign Buyer is entitled to a zero percent or reduced rate of U.S. federal income withholding tax on payments made hereunder or (II) a properly completed IRS Form W-8ECI or any successor form prescribed by the IRS, certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. Each Foreign Buyer or Foreign Buyer assignee will deliver the appropriate IRS form on or prior to the date on which such person becomes a Foreign Buyer or Foreign Buyer assignee under this Agreement. Each Foreign Buyer or Foreign Buyer assignee further agrees that upon learning that the information on any tax form or certification it previously delivered is inaccurate or incorrect in any respect, it shall update such form or certification or promptly notify the Seller in writing of its legal inability to do so. For any period with respect to which a Foreign Buyer has failed to provide the Seller with the appropriate form or other relevant document pursuant to this Section 5(c) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Foreign Buyer shall not be entitled to any “gross-up” of Taxes or indemnification under Section 5(b) with respect to Taxes imposed by the United States; provided, however, that should a Foreign Buyer, which is otherwise exempt from a withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Seller shall take such steps as such Foreign Buyer shall reasonably request to assist such Foreign Buyer to recover such Taxes.
(d)Without prejudice to the survival or any other agreement of the Seller hereunder, the agreements and obligations of the Seller contained in this Section 5 shall survive the termination of this Agreement and any assignment of rights by, or the replacement of, Agent, a Buyer or a Buyer or Agent assignee, and the repayment, satisfaction or discharge of all obligations under any Program Document. Nothing contained in this Section 5 shall require Agent or any Buyer to make available any of its tax returns or other information that it deems to be confidential or proprietary.
(e)Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes to treat each Transaction as indebtedness of the Seller that is secured by the Purchased Assets and that the Purchased Assets are owned by Seller in the absence of an Event of Default by the Seller. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.
(f)If any Requirement of Law or any change in the interpretation or application thereof or compliance by Agent or any Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:
(a)shall subject Agent or any Buyer to any Tax or increased Tax of any kind whatsoever with respect to this Agreement or any Transaction or change the basis of taxation of payments to Agent or any Buyer in respect thereof;
Re:    shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or

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for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of Agent or any Buyer which is not otherwise included in the determination of the LIBOR Rate or a Successor Rate hereunder; or
Re:    shall impose on Agent or any Buyer any other condition;
and the result of any of the foregoing is to increase the cost to Agent or any Buyer, by an amount which Agent or such Buyer, as applicable, deems to be material, of effecting or maintaining purchases hereunder, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, Agent or such Buyer, as applicable, shall promptly notify Seller by delivering to Seller a notice with reasonable detail as to any additional amounts payable pursuant to this Section 5(f) as calculated by Agent or such Buyer, as applicable, in a commercially reasonable manner (a “Yield Protection Notice”). Seller shall, within five (5) Business Days of receipt of the Yield Protection Notice, advise Agent or such Buyer, as applicable, of its intent to either terminate this Agreement (without the imposition of any form of penalty, breakage costs or exit fees (excluding all outstanding Obligations, including all unpaid fees and expenses)) or pay Agent or such Buyer, as applicable, such additional amount or amounts as will compensate Agent or such Buyer, as applicable, for such increased cost or reduced amounts receivable thereafter incurred (provided that Seller shall only be obligated to pay those amounts pursuant to this Section 5(f) to the extent incurred by the Agent or such Buyer, as applicable, (i) within ninety (90) days prior to delivery of the Yield Protection Notice to Seller and (ii) on or after delivery of the Yield Protection Notice to Seller). In the event that Seller elects to terminate this Agreement in accordance with the foregoing and provided that no intervening Event of Default has occurred that would otherwise permit the acceleration of this Agreement, it shall pay the outstanding Obligations, including all unpaid fees and expenses due to Agent or such Buyer, as applicable, within sixty (60) days of receipt of the Yield Protection Notice; provided, that if Seller elects to terminate this Agreement, in no event shall Seller pay (i) any increased costs specified in the Yield Protection Notice or (ii) any increased costs accrued during the ninety (90) days prior to receipt of such Yield Protection Notice.

If Agent or Buyer, as applicable, shall have determined in its sole discretion acting in good faith that there is a change in a Requirement of Law and such change shall have the effect of reducing the rate of return on Agent’s or Buyer’s (as applicable) or such corporation’s capital to a level below that which Agent or such Buyer or such corporation (taking into consideration Agent’s or Buyer’s (as applicable) or such corporation’s policies with respect to capital adequacy) by an amount deemed in good faith by Agent or Buyer (as applicable) to be material, then Agent or Buyer (as applicable) shall promptly notify Seller by delivering to Seller a certificate with reasonable detail as to any additional amounts payable pursuant to this Section 5(f) as calculated by Buyer in good faith (a “Capital Adequacy Notice”). Seller shall, within five (5) Business Days of receipt of the Capital Adequacy Notice, advise Agent or Buyer (as applicable) of its intent to either terminate this Agreement (without the imposition of any form of penalty, breakage costs or exit fees (excluding all outstanding Obligations, including all unpaid fees and expenses)) or pay Agent or Buyer (as applicable) such additional amount or amounts as will compensate Agent or Buyer (as applicable) for such increased cost or reduced amounts receivable thereafter incurred (provided that Seller shall only be obligated to pay those amounts pursuant to this Section 5(f) to the extent incurred by Buyer (i) within ninety (90) days prior to delivery of the Yield Protection Notice to Seller and (ii) on or after delivery of the Capital Adequacy Notice to Seller). In the event that Seller elects to terminate this Agreement in accordance with the foregoing, it shall pay the outstanding Obligations, including all unpaid fees and expenses due to Agent or Buyer (as applicable), within sixty (60) days of receipt of the Capital Adequacy Notice; provided, that if Seller elects to terminate this Agreement, in no event shall Seller pay (i) any increased costs specified in the Capital Adequacy Notice or (ii) any increased costs accrued during the ninety (90) days prior to receipt of such Capital Adequacy Notice Additionally, if the Seller elects to terminate this Agreement in accordance with this Section 5(f), following such date that is five (5) Business Days after receipt of the Capital Adequacy Notice, the Seller shall not be permitted to effect additional Transactions whereby additional Loans are made subject to such Transaction.

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6.MARGIN MAINTENANCE
(a)Agent determines the Market Value of the Purchased Assets at such intervals as determined by Agent in its good faith sole discretion; provided, however, that the Seller may request that the Agent provide reasonable detail regarding its determination of Market Value, as well as to demonstrate that such Market Value has been determined in accordance with the definition thereof.
(b)If at any time the aggregate Purchase Price for all Purchased Assets subject to outstanding Transactions is greater than the product of (a) the Applicable Percentage and (b) the Market Value of all Purchased Assets (such excess, a “Margin Deficit”), then subject to the last sentence of this Section 6(b), Agent may, by notice to Seller (a “Margin Call”), require Seller to transfer to Agent for the benefit of Buyers cash or Substitute Assets approved by Agent in its sole discretion in an amount sufficient to cure such Margin Deficit. If Agent delivers a Margin Call to Seller on or prior to 10:00 a.m. (New York City time) on any Business Day, then Seller shall transfer the required amount of cash or Substitute Assets to Agent for the benefit of Buyers no later than 5:00 p.m. (New York City time) on the date that is the Business Day after Seller’s receipt of such Margin Call. In the event Agent delivers a Margin Call to a Seller after 10:00 a.m. (New York City time) on any Business Day, Seller will be required to transfer the required amount of cash or Substitute Assets no later than 5:00 p.m. (New York City time) on the date that is the second (2nd) Business Day after Seller’s receipt of such Margin Call. Notwithstanding the foregoing, provided that no Default or Event of Default shall have occurred and be continuing, Agent shall not require the Seller to satisfy a Margin Call and no Margin Call shall be required to be made unless the Margin Deficit shall equal or exceed [***], as determined by Agent in its reasonable, good faith discretion.
(c)Agent’s election, in its sole and absolute discretion, not to make a Margin Call at any time there is a Margin Deficit will not in any way limit or impair its right to make a Margin Call at any time a Margin Deficit exists.
(d)Any cash transferred to Agent for the benefit of Buyers pursuant to Section 6(b) above will be applied to the repayment of the Repurchase Price of outstanding Transactions pursuant to Section 4(b) and any Substitute Assets will be deemed to be Purchased Assets.
7.INCOME PAYMENTS
(a)Where a particular term of a Transaction extends over the date on which Income is paid in respect of any Purchased Asset subject to that Transaction, such Income shall be the property of Agent for the benefit of Buyers. The Seller shall (i) segregate all Income collected by or on behalf of the Seller on account of the Purchased Assets and shall hold such Income in trust for the benefit of Agent for the benefit of Buyers that is clearly marked as such in the Seller’s records and (ii) upon an Event of Default that has occurred and is continuing, directly remit such Income to the Agent for the benefit of Buyers; provided that any Income received by the Seller while the related Transaction is outstanding shall be deemed to be held by the Seller solely in trust for Agent for the benefit of Buyers pending the repurchase on the related Repurchase Date.
(b)Notwithstanding anything to the contrary set forth herein, upon receipt by Seller of any prepayment of principal in full with respect to a Purchased Asset, Seller shall (i) provide prompt written notice to Agent of such prepayment, and (ii) remit such amount to Agent for the benefit of Buyers and Agent for the benefit of Buyers shall apply such amount received by Agent for the benefit of Buyers plus accrued Price Differential on such amount against the Repurchase Price of such Purchased Asset pursuant to Sections 4(a)(i) and 6(d).
8.SECURITY INTEREST; AGENT’S APPOINTMENT AS ATTORNEY-IN-FACT
(a)On each Purchase Date, Seller hereby sells, assigns and conveys to Agent for the benefit of Buyers all rights and interests in the Purchased Items (as defined below) related to the Purchased Assets identified on the related Loan Schedule. The Seller, Agent and Buyers intend that the Transactions hereunder be sales to Agent for the benefit of Buyers of the Purchased Assets (other than for accounting and tax purposes) and not loans from Agent for the benefit of Buyers to the Seller secured by the

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Purchased Assets. However, in order to preserve Agent’s (for the benefit of Buyers) rights under this Agreement in the event that a court or other forum characterizes the Transactions hereunder as other than sales, and as security for the Seller’s performance of all of its Obligations, and in any event, the Seller hereby grants Agent for the benefit of Buyers a fully perfected first priority security interest in all of the Seller’s rights, title and interest in and to the following property, whether now existing or hereafter acquired, until the related Purchased Assets are repurchased by the Seller:
(i)all Purchased Assets, including all related cash and Substitute Assets provided pursuant to Section 6 and held by or under the control of Agent for the benefit of Buyers;
(ii)any Agency Security or right to receive such Agency Security when issued in each case only to the extent specifically backed by any of the Purchased Assets;
(iii)the Program Documents (to the extent such Program Documents and Seller’s rights thereunder relate to the Purchased Assets);
(iv)any other collateral pledged to secure, or otherwise specifically relating to, such Purchased Assets, together with all files, material documents, instruments, surveys (if available), certificates, correspondence, appraisals, computer records, computer storage media, Loan accounting records and other books and records relating thereto;
(v)the related Records, the related Servicing Records, and the related Servicing Rights relating to such Purchased Assets;
(vi)all rights of the Seller to receive from any third party or to take delivery of any Servicing Records or other documents which constitute a part of the related Mortgage File or Servicing File;
(vii)all rights of the Seller to receive from any third party or to take delivery of any Records or other documents which constitute a part of the related Mortgage File or Servicing File;
(viii)all Income relating to such Purchased Assets;
(ix)all mortgage guaranties and insurance (including FHA Mortgage Insurance Contracts, VA Loan Guaranty Agreements and any related RHS Guaranties (if any)) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Purchased Assets and all claims and payments thereunder and all rights of the Seller to receive from any third party or to take delivery of any of the foregoing;
(x)all interests in real property collateralizing any Purchased Assets;
(xi)all other insurance policies and insurance proceeds relating to any Purchased Assets or the related Mortgaged Property and all rights of the Seller to receive from any third party or to take delivery of any of the foregoing;
(xii)any purchase agreements or other agreements, contracts or Takeout Commitments to the extent specifically related to Purchased Assets subject to a Transaction (including the rights to receive the related takeout price and the portion of the Security related to Purchased Assets subject to a Transaction as evidenced by such Takeout Commitments) to the extent relating to or constituting any or all of the foregoing and all rights to receive copies of documentation relating thereto;
(xiii)all “accounts”, “chattel paper”, “commercial tort claims”, “deposit accounts”, “documents”, “equipment”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter of credit rights”, and “securities’ accounts” as each of those terms

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are defined in the UCC and all cash and Cash Equivalents and all products and proceeds, all to the extent specifically relating to or constituting any or all of the foregoing; and
(xiv)any and all replacements, substitutions, distributions on or proceeds of any or all of the foregoing (collectively the “Purchased Items”).
The Seller acknowledges that it has no rights to the Servicing Rights related to the Purchased Assets, until the related Purchased Assets are repurchased by the Seller. Without limiting the generality of the foregoing and for the avoidance of doubt, in the event that the Seller is deemed to retain any residual Servicing Rights, the Seller grants, assigns and pledges to Agent for the benefit of Buyers a first priority security interest in all of its rights, title and interest in and to the Servicing Rights as indicated hereinabove. In addition, the Seller, in its capacity as Servicer, further grants, assigns and pledges to Agent for the benefit of Buyers a first priority security interest in and to all documentation and rights to receive documentation related to the Servicing Rights and the servicing of each of the Purchased Assets, and all Income related to the Purchased Assets received by the Seller, in its capacity as Servicer, and all rights to receive such Income, and all products, proceeds and distributions relating to or constituting any or all of the foregoing (collectively, and together with the pledge of Servicing Rights in the immediately preceding sentence, the “Related Security”). The Related Security is hereby pledged as further security for the Seller’s Obligations to Agent and Buyers hereunder.
The foregoing provisions are intended to constitute a security agreement, securities contract or other arrangement or other credit enhancement related to the Agreement and Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.
The Seller acknowledges and agrees that its rights with respect to the Purchased Items (including without limitation, any security interest the Seller may have in the Purchased Assets and any other collateral granted by the Seller to Agent for the benefit of Buyers pursuant to any other agreement) are and shall continue to be at all times junior and subordinate to the rights of Agent and Buyers hereunder.
(b)At any time and from time to time, upon the written request of Agent, and at the sole expense of the Seller, the Seller will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the Purchased Items and the liens created hereby. The Seller also hereby authorizes Agent for the benefit of Buyers to file any such financing or continuation statement to the extent permitted by applicable law. This Agreement shall constitute a security agreement under applicable law.
(c)Seller shall not (i) change its name or corporate structure (or the equivalent), or (ii) reincorporate or reorganize under the laws of another jurisdiction unless it shall have given Agent at least thirty (30) days’ prior written notice thereof and shall have delivered to Agent all UCC financing statements and amendments thereto as Agent shall request and taken all other actions deemed reasonably necessary by Agent for the benefit of Buyers to continue its perfected status in the Purchased Items with the same or better priority.
(d)The Seller hereby irrevocably constitutes and appoints Agent for the benefit of Buyers and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Seller and in the name of the Seller or in its own name, from time to time in Agent’s discretion, for the purpose of protecting, preserving and realizing upon the Purchased Items, carrying out the terms of this Agreement, taking any and all appropriate action and executing any and all documents and instruments which may be necessary or desirable to protect, preserve and realize upon the Purchased Items, accomplishing the purposes of this Agreement, and filing such financing statement or statements relating to the Purchased Items as Agent for the benefit of Buyers at its option may deem appropriate, and, without limiting the generality of the foregoing, the Seller hereby gives Agent for the benefit of Buyers the power and right, on behalf of the Seller, without assent by, but with notice to, the Seller, if an Event of Default shall have occurred and be continuing, to do the following:

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(i)in the name of the Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Purchased Items and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Agent for the purpose of collecting any and all such moneys due with respect to any Purchased Items whenever payable;
(ii)to pay or discharge taxes and Liens levied or placed on or threatened against the Purchased Items;
(iii)(A) to direct any party liable for any payment under any Purchased Items to make payment of any and all moneys due or to become due thereunder directly to Agent or as Agent shall direct, including, without limitation, to send “goodbye” letters on behalf of the Seller and any applicable Servicer and Section 404 Notices; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Purchased Items; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Purchased Items; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Purchased Items or any proceeds thereof and to enforce any other right in respect of any Purchased Items; (E) to defend any suit, action or proceeding brought against the Seller with respect to any Purchased Items; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Agent may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Purchased Items as fully and completely as though Agent for the benefit of Buyers were the absolute owner thereof for all purposes, and to do, at Agent’s option and the Seller’s expense, at any time, and from time to time, all acts and things which Agent deems necessary to protect, preserve or realize upon the Purchased Items and Agent’s (for the benefit of Buyers) Liens thereon and to effect the intent of this Agreement, all as fully and effectively as the Seller might do.
The Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. In addition to the foregoing, Seller agrees to execute a Power of Attorney to be delivered on the date hereof. Notwithstanding the foregoing, the power of attorney hereby granted may be exercised only during the occurrence and continuance of any Event of Default hereunder.
The Seller also authorizes Agent for the benefit of Buyers, if an Event of Default shall have occurred and be continuing, from time to time, to execute, in connection with any sale provided for in Section 19 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Purchased Items.
(e)The powers conferred on Agent for the benefit of Buyers hereunder are solely to protect Agent’s (for the benefit of Buyers) interests in the Purchased Items and shall not impose any duty upon it to exercise any such powers. Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.
(f)If the Seller fails to perform or comply with any of its agreements contained in the Program Documents and Agent and each Buyer may itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable out-of-pocket expenses of Agent and Buyers incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Post-Default Rate, shall be payable by the Seller to Agent and Buyers on demand and shall constitute Obligations.
(g)All authorizations and agencies herein contained with respect to the Purchased Items are irrevocable and powers coupled with an interest.

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9.CONDITIONS PRECEDENT
(a)As conditions precedent to the initial Transaction, Agent on behalf of Buyers shall have received on or before the date on which such initial Transaction is consummated the following, in form and substance satisfactory to Agent and duly executed by each party thereto (as applicable):
(i)Program Documents. The Program Documents (excluding the Netting Agreement) duly executed and delivered by the Seller thereto and being in full force and effect, free of any modification, breach or waiver.
(ii)Organizational Documents. A good standing certificate and certified copies of the limited liability company agreement (or equivalent documents) of the Seller, in each case, dated as of a recent date, but in no event more than ten (10) days prior to the date of such initial Transaction and resolutions or other corporate authority for the Seller with respect to the execution, delivery and performance of the Program Documents and each other document to be delivered by the Seller from time to time in connection herewith (and Agent and Buyers may conclusively rely on such certificate until it receives notice in writing from the Seller, as the context may require to the contrary), together with an incumbency certificate of the manager, member, director or other similar officer of Seller certifying the names and titles of the representatives duly authorized to request transactions hereunder and to execute the Program Documents to which it is a part.
(iii)Filings, Registrations, Recordings. (i) Any documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create, in favor of Agent for the benefit of Buyers, a perfected, first-priority security interest in the Purchased Items and Related Security, subject to no Liens other than those created hereunder and under the Intercreditor Agreement, shall have been properly prepared and executed for filing (including the applicable county(ies) if Agent determines such filings are necessary in its reasonable discretion), registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first-priority security interest; and (ii) UCC lien searches, dated as of a recent date, in no event more than fourteen (14) days prior to the date of such initial Transaction, in such jurisdictions as shall be applicable to the Seller and the Purchased Items, the results of which shall be satisfactory to Agent.
(iv)Fees and Expenses. Agent and Buyers shall have received all fees and expenses required to be paid by the Seller on or prior to the initial Purchase Date, which fees and expenses may be netted out of any purchase proceeds paid by Agent for the benefit of Buyers hereunder.
(v)Financial Statements. Agent shall have received the financial statements referenced in Section 13(a).
(vi)Consents, Licenses, Approvals, etc. Agent shall have received copies certified by the Seller of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Seller of, and the validity and enforceability of, the Loan Documents, which consents, licenses and approvals shall be in full force and effect.
(vii)Insurance. Agent shall have received evidence in form and substance satisfactory to Agent showing compliance by the Seller as of such initial Purchase Date with Section 13(s) hereof.
(viii)Other Documents. Agent shall have received such other documents as Agent or its counsel may reasonably request, including the Trust Receipt.
(b)The obligation of Agent on behalf of Buyers to enter into each Transaction with respect to the Committed Amount pursuant to this Agreement (including the initial Transaction) is subject to the further conditions precedent set forth below, both immediately prior to any Transaction and also after giving effect thereto and to the intended use thereof. Agent on behalf of Buyers has no obligation to enter into any Transaction on account of the Uncommitted Amount, however, to the extent Agent on behalf of

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Buyers elects to do so in its sole discretion, such Transaction is subject to the conditions precedent set forth below, both immediately prior to any Transaction and also after giving effect thereto and to the intended use thereof:
(i)No Default or Event of Default shall have occurred and be continuing.
(ii)Both immediately prior to entering into such Transaction and also after giving effect thereto and to the intended use of the proceeds thereof, the representations and warranties made by the Seller in Section 12 and Schedule 1 hereof, and in each of the other Program Documents, shall be true and complete on and as of the Purchase Date in all material respects (in the case of the representations and warranties in Section 12(t), Section 12(u), and Schedule 1 hereof, solely with respect to Loans which have not been repurchased by the Seller) with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).
(iii)If the Transaction is with respect to the Committed Amount, the aggregate outstanding Purchase Price for all Purchased Assets then subject to Transactions with respect to the Committed Amount, when added to the Purchase Price for the requested Transaction with respect to the Committed Amount, shall not exceed the Committed Amount as of such date. If the Transaction is with respect to the Uncommitted Amount, the aggregate outstanding Purchase Price for all Purchased Assets then subject to Transactions with respect to the Uncommitted Amount, when added to the Purchase Price for the requested Transaction with respect to the Uncommitted Amount, shall not exceed the Uncommitted Amount as of such date.
(iv)Subject to Agent and each Buyer’s right to perform one or more Due Diligence Reviews pursuant to Section 43 hereof, in the event of outstanding due diligence issues or breaches of any Loan level representations or warranties with respect to the Loans subject to such Transaction, Buyer shall have completed its Due Diligence Review of the Mortgage File for each Loan subject to such Transaction and such other documents, records, agreements, instruments, Mortgaged Properties or information relating to such Loans as Agent and each Buyer in its reasonable discretion deems appropriate to review and such review shall be satisfactory to Agent and each Buyer in its reasonable discretion.
(v)Agent or its designee shall have received on or before the day of a Transaction with respect to any Purchased Assets (unless otherwise specified in this Agreement) the following, in form and substance satisfactory to Agent and (if applicable) duly executed:
(A)The Transaction Notice and Loan Schedule with respect to such Purchased Assets, delivered pursuant to Section 3(a);
(B)a Custodial Loan Transmission with respect to such Purchased Assets, that is then appended to the Trust Receipt; and
(C)If any of the Loans that are proposed to be sold will be serviced by a Servicer (which is not the Seller hereunder), Buyer shall have received an Instruction Letter in the form Exhibit B hereto executed by the Seller and such Servicer, together with a completed Schedule 1 thereto and the related Servicing Agreement, or, if an Instruction Letter executed by such Servicer shall have been delivered to Buyer in connection with a prior Transaction, the Seller shall instead deliver to such Servicer and Buyer an updated Schedule 1 thereto.
(vi)Reserved.
(vii)None of the following shall have occurred and be continuing:
(A)an event or events resulting in the inability of any Buyer to finance its purchases of residential mortgage assets with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events or a material

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adverse change in the financial condition of any Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of any Buyer to fund its obligations under or otherwise comply with the terms of this Agreement; or
(B)any other event beyond the control of any Buyer which Agent reasonably determines would likely result in such Buyer’s inability to perform its obligations under this Agreement including, without limitation, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, fire, communication line failures, computer viruses, power failures, earthquakes, or other disasters of a similar nature to the foregoing.
provided that (x) no Buyer shall invoke Section 9(b)(vii)(A) or (B) with respect to the Seller unless such Buyer generally invokes substantially similar clauses contained in other similar agreements between such Buyer and other persons that are similar to the Seller, and involving substantially similar assets and (y) such Buyer shall base its decision to invoke Section 9(b)(vii)(A) and/or (B) on factors it deems relevant in its good faith discretion; provided, further, that the foregoing shall only apply to repurchase transactions that are under the supervision of the New York structured finance group of such Buyer.
(viii)Agent shall have determined that all actions necessary or, in the good faith, reasonable opinion of Agent, desirable to maintain Agent’s (for the benefit of Buyers) perfected interest in the Purchased Assets and other Purchased Items have been taken, including, without limitation, duly filed UCC financing statements on Form UCC-1.
(ix)The Seller shall have paid to Agent and Buyers all fees and expenses then due and payable to Agent and Buyers in accordance with this Agreement and any other Program Document.
(x)There is no unpaid Margin Call (that is then due and payable) at the time immediately prior to entering into a new Transaction.
Agent shall notify the Seller as soon as practicable on the date of a purchase if any of the conditions in this Section 9 has not been satisfied and Buyer is not making the purchase.
10.RELEASE OF PURCHASED ASSETS
Upon timely payment in full of the Repurchase Price and all other Obligations (if any) then owing with respect to a Purchased Asset, unless a Default or Event of Default shall have occurred and be continuing, then (a) Agent for the benefit of Buyers shall be deemed to have terminated and released any security interest that Agent for the benefit of Buyers may have in such Purchased Asset and any Purchased Items solely related to such Purchased Asset and (b) with respect to such Purchased Asset, Agent for the benefit of Buyers shall direct Custodian to release such Purchased Asset and any Purchased Items solely related to such Purchased Asset to the Seller unless such release and termination would give rise to or perpetuate a Margin Deficit. Such release, if requested by Seller, shall be in the form of Exhibit D hereto. Except as set forth in Section 16, the Seller shall give at least one (1) Business Day’s prior written notice to Agent if such repurchase shall occur on any date other than the Repurchase Date as set forth in Section 3(f).
If such release and termination gives rise to or perpetuates a Margin Call that is not paid when due, Agent shall notify the Seller of the amount thereof and the Seller shall thereupon satisfy the Margin Call in the manner specified in Section 6(b), following which Agent shall promptly perform its obligations as set forth above in this Section 10.
11.RELIANCE
With respect to any Transaction, Agent and each Buyer may conclusively rely, absent manifest error, upon, and shall incur no liability to the Seller in acting upon, any request or other communication

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that Agent or such Buyer, as applicable, reasonably believes to have been given or made by a person authorized to enter into a Transaction on the Seller’s behalf.
12.REPRESENTATIONS AND WARRANTIES
The Seller represents and warrants to Agent and Buyers on each day throughout the term of this Agreement:
(a)Existence. Seller (a) is a limited liability company validly existing and in good standing under the laws of the State of Michigan, (b) has all requisite company power, and has all governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect, (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect, and (d) is in compliance in all material respects with all Requirements of Law.
(b)Financial Condition. Seller has heretofore furnished to Agent a copy of its audited consolidated balance sheets as at December 31, 2019 with the opinion thereon of Ernst & Young LLP, a copy of which has been provided to Agent. Seller has also heretofore furnished to Agent the related consolidated statements of income, of changes in Shareholders’ Equity and of cash flows for the year ended December 31, 2019. All such financial statements are complete and correct in all material respects and fairly present the consolidated financial condition of Seller and its Subsidiaries and the consolidated results of their operations for the year ended on said date, all in accordance with GAAP.
(c)Litigation. Except as set forth in Schedule 12(c) as of the Closing Date and approved by the Buyer in writing thereafter, there are no actions, suits, arbitrations, investigations or proceedings pending or, to its knowledge, threatened against Seller or any of its Subsidiaries or affecting any of the property thereof or the Purchased Items before any Governmental Authority, (i) as to which individually or in the aggregate there is a reasonable likelihood of an adverse decision which would be reasonably likely to result in a decrease in excess of ten percent (10%) of Seller’s Adjusted Tangible Net Worth or (ii) which challenges the validity or enforceability of any of the Program Documents.
(d)No Breach. Neither (a) the execution and delivery of the Program Documents, nor (b) the consummation of the transactions therein contemplated in compliance with the terms and provisions thereof will result in a breach of the charter or by-laws (or equivalent documents) of Seller, or violate any applicable law, rule or regulation, or violate any order, writ, injunction or decree of any Governmental Authority applicable to Seller, or result in a breach of other material agreement or instrument to which Seller, or any of its Subsidiaries, is a party or by which any of them or any of their property is bound or to which any of them or their property is subject, or constitute a default under any such material agreement or instrument, or (except for the Liens created pursuant to this Agreement) result in the creation or imposition of any Lien upon any property of Seller or any of its Subsidiaries, pursuant to the terms of any such agreement or instrument.
(e)Action. Seller has all necessary company power, authority and legal right to execute, deliver and perform its obligations under each of the Program Documents to which it is a party; the execution, delivery and performance by Seller of each of the Program Documents to which it is a party has been duly authorized by all necessary corporate action on its part; and each Program Document has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.
(f)Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority, or any other Person, are necessary for the execution, delivery or performance by Seller of the Program Documents to which it is a party or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to this Agreement.

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(g)Taxes. Seller and its Subsidiaries have filed all federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes, if any, that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of Seller and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of Seller, adequate. Any taxes, fees and other governmental charges payable by Seller in connection with a Transaction and the execution and delivery of the Program Documents have been or will be paid when due. There are no Liens for Taxes, except for statutory liens for Taxes not yet delinquent.
(h)Investment Company Act. Neither the Seller nor any of its Subsidiaries is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act. Seller is not subject to any federal or state statute or regulation which limits its ability to incur any indebtedness provided in the Program Documents.
(i)No Legal Bar. The execution, delivery and performance of this Agreement, the other Program Documents, the sales hereunder and the use of the proceeds thereof will not violate any Requirement of Law applicable to Seller or Contractual Obligation of Seller or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien (other than the Liens created hereunder) on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.
(j)Compliance with Law. Except as set forth in Schedule 12(c) as of the Closing Date and approved by the Buyer in writing thereafter, no practice, procedure or policy employed or proposed to be employed by Seller in the conduct of its business violates any law, regulation, judgment, agreement, regulatory consent, order or decree applicable to it which, if enforced, would result in a Material Adverse Effect with respect to Seller.
(k)No Default. Neither the Seller nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which should reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.
(l)Chief Executive Office; Chief Operating Office; Jurisdiction of Incorporation. The Seller’s chief executive and chief operating office on the Effective Date are located at 1050 Woodward Avenue, Detroit, Michigan 48226. Seller’s jurisdiction of incorporation on the Effective Date is Michigan.
(m)Location of Books and Records. The location where Seller keeps its books and records including all computer tapes and records relating to the Purchased Items is its chief executive office or chief operating office or the offices of the Custodian.
(n)True and Complete Disclosure. The information, reports, financial statements, exhibits, schedules and certificates furnished in writing by or on behalf of Seller to Agent and/or Buyers in connection with the negotiation, preparation, delivery or performance of this Agreement and the other Program Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of Seller to Agent and/or Buyers in connection with this Agreement and the other Program Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified.
(o)Financial Covenants. The Seller’s consolidated Adjusted Tangible Net Worth is not less than the Minimum Adjusted Tangible Net Worth. The ratio of the Seller’s consolidated Indebtedness to Adjusted Tangible Net Worth is not greater than the Maximum Leverage Ratio. The Seller has, on a consolidated basis, cash, Cash Equivalents and unused borrowing capacity that could be drawn against (taking into account required haircuts) under warehouse and repurchase facilities and under other

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financing arrangements in an amount equal to not less than the Minimum Liquidity Amount. If as of the last day of any calendar month within the mostly recently ended fiscal quarter of the Seller, the Seller’s consolidated Adjusted Tangible Net Worth was less than [***], and the Seller, on a consolidated basis, had cash and Cash Equivalents in an amount that was less than [***], then Seller’s consolidated Net Income for such fiscal quarter before income taxes for such fiscal quarter shall not be less than [***].
(p)ERISA. Except as would not reasonably be expected to have a Material Adverse Effect, neither the Seller nor any of its ERISA Affiliates, sponsors, maintains, contributes or has any potential liability or obligation to any Plan.
(q)True Sales. Any and all interest of a Qualified Originator in, to and under any Mortgage funded in the name of or acquired by such Qualified Originator which is a Subsidiary of Seller has been sold, transferred, conveyed and assigned to Seller pursuant to a legal sale and such Qualified Originator retains no interest in such Loan.
(r)No Burdensome Restrictions. No change in any Requirement of Law or Contractual Obligation of Seller or any of its Subsidiaries after the date of this Agreement has a Material Adverse Effect.
(s)Subsidiaries. All of the Subsidiaries of Seller are listed on Schedule 2 to this Agreement.
(t)Origination and Acquisition of Loans. The Loans were originated or acquired by Seller, and the origination and collection practices used by Seller or Qualified Originator, as applicable, with respect to the Loans have been, in all material respects, legal, proper, prudent and customary in the residential mortgage loan origination and servicing business, and in accordance with the applicable Underwriting Guidelines or the Agency Guidelines. With respect to Loans acquired by Seller, all such Loans are in conformity with the applicable Agency Guidelines. Each of the Loans complies in all material respects with the representations and warranties listed in Schedule 1 to this Agreement.
(u)No Adverse Selection. Seller used no selection procedures that identified the Loans as being less desirable or valuable than other comparable Loans owned by Seller.
(v)Seller Solvent; Fraudulent Conveyance. As of the date hereof and immediately after giving effect to each Transaction, the fair value of the assets of Seller is greater than the fair value of the liabilities (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the financial statements of Seller in accordance with GAAP) of Seller and Seller is and will be solvent, is and will be able to pay its debts as they mature and, after giving effect to the transactions contemplated by this Agreement and the other Program Documents, will not be rendered insolvent or left with an unreasonably small amount of capital with which to conduct its business and perform its obligations. Seller does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Seller is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Seller or any of its assets. Seller is not transferring any Loans with any intent to hinder, delay or defraud any of its creditors.
(w)No Broker. Seller has not dealt with any broker, investment banker, agent, or other person, except for Agent and Buyers, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement, or if Seller has dealt with any broker, investment banker, agent, or other person, except for Agent and Buyers, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement, such commission or compensation shall have been paid in full by Seller.
(x)MERS. Seller is a member of MERS in good standing.
(y)Agency Approvals. Seller has all requisite Approvals and is in good standing with each Agency, HUD, FHA and VA, to the extent necessary to conduct its business as then being conducted, with no event having occurred which would make Seller unable to comply with the eligibility requirements for maintaining all such applicable Approvals.

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(z)No Adverse Actions. Seller has not received from any Agency, HUD, FHA or VA a notice of extinguishment or a notice terminating any of Seller’s material Approvals.
(aa)Servicing. Seller has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Loans and in accordance with Accepted Servicing Practices.
(ab)No Reliance. Seller has made its own independent decisions to enter into the Program Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Seller is not relying upon any advice from Agent or any Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.
(ac)Plan Assets. Seller is not (i) an “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) subject to Title I of ERISA; (ii) any “plan” defined in and subject to Section 4975 of the Code; or (iii) any entity or account whose assets include or are deemed to include “plan assets” (within the meaning of 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more such employee benefit plans or plans. The Transactions either (a) are not subject to any state or local statute regulating investments of, or fiduciary obligations with respect to, governmental plans within the meaning of Section 3(32) of ERISA that is substantially similar to Section 406(a) of ERISA or Section 4975(c)(1)(A) – (D) of the Code (“Similar Law”), or (b) do not violate any such Similar Law.
(ad)No Prohibited Persons. Neither Seller nor any of its Affiliates, officers, directors, partners or members, is an entity or person (or to Seller’s knowledge, owned or controlled by an entity or person): (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) most current list of “Specially Designated Nationals and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, https://home.treasury.gov/policy-issues/financial-sanctions/specially-designated-nationals-and-blocked-persons-list-sdn-human-readable-lists); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above.
(ae)Anti-Money Laundering Laws. Seller has complied with the Anti-Money Laundering Laws; Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.
(af)Assessment and Understanding. Seller is capable of assessing the merits of (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks associated with this Agreement and the Transactions associated therewith. In addition, Seller is capable of assuming and does assume the risks of this Agreement, the other Program Documents and the Transactions associated herewith and therewith.
(ag)Status of Parties. Seller agrees that none of Agent or any Buyer is acting as a fiduciary for Seller or as an advisor to Seller in respect of this Agreement, the other Program Documents or the Transactions associated therewith.
13.COVENANTS OF SELLER
The Seller covenants and agrees with Agent and Buyers that during the term of this Agreement:

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(a)Financial Statements and Other Information; Financial Covenants.
Subject to the provisions of Section 41 hereof, Seller shall deliver to Agent:
(i)As soon as available and in any event within forty-five (45) days after the end of each of the first three (3) quarterly fiscal periods of each fiscal year of the Seller, a certification in the form of Exhibit A hereto to [***]; [***]; and [***]together with the unaudited consolidated balance sheet of the Seller and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income, and of cash flows for the Seller and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of Seller, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Seller and its Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end adjustments and the absence of footnotes);
(ii)As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Seller, the consolidated balance sheet of the Seller and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and of cash flows for the Seller and its consolidated Subsidiaries for such year and including all footnotes thereto, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Seller and its consolidated Subsidiaries at the end of, and for, such fiscal year in accordance with GAAP;
(iii)From time to time, copies of all documentation in connection with the underwriting and origination of any Purchased Asset (other than a Purchased Asset that is an Agency Eligible Loan) that evidences compliance with the QM Rule or the Ability to Repay Rule, as applicable, including without limitation all necessary third-party records that demonstrate such compliance, in each case as Agent may reasonably request; provided that (A) any such request shall be made in writing and shall provide the Seller at least ten (10) Business Days to provide such requested information, and (B) if the Seller objects to the provision to Agent of any such requested information, Agent and the Seller shall work in good faith to resolve any such objection; and
(iv)Promptly, from time to time, such other information regarding the business affairs, operations and financial condition of Seller as Agent and/or Buyers may reasonably request:
The Seller will furnish to Agent, at the time it furnishes each set of financial statements pursuant to Section 13(a)(i) or (ii) above, a certificate of a Responsible Officer of Seller on behalf of Seller in the form of Exhibit A hereto (each a “Compliance Certificate”) stating that, to the best of such Responsible Officer’s knowledge, as of the last day of the fiscal quarter or fiscal year for which financial statements are being provided with such certification, Seller is in compliance in all material respects with all provisions and terms of this Agreement and the other Program Documents and no Default or Event of Default has occurred under this Agreement which has not previously been waived, except as specified in such certificate (and, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action Seller has taken or proposes to take with respect thereto).
(b)Changes to Underwriting Guidelines. Seller agrees that with respect to any material modifications to the Underwriting Guidelines that are applicable to any Loan (except for modifications to align with the Agency Guidelines), Seller shall provide notice to the Buyer within ten (10) Business Days following such modifications (each, a “UG Change Notice”). Buyer shall use its good faith efforts to respond to such UG Change Notice within five (5) Business Days of receipt of such UG Change Notice.

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If Buyer approves of such modifications, then the modified guidelines shall constitute the Underwriting Guidelines hereunder. If Buyer disapproves of such modifications (or fails to approve of such modifications within five (5) Business Days of receipt of the UG Change Notice), then the unmodified guidelines shall constitute the Underwriting Guidelines for purposes of this Agreement.
(c)Existence, Etc. The Seller will:
(i)preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business;
(ii)comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, truth in lending, real estate settlement procedures and all environmental laws), whether now in effect or hereinafter enacted or promulgated in all material respects;
(iii)keep or cause to be kept in reasonable detail records and books of account necessary to produce financial statements that fairly present, in all material respects, the consolidated financial condition and results of operations of the Seller in accordance with GAAP consistently applied;
(iv)not move its chief executive office or its jurisdiction of incorporation from the locations referred to in Section 12(l) unless it shall have provided Agent five (5) Business Days written notice following such change;
(v)pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and
(vi)permit representatives of Agent, during normal business hours upon three (3) Business Days’ prior written notice at a mutually desirable time, provided that no notice shall be required at any time during the continuance of an Event of Default, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent relating to Loans subject to Transactions.
(d)Prohibition of Fundamental Changes. Seller shall not at any time, directly or indirectly, (i) enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) without Agent’s prior consent, unless (1) such merger, consolidation or amalgamation would not result in a Change of Control, and (2) no Event of Default would result therefrom or (ii) form or enter into any partnership, joint venture, syndicate or other combination which would have a Material Adverse Effect with respect to Seller.
(e)Margin Deficit. If at any time there exists a Margin Deficit, Seller shall cure the same in accordance with Section 6(b) hereof.
(f)Notices. Seller shall give notice to Agent in writing within ten (10) calendar days of knowledge by any Responsible Officer) of any of the following:
(i)any occurrence of any Default or Event of Default;
(ii)any litigation or proceeding that is pending against Seller in any federal or state court or before any Governmental Authority except for those set forth in Schedule 12(c) and those otherwise disclosed in writing to Buyer, which, (i) if adversely determined, would reasonably be expected to result in a levy on Seller’s assets in excess of ten percent (10%) of Seller’s Adjusted Tangible Net Worth, or (ii) that questions or challenges the validity or enforceability of any of the Program Documents;

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(iii)any non-ordinary course material investigation or audit (in each case other than those that, pursuant to a legal requirement, may not be disclosed), in each case, by any Agency or Governmental Authority, relating to the origination, sale or servicing or Loans by Seller or the business operations of Seller, which if adversely determined, would reasonably be expected to result in a Material Adverse Effect with respect to Seller; and
(iv)any material penalties, sanctions or charges levied against Seller or any adverse change in any material Approval status.
(g)Servicing. Except as provided in Section 42, Seller shall not permit any Person other than the Seller to service Loans without the prior written consent of Agent, which consent shall not be unreasonably withheld or delayed.
(h)Lines of Business. Seller shall not materially change the nature of its business from that generally carried on by it as of the Effective Date.
(i)Transactions with Affiliates. The Seller shall not enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property or assets or the rendering or accepting of any service with any Affiliate, officer, director, senior manager, owner or guarantor unless (i) such transaction is with any Person listed in Schedule 2, so long as such Person is directly or indirectly 100% owned by the Seller and included in consolidated financial statements of Seller, (ii) such transaction is upon fair and reasonable terms no less favorable to the Seller than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate, officer, director, senior manager, owner or guarantor, (iii) in the ordinary course of the Seller’s business, (iv) such transaction is listed on Schedule 13(i) hereto, or (v) such transaction is a loan, guaranty or other transaction that would have been permitted under Section 13(n) if it had been made as a distribution.
(j)Defense of Title. Subject to the terms of the Intercreditor Agreement, Seller warrants and will defend the right, title and interest of Agent for the benefit of Buyers in and to all Purchased Items against all adverse claims and demands of all Persons whomsoever (other than any claim or demand related to any act or omission of Agent or Buyers, which claim or demand does not arise out of or relate to any breach or potential breach of a representation or warranty by Seller under this Agreement).
(k)Preservation of Purchased Items. Except as otherwise set forth under the Intercreditor Agreement, Seller shall do all things necessary to preserve the Purchased Items so that such Purchased Items remain subject to a first priority perfected security interest hereunder.
(l)No Assignment. Except as permitted by this Agreement, Seller shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant or suffer to exist a security interest in or lien on or otherwise encumber (except pursuant to the Program Documents), any of the Purchased Items or any interest therein, provided that this Section 13(l) shall not prevent any contribution, assignment, transfer or conveyance of Purchased Items in accordance with the Program Documents.
(m)Limitation on Sale of Assets. Seller shall not convey, sell, lease, assign, transfer or otherwise dispose of (collectively, “Transfer”), all or substantially all of its Property, business or assets (including, without limitation, receivables and leasehold interests) whether now owned or hereafter acquired outside of the ordinary course of its business unless, following such Transfer, Seller shall be in compliance with all of the other representations, warranties and covenants set forth in this Agreement.
(n)Limitation on Distributions. Without Agent’s consent, if an Event of Default has occurred and is continuing and (i) a Margin Deficit is outstanding, (ii) such Event of Default is due to the Seller’s failure to comply with Section 13(o), Section 13(p) or Section 13(q), or (iii) due to an Event of Default under Section 18(a)(i), Section 18(a)(ii) or Section 18(a)(iii) but only to the extent that such Event of Default under Sections 18(a)(ii) or Section 18(a)(iii) is with respect to a material amount due under such section, then the Seller shall not make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any stock of Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof,

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either directly or indirectly, whether in cash or property or in obligations of the Seller, provided however that Seller shall be able to make any distributions at any time to its shareholders required for purposes of meeting such shareholder’s tax liability related to its, his or hers ownership of Seller.
(o)Maintenance of Liquidity. Seller shall insure that, as of the end of each calendar month, Seller has, on a consolidated basis, cash and Cash Equivalents in an amount equal to not less than the Minimum Liquidity Amount.
(p)Maintenance of Adjusted Tangible Net Worth. Seller shall maintain, as of the end of each calendar month, a consolidated Adjusted Tangible Net Worth not less than the Minimum Adjusted Tangible Net Worth.
(q)Other Financial Covenants.
(i)Maintenance of Leverage. Seller shall not, as of the end of each calendar month, permit the ratio of the Seller’s consolidated Indebtedness to consolidated Adjusted Tangible Net Worth to be greater than the Maximum Leverage Ratio.
(ii)Minimum Net Income. If as of the last day of any calendar month within a fiscal quarter of the Seller, the Seller’s consolidated Adjusted Tangible Net Worth is less than [***] or the Seller, on a consolidated basis, has cash and Cash Equivalents in an amount that is less than [***], in either case, the Seller’s consolidated Net Income for that fiscal quarter before income taxes for such fiscal quarter shall equal or exceed [***].
(r)Servicing Transmission. Seller shall provide to Agent on a monthly basis no later than 11:00 a.m. (Eastern time) five (5) Business Days following the last day of the preceding calendar month (i) the Servicing Transmission, on a loan-by-loan basis and in the aggregate, with respect to the Loans serviced hereunder by Seller which were funded prior to the first day of the current month, summarizing Seller’s delinquency and loss experience with respect to such Loans serviced by Seller (including, in the case of such Loans, the following categories: current, 30-59, 60-89, 90-119, 120-180 and 180+) and (ii) any other information reasonably requested by Agent and/or Buyers with respect to the Loans.
(s)Insurance. The Seller or its Affiliates, will continue to maintain, for the Seller, insurance coverage with respect to employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount acceptable to Fannie Mae and Freddie Mac. Seller shall notify Agent as soon as reasonably possible after knowledge of any material change in the terms of any such insurance coverage.
(t)Certificate of a Responsible Officer of Seller. At the time that Seller delivers financial statements to Agent in accordance with Section 13(a) hereof, Seller shall forward to Agent a certificate of a Responsible Officer of Seller which demonstrates that the Seller is in compliance with the covenants set forth in Sections 13(o), (p), and (q) of this Agreement.
(u)Maintenance of Licenses. Seller shall (i) maintain all licenses, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Program Documents, (ii) remain in good standing with respect to such licenses, permits or other approvals, under the laws of each state in which it conducts material business, and (iii) conduct its business in accordance with applicable law in all material respects.
(v)Taxes, Etc. Seller shall timely pay and discharge, or cause to be paid and discharged, on or before the date they become delinquent, all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits or upon any of its property, real, personal or mixed (including without limitation, the Purchased Assets ) or upon any part thereof, as well as any other lawful claims which, if unpaid, become a Lien upon Purchased Assets that have not been repurchased, except for any such taxes, assessments and governmental charges, levies or claims as are appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are provided. Seller shall file on a timely basis all federal, and material state and local tax and

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information returns, reports and any other information statements or schedules required to be filed by or in respect of it.
(w)Takeout Payments. With respect to each Purchased Asset and the portion of each Security related to Purchased Assets subject to a Transaction, in each case that is subject to a Takeout Commitment, the Seller shall ensure that the related portion of the purchase price and all other payments under such Takeout Commitment to the extent related to Purchased Assets subject to a Transaction or such portion of each Security related to Purchased Assets subject to a Transaction shall be paid to Agent for the benefit of Buyers (or its designee) in accordance with the Joint Account Control Agreement or the Joint Securities Account Control Agreement, as applicable. Unless subject to the Joint Account Control Agreement or Joint Securities Account Control Agreement, with respect to any Takeout Commitment with an Agency, if applicable, (1) with respect to the wire transfer instructions as set forth in Freddie Mac Form 987 (Wire Transfer Authorization for a Cash Warehouse Delivery) such wire transfer instructions are identical to Agent’s wire instructions or Agent has approved such wire transfer instructions in writing in its sole discretion, or (2) the Payee Number set forth on Fannie Mae Form 1068 (Fixed-Rate, Graduated-Payment, or Growing-Equity Mortgage Loan Schedule) or Fannie Mae Form 1069 (Adjustable-Rate Mortgage Loan Schedule), as applicable, will be identical to the Payee Number that has been identified by Agent in writing as Agent’s Payee Number or Agent will have previously approved the related Payee Number in writing in its sole discretion; with respect to any Takeout Commitment with an Agency, the applicable agency documents will list Agent for the benefit of Buyers as sole subscriber, unless otherwise agreed to in writing by Agent, in Agent’s sole discretion.
(x)Delivery of Servicing Rights and Servicing Records. With respect to the Servicing Rights of each Purchased Asset, Seller shall deliver (or shall cause the related Servicer or Subservicer to deliver) such Servicing Rights to Agent for the benefit of Buyers on the related Purchase Date. Seller shall deliver (or cause the related Servicer or Subservicer to deliver) the Servicing Records and the physical and contractual servicing of each Purchased Asset, to Agent for the benefit of Buyers or its designee upon the termination of Seller or Servicer as the servicer pursuant to Section 42.
(y)Agency Audit. Seller shall at all times maintain copies of relevant portions of all Agency Audits in which there are material adverse findings, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal.
(z)Illegal Activities. Seller shall not engage in any conduct or activity that is reasonably likely to subject a material portion of its assets to forfeiture or seizure or reasonably likely to result in a Material Adverse Effect.
(aa)Agency Approvals; Servicing. To the extent previously approved and necessary for Seller to conduct its business in all material respects as it is then being conducted, Seller shall maintain its status with Fannie Mae and Freddie Mac as an approved seller/servicer, with Ginnie Mae as an approved issuer and an approved servicers, FHA as an approved mortgagee and as an RHS lender and an RHS Servicer in each case in good standing (each such approval, an “Agency Approval”); provided, that should Seller decide to no longer maintain an Agency Approval (as opposed to an Agency withdrawing an Agency Approval, but including an Agency ceasing to exist), (i) Seller shall notify Agent in writing, and (ii) Seller shall provide Agent with written or electronic evidence that the Eligible Loans are eligible for sale to another Agency. Should Seller, for any reason, cease to possess all such applicable Agency Approvals to the extent necessary, Seller shall so notify Agent promptly in writing. Notwithstanding the preceding sentence and to the extent previously approved, Seller shall take all necessary action to maintain all of its applicable Agency Approvals at all times during the term of this Agreement and each outstanding Transaction.
(ab)Quality Control Report. At the time that Seller delivers financial statements to Agent in accordance with Section 13(a) hereof, Seller shall forward to Agent a report on its internal quality control program that evaluates and monitors, on a regular basis, the overall quality of its loan origination and servicing activities and that: ensures that the Loans are serviced in accordance with Accepted Servicing Practices; guards against dishonest, fraudulent, or negligent acts; and guards against errors and omissions by officers, employees, or other authorized persons.

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14.REPURCHASE DATE PAYMENTS
On each Repurchase Date, the Seller shall remit or shall cause to be remitted to Agent for the benefit of Buyers the Repurchase Price together with any other Obligations then due and payable.
15.REPURCHASE OF PURCHASED ASSETS
Upon discovery by the Seller of a breach in any material respect of any of the representations and warranties set forth on Schedule 1 to this Agreement, the Seller shall give prompt written notice thereof to Agent. Upon any such discovery by Agent, Agent will notify the Seller. It is understood and agreed that the representations and warranties set forth in Schedule 1 to this Agreement with respect to the Purchased Assets shall survive delivery of the respective Mortgage Files to the Custodian and shall inure to the benefit of Agent for the benefit of Buyers. The fact that Agent or any Buyer has conducted or has failed to conduct any partial or complete due diligence investigation in connection with its purchase of any Purchased Asset shall not affect Agent’s (for the benefit of Buyers) right to demand repurchase as provided under this Agreement. The Seller shall, within [***] Business Days of the earlier of the Seller’s discovery or the Seller receiving notice with respect to any Purchased Asset of (i) any breach of a representation or warranty contained in Schedule 1 to this Agreement any material respect, or (ii) any failure to deliver any of the items required to be delivered as part of the Mortgage File within the time period required for delivery pursuant to the Custodial Agreement, promptly cure such breach or delivery failure in all material respects. If within [***] Business Days after the earlier of the Seller’s discovery of such breach or delivery failure or the Seller receiving notice thereof, such breach or delivery failure has not been remedied by the Seller in all material respects, the Seller shall promptly upon receipt of written instructions from Agent, at Agent’s option, either (i) repurchase such Purchased Asset at a purchase price equal to the Repurchase Price with respect to such Purchased Asset by wire transfer to the account set forth on Exhibit C hereto, or (ii) transfer comparable Substitute Assets to Agent for the benefit of Buyers, as provided in Section 16 hereof.
16.SUBSTITUTION
Seller may, subject to written agreement with and acceptance by Agent (for the benefit of Buyers) in its sole discretion upon one (1) Business Day’s notice, substitute other assets, including U.S. Treasury Securities, which are substantially the same as the Purchased Assets (the “Substitute Assets”) for any Purchased Assets. Such substitution shall be made by transfer to Agent (for the benefit of Buyers) of such Substitute Assets and transfer to the Seller of such Purchased Assets (the “Reacquired Assets”) along with the other information to be provided with respect to the applicable Substitute Asset as described in the form of Transaction Notice. Upon substitution, the Substitute Assets shall be deemed to be Purchased Assets, the Reacquired Assets shall no longer be deemed Purchased Assets, Agent (for the benefit of Buyers) shall be deemed to have terminated any security interest that Agent (for the benefit of Buyers) may have had in the Reacquired Assets and any Purchased Items solely related to such Reacquired Assets to the Seller unless such termination and release would give rise to or perpetuate an unpaid, due and payable Margin Call. Concurrently with any termination and release described in this Section 16, Agent (for the benefit of Buyers) shall execute and deliver to the Seller upon request and Agent (for the benefit of Buyers) hereby authorizes the Seller to file and record such documents as the Seller may reasonably deem necessary or advisable in order to evidence such termination and release.
17.APPOINTMENT AND AUTHORITY OF AGENT
(a)     Except as expressly set forth in this Agreement to the contrary, each Buyer has appointed and designated the Agent under the Administration Agreement for the purpose of performing any action hereunder and under the other Program Documents and authorizes Agent to take such actions on its behalf and to exercise such powers as are delegated to Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. It is understood and agreed that the use of the term “agent” (or any other similar term) herein or in any other Program Document with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

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(b)    Seller, on behalf of itself and its Affiliates, hereby authorizes Agent and each Buyer to do any of the following: instruct the remittance of, or remit, proceeds by Agent to any Buyer as agreed to by Buyers, and the Seller waives any right which it may have to direct such remittance.
(c)    Agent, or any agent or agents hereafter appointed, at any time may resign by giving thirty (30) days’ prior written notice of resignation to the Seller and Buyer Entities (as defined in the Administration Agreement) and complying with the applicable provisions of this Section 17(c); provided, however, that such resignation is not effective until such time that a replacement is appointed. A successor Agent shall be promptly appointed by all Required Buyers (as defined in the Administration Agreement) and consented to by the Seller, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Agent and one copy to the successor Agent; provided that, if no successor Agent shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Agent may petition any court of competent jurisdiction for the appointment of a successor Agent.
(d)    Any successor Agent appointed as provided in Section 17(c) hereof shall execute and deliver to the Seller, Buyer Entities (as defined in the Administration Agreement) and to its predecessor Agent an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor Agent shall become effective and such successor Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of its predecessor, with like effect as if originally named as Agent (the predecessor Agent shall be discharged from its duties and obligations as Agent hereunder and under the other Program Documents); provided that upon the written request of the Seller, Required Buyers (as defined in the Administration Agreement) or the successor Agent, Agent ceasing to act shall execute and deliver (a) an instrument transferring to such successor Agent all of the rights of Agent so ceasing to act and (b) to such successor Agent such instruments as are necessary to transfer the Collateral (as defined in the Administration Agreement) to such successor Agent (including assignments of all Collateral (as defined in the Administration Agreement) or Program Documents). Upon the request of any such successor Agent made from time to time, the Seller shall execute any and all papers which the successor Agent shall reasonably request to more fully and certainly vest in and confirm to such successor Agent all such rights. In furtherance of the foregoing, upon replacement of the Agent as contemplated herein, the Agent authorizes the successor Agent to file such financing statements as the successor Agent deems appropriate to further evidence the assumption by such successor Agent of the role as Agent hereunder. Any releases, limitations on liability and other exculpatory provisions from time to time granted to or otherwise provided for the benefit of a successor Agent or any of its successors or assigns in such capacity shall, in addition to inuring to the benefit of such Person, also inure to the benefit of NCFA in its capacity as the predecessor Agent. Any releases, limitations on liability and other exculpatory provisions applicable to the Agent set forth in this Agreement or any Program Document shall continue in effect for the benefit of the predecessor Agent in respect of any actions taken or omitted to be taken by it in its capacity as and while was the Agent under this Agreement and the other Program Documents.
(e)    Any Person into which Agent may be merged or converted or with which it may be consolidated, or any Person surviving or resulting from any merger, conversion or consolidation to which Agent shall be a party or any Person succeeding to the commercial banking business of Agent, shall be the successor Agent (in each case, absent an Event of Default, with the consent of Seller) without the execution or filing of any paper or any further act on the part of any of the parties.

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18.EVENTS OF DEFAULT
Each of the following events shall constitute an Event of Default (an “Event of Default”) hereunder, subject to any applicable cure periods to the extent such event is susceptible to being cured:
(a)Payment Default. Seller defaults in the payment of (i) any payment of Margin Deficit, Price Differential or Repurchase Price hereunder or under any other Program Document; provided, that, with respect to this clause (i), if the Seller provides Agent with written evidence reasonably satisfactory to Agent that such failure is solely the result of an administrative error, such failure shall only be deemed an Event of Default if such failure to comply shall continue unremedied for a period of [***] Business Day, (ii) expenses or fees and amounts due and owing to the Custodian and such failure to pay expenses or fees and amounts due and owing to the Custodian continues for more than [***] days after receipt by a Responsible Officer of notice of such default, or (iii) any other Obligations, with respect to this clause (iii), within [***] Business Days following the earlier to occur of (x) receipt by a Responsible Officer of Seller of written notice from Buyer of such default or (y) Seller’s knowledge of such default;
(b)Representation and Covenant Defaults.
(i)The failure of the Seller to perform, comply with or observe any term, representation, covenant or agreement applicable to the Seller in any material respect, in each case, after the expiration of the applicable cure period, if any, as specified in such covenant, contained in:
(A)Section 13(c) (Existence) only to the extent relating to maintenance of existence and compliance with the requirements of all applicable material laws, rules, regulations and orders of Governmental Authorities, provided, that if the Seller provides Buyer with written evidence reasonably satisfactory to Buyer that such failure is solely the result of an administrative error, such failure shall only be deemed an Event of Default if such failure to comply shall continue unremedied for a period of five (5) Business Days or such failure shall be determined by Buyer in its good faith discretion to result in a Material Adverse Effect,
(B)Section 13(d) (Prohibition of Fundamental Change),
(C)Section 13(o) (Maintenance of Liquidity), provided Seller shall be entitled to five (5) Business Days to cure any such default from the earlier of notice or knowledge of such failure,
(D)Section 13(p) (Maintenance of Adjusted Tangible Net Worth), provided Seller shall be entitled to [***] Business Days to cure any such default from the earlier of notice or knowledge of such failure,
(E)Section 13(q) (Other Financial Covenants), provided Seller shall be entitled to [***] Business Days to cure any such default from the earlier of notice or knowledge of such failure,
(F)Section 13(w) (Takeout Payments); provided that if the Seller provides Buyer with written evidence reasonably satisfactory to Buyer that such failure is solely the result of an administrative error, such failure shall only be deemed an Event of Default if such failure to comply shall continue unremedied for a period of [***] Business Days or if such failure results in a Material Adverse Effect,
(G)Section 13(z) (Illegal Activities),
(ii)(A) Any representation, warranty or certification made herein or in any other Program Document by Seller or any certificate furnished to Agent and/or Buyers pursuant to the provisions hereof or thereof shall prove to have been untrue or misleading in any material respect

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as of the time made or furnished and such breach is not cured within [***] Business Days after knowledge thereof by, or notice thereof to, a Responsible Officer, or (B) any representation or warranty made by Seller in Schedule 1 to this Agreement shall prove to have been untrue or misleading in any material respect as of the time made or furnished and the Seller shall have made any such representations and warranties with actual knowledge by a Responsible Officer that they were materially false or misleading at the time made; provided that each such breach of a representation or warranty made in Schedule 1 hereto that is not made with such knowledge shall be considered solely for the purpose of determining the Market Value of the Loans affected by such breach, and shall not be the basis for declaring an Event of Default under this Agreement; and
(iii)Seller fails to observe or perform, in any material respect, any other covenant or agreement contained in this Agreement (and not identified in Section 18(a) or (b)(i) hereof or any other clause of this Section 18) or any other Program Document and such failure to observe or perform is not cured within [***] Business Days after knowledge thereof by, or notice thereof to, a Responsible Officer;
(c)Judgments. Any final, judgment or judgments or order or orders for the payment of money is rendered against the Seller in excess of [***] of Seller’s Adjusted Tangible Net Worth in the aggregate shall be rendered against the Seller by one or more courts, administrative tribunals or other bodies having jurisdiction over the Seller and the same shall not be discharged (or provisions shall not be made for such discharge), satisfied, or bonded, or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof and the Seller shall not, within said period of sixty (60) days, or such longer period during which execution of the same has been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal;
(d)Insolvency Event. The Seller (i) discontinues or abandons operation of its business; (ii) fails generally to, or admits in writing its inability to, pay its debts as they become due; (iii) files a voluntary petition in bankruptcy, seeks relief under any provision of any bankruptcy, reorganization, moratorium, delinquency, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or subsequently in effect; (iv) consents to the filing of any petition against it under any such law; (v) consents to the appointment of or taking possession by a custodian, receiver, conservator, trustee, liquidator, sequestrator or similar official for the Seller, or of all or any substantial part of its respective Property; (vi) makes an assignment for the benefit of its creditors; or (vii) has a proceeding instituted against it in a court having jurisdiction in the premises seeking (A) a decree or order for relief in respect of Seller in an involuntary case under any applicable bankruptcy, insolvency, liquidation, reorganization or other similar law now or hereafter in effect, or (B) the appointment of a receiver, liquidator, trustee, custodian, sequestrator, conservator or other similar official of Seller, or for any substantial part of its property, or for the winding-up or liquidation of its affairs (provided, however, if such proceeding or appointment is the result of the commencement of involuntary proceedings or the filing of an involuntary petition against such Person no Event of Default shall be deemed to have occurred under this Section 18(d)(vii) unless such proceeding or appointment is not stayed or dismissed within sixty (60) days after the initial date thereof;
(e)Change of Control. A Change of Control of the Seller shall have occurred without the prior consent of Agent, unless (i) waived by Buyer in writing, or (ii) the Seller shall have repurchased all Purchased Assets subject to Transactions within thirty (30) days thereof;
(f)Liens. Except for the Liens contemplated under the Intercreditor Agreement, the Seller shall grant, or suffer to exist, any Lien on any Purchased Item that has not been repurchased except the Liens permitted under this Agreement and under the Intercreditor Agreement; or the Liens contemplated hereby shall cease to be first priority perfected Liens on the Purchased Items that have not been repurchased in favor of Agent (for the benefit of Buyers) or shall be Liens in favor of any Person other than Agent (for the benefit of Buyers) or this Agreement shall for any reason cease to create a valid, first priority security interest or ownership interest upon transfer in any of the Purchased Assets or Purchased Items purported to be covered hereby and that have not been repurchased, in each case in each case (i) to the extent such Lien or failure is not cured within [***] Business Days following the earlier to occur of (x)

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written notice from Buyer to a Responsible Officer of Seller of such Lien or failure or (y) Seller’s knowledge of such Lien or failure and (ii) subject to the terms of the Intercreditor Agreement;
(g)Going Concern. The Seller’s audited financial statements delivered to Agent shall contain an audit opinion that is qualified or limited by reference to the status of Seller as a “going concern” or reference of similar import;
(h)Third Party Cross Default. Any “event of default” or any other default by Seller under any Indebtedness to which Seller is a party (after the expiration of any applicable grace or cure period under any such agreement) individually in excess of [***] outstanding, which has resulted in the acceleration of the maturity of such other Indebtedness, provided that such default or “event of default” shall be deemed automatically cured and without any action by Agent, any Buyer or Seller, if, within [***] calendar days after Seller’s receipt of notice of such acceleration, (A) the Indebtedness that was the basis for such default is discharged in full, (B) the holder of such Indebtedness has rescinded, annulled or waived the acceleration, notice or action giving rise to such default, or (C) such default has been cured and no “event of default” or any other default continues under such other Indebtedness; or
(i)Enforceability. For any reason, this Agreement or any other Program Document at any time shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any Person (other than Buyers or Agent for the benefit of Buyers) shall contest the validity, enforceability or perfection of any Lien granted pursuant thereto, or any party thereto (other than Buyers or Agent for the benefit of Buyers) shall seek to disaffirm, terminate, limit or reduce its obligations hereunder.
19.REMEDIES
(a)Upon the occurrence of an Event of Default, Agent on behalf of Buyers, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Event of Default pursuant to Section 18(d), shall have the right to exercise any or all of the following rights and remedies:
(i)Agent has the right to cause the Repurchase Date for each Transaction hereunder, if it has not already occurred, to be deemed immediately to occur (provided that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction may be deemed immediately canceled). Agent shall (except for deemed exercises) give written notice to Seller of the exercise of such option as promptly as practicable.
(A)The Seller’s obligations hereunder to repurchase all Purchased Assets at the Repurchase Price therefor on the Repurchase Date (determined in accordance with the preceding sentence) in such Transactions shall thereupon become immediately due and payable; all Income paid after such exercise or deemed exercise shall be remitted to and retained by Agent and applied to the aggregate Repurchase Price and any other amounts owing by the Seller hereunder; the Seller shall immediately deliver to Agent or its designee any and all Purchased Assets, original papers, Servicing Records and files relating to the Purchased Assets subject to such Transaction then in the Seller’s possession and/or control; and all right, title and interest in and entitlement to such Purchased Assets and Servicing Rights thereon shall be deemed transferred to Agent or its designee; provided, however, in the event that the Seller repurchases any Purchased Asset pursuant to this Section 19(a)(i), Agent shall deliver to Seller any and all original papers, records and files relating to such Purchased Asset then in its possession and/or control.
(B)To the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price as so increased, (x) the Post-

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Default Rate in effect following an Event of Default to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to Section 19(a)(i)(A) hereof (decreased as of any day by (i) any amounts actually in the possession of Agent pursuant to Section 19(a)(i)(C) hereof, (ii) any proceeds from the sale of Purchased Assets applied to the Repurchase Price pursuant to Section 19(a)(ii) hereof, and (iii) any other Purchased Items, Related Security or other assets of Seller held by Agent and applied to the Obligation.
(C)All Income actually received by Agent pursuant to Section 7 or otherwise shall be applied to the aggregate unpaid Repurchase Price and any other amounts owed by Seller.
(ii)Agent shall have the right to, at any time on or following the Business Day following the date on which the Repurchase Price became due and payable pursuant to Section 19(a)(i), (A) immediately sell, without notice or demand of any kind, at a public or private sale and at such price or prices as Agent may deem to be appropriate in its good faith discretion and in accordance with applicable Requirements of Law for cash or for future delivery without assumption of any credit risk, any or all or portions of the Purchased Assets and Purchased Items on a servicing released basis and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by Seller hereunder or (B) in its good faith discretion and in accordance with applicable Requirements of Law elect, in lieu of selling all or a portion of such Purchased Assets, to give Seller credit for such Purchased Assets, Purchased Items, Related Security or other assets of Seller held by Agent in an amount equal to the Market Value of the Purchased Assets (provided that Agent shall solicit at least three (3) third party bids) against the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder. The proceeds of any disposition of Purchased Assets and the Purchased Items will be applied to the Obligations and Agent and Buyers’ related expenses as determined by Agent in its good faith discretion and in accordance with applicable Requirements of Law. Agent on behalf of Buyers may purchase any or all of the Purchased Assets at any public or private sale.
(iii)The Seller shall remain liable to Agent and Buyers for any amounts that remain owing to Agent and Buyers following a sale and/or credit under the preceding section. Seller will be liable to Agent and Buyers for (A) the amount of all reasonable legal or other expenses (including, without limitation, all costs and expenses of Agent and Buyers in connection with the enforcement of this Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, further including but not limited to, the reasonable fees and expenses of counsel (including the allocated costs of internal counsel of Agent and Buyers)) incurred in connection with or as a result of an Event of Default, (B) damages in an amount equal to the reasonable documented, out-of-pocket cost of Agent and Buyers (including all fees, expenses, and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (C) any other out-of-pocket loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.
(iv)Agent shall have the right to terminate this Agreement and declare all obligations of the Seller to be immediately due and payable, by a notice in accordance with Section 21 hereof.
(v)The parties recognize that it may not be possible to purchase or sell all of the Purchased Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Assets may not be liquid. In view of the nature of the Purchased Assets, the parties agree that liquidation of a Transaction or the underlying Purchased Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Agent may elect the time and manner of liquidating any Purchased Asset and nothing contained herein shall obligate Agent to liquidate any Purchased Asset on the occurrence of an Event of Default or to liquidate all Purchased Assets in the same manner or on

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the same Business Day or shall constitute a waiver of any right or remedy of Agent. Notwithstanding the foregoing, the parties to this Agreement agree that the Transactions have been entered into in consideration of and in reliance upon the fact that all Transactions hereunder constitute a single business and contractual obligation and that each Transaction has been entered into in consideration of the other Transactions.
(vi)To the extent permitted by applicable law, the Seller waives all claims, damages and demands it may acquire against Agent or any Buyer arising out of the exercise by Agent or any Buyer of any of its rights hereunder after an Event of Default, other than those claims, damages and demands arising from the gross negligence or willful misconduct of Agent. If any notice of a proposed sale or other disposition of Purchased Items shall be required by law, such notice shall be deemed reasonable and proper if given at least two (2) Business Days before such sale or other disposition.
(b)The Seller hereby acknowledges, admits and agrees that the Seller’s obligations under this Agreement are recourse obligations of the Seller.
(c)Agent shall have the right to obtain physical possession of the Servicing Records and all other files of the Seller relating to the Purchased Assets and Purchased Items and all documents relating to the Purchased Assets and Purchased Items which are then or may thereafter come into the possession of the Seller or any third party acting for the Seller and the Seller shall deliver to Agent such assignments as Agent shall request; provided that if such records and documents also relate to mortgage loans other than the Purchased Assets, Agent shall have a right to obtain copies of such records and documents, rather than originals.
(d)Agent shall have the right to direct all Persons servicing the Purchased Assets to take such action with respect to the Purchased Assets as Agent determines appropriate and as is consistent with the Servicer’s obligations and applicable law.
(e)In addition to all the rights and remedies specifically provided herein, Agent shall have all other rights and remedies provided by applicable federal, state, foreign, and local laws, whether existing at law, in equity or by statute, including, without limitation, all rights and remedies available to a purchaser or a secured party, as applicable, under the UCC.
(f)Except as otherwise expressly provided in this Agreement or by applicable law, Agent shall have the right to exercise any of its rights and/or remedies immediately upon the occurrence and during the continuance of an Event of Default, and at any time thereafter, with notice to Seller, without presentment, demand, protest or further notice of any kind other than as expressly set forth herein, all of which are hereby expressly waived by the Seller. All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Agent may have.
(g)Agent may enforce its and each Buyer’s rights and remedies hereunder without prior judicial process or hearing, and the Seller hereby expressly waives, to the extent permitted by law, any right the Seller might otherwise have to require Agent to enforce its rights by judicial process. The Seller also waives, to the extent permitted by law (and absent any willful misconduct or gross negligence of Agent), any defense (other than a defense of payment or performance) the Seller might otherwise have arising from use of nonjudicial process, enforcement and sale of all or any portion of the Purchased Assets and any other Purchased Items or from any other election of remedies. The Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.
(h)The Seller shall cause all sums received by the Seller after and during the continuance of an Event of Default with respect to the Purchased Assets to be deposited with such Person as Agent may direct after receipt thereof. To the extent permitted by applicable law, Seller shall be liable to Agent and Buyers for interest on any amounts owing by Seller hereunder, from the date Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by Seller or (ii) satisfied in full by the exercise of Agent and each Buyer’s rights hereunder. Interest on any sum payable by Seller to Agent and

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Buyers under this Section 19(h) is at a rate equal to the Post-Default Rate and all reasonable costs and expenses incurred in connection with hedging or covering transactions related to the Purchased Assets, conduit advances and payments for mortgage insurance.
20.DELAY NOT WAIVER; REMEDIES ARE CUMULATIVE
No failure on the part of Agent or any Buyer to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Agent or any Buyer of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All rights and remedies of Agent and Buyers provided for herein are cumulative and in addition to any and all other rights and remedies provided by law, the Program Documents and the other instruments and agreements contemplated hereby and thereby, and are not conditional or contingent on any attempt by Agent or any Buyer to exercise any of its rights under any other related document. Agent and Buyers may exercise at any time after the occurrence of an Event of Default one or more remedies, as it so desires, and may thereafter at any time and from time to time exercise any other remedy or remedies. An Event of Default will be deemed to be continuing unless expressly waived by Agent in writing.
21.NOTICES AND OTHER COMMUNICATIONS
Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein and under the Custodial Agreement (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by Electronic Transmission, telecopy or email) delivered to the intended recipient at the address of such Person set forth in this Section 21 below; or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Agreement and except for notices given by the Seller under Section 3(a) (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by Electronic Transmission, telecopier or email or delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person.
If to Agent and/or NCFA Buyer:

Nomura Corporate Funding Americas, LLC
[***]

With copies to:

Nomura Corporate Funding Americas, LLC
[***]

Alston & Bird LLP
[***]
If to SPV Buyer:

Nomura Corporate Funding Americas, LLC
Oakdale Secured Funding Trust Quartz, acting with respect to Series 2020-1
[***]

With copies to:

Nomura Corporate Funding Americas, LLC
Oakdale Secured Funding Trust Quartz, acting with respect to Series 2020-1

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[***]

Alston & Bird LLP
[***]
If to the Seller:

Rocket Mortgage, LLC
    1050 Woodward Avenue
    Detroit, Michigan 48226
    [***]

With a copy to:

Rocket Mortgage, LLC
1050 Woodward Avenue
Detroit, Michigan 48226
[***]

22.USE OF EMPLOYEE PLAN ASSETS
No assets of any Plan subject to any provision of ERISA or Similar Law shall be used by either party hereto in a Transaction.
23.INDEMNIFICATION AND EXPENSES.
(a)The Seller agrees to hold Agent, each Buyer, and their respective Affiliates and their officers, directors, employees, agents and advisors (each, an “Indemnified Party”) harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, and documented and out-of-pocket costs and expenses of any kind (including reasonable fees of counsel) which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, the “Costs”) relating to or arising out of this Agreement, any other Program Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any other Program Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than any Indemnified Party’s gross negligence or willful misconduct or a claim by one Indemnified Party against another Indemnified Party. Without limiting the generality of the foregoing, the Seller agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Loans relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation laws with respect to unfair or deceptive lending practices and predatory lending practices, the Truth in Lending Act and/or the Real Estate Settlement Procedures Act, that, in each case, results from anything other than such Indemnified Party’s gross negligence or willful misconduct or a claim by one Indemnified Party against another Indemnified Party. In any suit, proceeding or action brought by an Indemnified Party in connection with any Purchased Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset, the Seller will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Seller. The Seller also agrees to reimburse an Indemnified Party promptly after billed by such Indemnified Party for all such Indemnified Party’s reasonable documented, actual, out-of-pocket costs and expenses incurred in connection with the

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enforcement or the preservation of such Indemnified Party’s rights under this Agreement, any other Program Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel. The Seller hereby acknowledges that, the obligations of the Seller under this Agreement are recourse obligations of the Seller.
(b)The Seller agrees to pay all of the documented out-of-pocket costs and expenses reasonably incurred by Agent and Buyers in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, any other Program Document or any other documents prepared in connection herewith or therewith. The Seller agrees to pay all of the documented out-of-pocket costs and expenses reasonably incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including, without limitation, (i) filing fees and all the reasonable fees, disbursements and expenses of counsel to Agent and Buyers incurred and (ii) all the due diligence, inspection, testing and review costs and expenses incurred by Agent and Buyers with respect to Purchased Items under this Agreement, including, but not limited to, those costs and expenses incurred by Agent and Buyers pursuant to this Section 23 and Section 43 hereof but excluding pre-closing upfront diligence (including legal and credit diligence); provided, however, that (x) the aggregate amount of such costs and expenses referred to in clause (i) of this sentence shall not exceed [***] (exclusive of amendments hereto and subject to the last sentence of this Section 23(b)), and (y) the aggregate amount of such costs and expenses referred to in clause (ii) of this sentence and incurred after the Effective Date shall not exceed [***] per annum; provided that after the occurrence of an Event of Default, such caps referred to in clause (y) shall not be applicable. Agent shall deliver to the Seller copies of documentation supporting any of the foregoing demands on the Seller’s request. The Seller, Agent, each Buyer, and each Indemnified Party also agree not to assert any claim against the others or any of their Affiliates, or any of their respective officers, directors, members, managers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Program Documents, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated hereby or thereby. THE FOREGOING INDEMNITY AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES. The [***] cap referred to in Section 23(b)(ii)(x)(i) hereof shall only apply to the original documentation in respect of the facility evidenced by the Program Documents.
(c)If the Seller fails to pay when due any costs, expenses or other amounts payable by it under this Agreement, including, without limitation, reasonable fees and expenses of counsel and indemnities, such amount may be paid on behalf of the Seller by Agent for the benefit of Buyers (including without limitation by Agent for the benefit of Buyers netting such amount from the proceeds of any Purchase Price paid by Agent for the benefit of Buyers to the Seller hereunder), in its sole discretion and the Seller shall remain liable for any such payments by Agent for the benefit of Buyers (except those that are paid by Seller, including by netting against any Purchase Price). No such payment by Agent for the benefit of Buyers shall be deemed a waiver of any of Agent or any Buyer’s rights under the Program Documents (except those that are paid by Seller, including by netting against any Purchase Price).
(d)Without prejudice to the survival of any other agreement of Seller hereunder, the covenants and obligations of Seller contained in this Section 23 shall survive the payment in full of the Repurchase Price and all other amounts payable hereunder and delivery of the Purchased Assets by Agent for the benefit of Buyers against full payment therefor.
(e)The obligations of Seller from time to time to pay the Repurchase Price and all other amounts due under this Agreement are full recourse obligations of Seller.
24.WAIVER OF DEFICIENCY RIGHTS
Seller hereby expressly waives, to the fullest extent permitted by law, any right that it may have to direct the order in which any of the Purchased Items shall be disposed of in the event of any disposition pursuant hereto.

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25.REIMBURSEMENT
All sums reasonably expended by Agent and/or Buyers in connection with the exercise of any right or remedy provided for herein shall be and remain Seller’s obligation (unless and to the extent that Seller is the prevailing party in any dispute, claim or action relating thereto or Agent, a Buyer or an Indemnified Party is grossly negligent or engages in willful misconduct relating thereto). The Seller agrees to pay, with interest at the Post-Default Rate to the extent that an Event of Default has occurred, the documented out-of-pocket expenses and reasonable attorneys’ fees reasonably incurred by Agent, Buyers and/or Custodian in connection with the preparation, negotiation, enforcement (including any waivers), administration and amendment of the Program Documents (regardless of whether a Transaction is entered into hereunder), the reasonable taking of any action, including legal action, required or permitted to be taken by Agent and/or Buyers (without duplication to Agent and/or Buyers) and/or Custodian pursuant thereto, subject to Section 23(b), any due diligence, inspection, testing and review costs and expenses in connection with any “due diligence” or loan agent reviews conducted by Agent or on its behalf or by refinancing or restructuring in the nature of a “workout” all pursuant to the terms of this Agreement.
26.FURTHER ASSURANCES
The Seller agrees to do such further acts and things and to execute and deliver to Agent such additional assignments, acknowledgments, agreements, powers and instruments as are reasonably required by Agent to carry into effect the intent and purposes of this Agreement and the other Program Documents, to grant, preserve, protect and perfect the interests of Agent for the benefit of Buyers in the Purchased Items or to better assure and confirm unto Agent for the benefit of Buyers its rights, powers and remedies hereunder and thereunder.
27.TERMINATION
This Agreement shall remain in effect until the Termination Date. However, no such termination shall affect the Seller’s outstanding obligations to Agent or any Buyer at the time of such termination. The Seller’s obligations under Section 5, Section 12, Section 23, and Section 25 and any other reimbursement or indemnity obligation of the Seller to Agent or any Buyer pursuant to this Agreement or any other Program Documents shall survive the termination hereof.
28.SEVERABILITY
If any provision of any Program Document is declared invalid by any court of competent jurisdiction, such invalidity shall not affect any other provision of the Program Documents, and each Program Document shall be enforced to the fullest extent permitted by law.
29.BINDING EFFECT; GOVERNING LAW
This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations under this Agreement or any other Program Document without the prior written consent of Agent. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
30.AMENDMENTS
Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Seller, Agent and Buyers and any provision of this Agreement imposing obligations on the Seller or granting rights to Agent or Buyers may be waived by Agent.

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31.SUCCESSORS AND ASSIGNS
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
32.CAPTIONS
The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
33.COUNTERPARTS
This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. The parties agree that this Agreement, any documents to be delivered pursuant to this Agreement and any notices hereunder may be transmitted between them by email and/or facsimile. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. Documents executed, scanned and transmitted electronically, and electronic signatures, shall be deemed original signatures for purposes of this Agreement and any related documents and all matters related thereto, with such scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Agreement and any related document may be accepted, executed or agreed to through use of an electronic signature in accordance with applicable eCommerce Laws. Any document accepted, executed or agreed to in conformity with such eCommerce Laws, by one or both parties, will be binding on both parties the same as if it were physically executed. Each party consents to the commercially reasonable use of third party electronic signature capture service providers and record storage providers.
34.SUBMISSION TO JURISDICTION; WAIVERS
EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:
(A)    SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND/OR ANY OTHER PROGRAM DOCUMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF MICHIGAN, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE EASTERN DISTRICT OF MICHIGAN, AND APPELLATE COURTS FROM ANY THEREOF;
(B)    CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;
(C)    AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 21 HEREOF OR AT SUCH OTHER ADDRESS OF WHICH AGENT SHALL HAVE BEEN NOTIFIED; AND
(D)    AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

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35.WAIVER OF JURY TRIAL
SELLER, AGENT AND BUYERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER PROGRAM DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
36.ACKNOWLEDGEMENTS
The Seller hereby acknowledges that:
(a)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Program Documents;
(b)Agent and each Buyer has no fiduciary relationship to the Seller; and
(c)no joint venture exists among Agent, Buyers and the Seller.
37.HYPOTHECATION OR PLEDGE OF PURCHASED ITEMS.
(a)Subject to the terms set forth below and the limitations set forth in Section 37(b) hereof, Agent or Buyers shall have free and unrestricted use of all Purchased Assets and nothing in this Agreement shall preclude Agent or Buyers from engaging in repurchase transactions with the Purchased Assets or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Assets (each of the foregoing, a “Repledge Transaction”) to a third party (each, a “Repledgee”). Notwithstanding the foregoing, no such Repledge Transaction under this Section 37 shall relieve Agent or a Buyer of its obligations under the Program Documents, including, without limitation, Agent’s or Buyers’ (as applicable) obligation to transfer Purchased Assets to Seller pursuant to the terms of the Program Documents, and its obligation to return to Seller the exact Purchased Assets and the related Purchased Items and not substitutes therefor. Additionally, (i) with respect to any Repledge Transaction that constitutes a securitization (a “Repledge Securitization”) of the Purchased Assets or Agent’s or Buyers’ (as applicable) interests therein (the “Securitization Collateral”), the party that ultimately receives a security interest in such Securitization Collateral (the “Securitization Secured Party”) shall enter into a side letter, in form and substance acceptable to Agent and Seller, whereby the Securitization Secured Party agrees that (x) upon an event of default (or term of similar significance) pursuant to the related securitization documents such that the Securitization Secured Party is able to take possession of or otherwise realize upon the Securitization Collateral, the Securitization Secured Party shall provide notice thereof to Seller, and Seller shall have the right to then purchase Purchased Loans from the Securitization Secured Party at the Repurchase Price for such Purchased Loans within thirty (30) days of the receipt of such notice and (y) upon remittance of the applicable Repurchase Price, the Seller shall automatically become the owner of the Purchased Loans and the servicing rights related thereto and all Obligations of Seller under this Agreement shall cease to exist other than those that by their express terms survive and (z) the Securitization Secured Party shall automatically cease to have any right, title or interest in such Purchased Loans and the servicing rights related thereto, (ii) the Purchased Assets shall not be transferred from the Custodian except pursuant to the terms of the Custodial Agreement, (iii) regardless of the form of Repledge Transaction, the applicable certificates or other form of collateral representing the Repledgee’s interest in the Purchased Assets (the “Repledged Collateral”) shall initially be held by Deutsche Bank National Trust Company as custodian, or such other custodian as the Agent or Buyers (as applicable) notify the Seller shall serve as the initial custodian with respect to such Repledged Collateral in the applicable Repledge Transaction (which notice shall be no less than five (5) Business Days prior to the applicable Repledged Collateral being transferred to such other initial custodian, along

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with key contact information for such custodian) (the “Repledge Custodian”), and (iv) the Agent or Buyers (as applicable) shall provide the Seller with no less than five (5) Business Days’ prior written notice before any Repledged Collateral is transferred from the Repledge Custodian to an alternative custodian, along with key contact information at the applicable alternative custodian. In furtherance, and not by limitation of, the foregoing, it is acknowledged that each counterparty with which any Buyer may engage in a transaction as contemplated hereunder is a repledgee as contemplated by Sections 9-207 and 9-623 of the UCC (and the relevant Official Comments thereunder). For the avoidance of doubt, Seller’s obligations to (i) pay due diligence costs pursuant to Section 43 herein, shall be limited to the extent they relate to the Collateral as defined in this Agreement, and (ii) cure any Exceptions shall be limited to any Exceptions relating to the Collateral as defined in this Agreement. In no event shall the Seller be obligated to (i) pay any due diligence costs, fees or expenses that arise out of or relate to the Securitization Collateral, or (ii) provide any Exceptions that relate to the Securitization Collateral. Nothing contained in this Agreement shall obligate Agent or any Buyer to segregate any Purchased Assets delivered to Agent or Buyers by Seller.
(b)Notwithstanding the foregoing, Administrative Agent and Buyers hereby agree that, effective March 17, 2022, at no time shall the aggregate revolving securitization pool, relating to any Securitization Collateral pledged pursuant to a Repledge Securitization, consist of more than 65% of Purchased Assets purchased pursuant to Transactions hereunder.
38.ASSIGNMENTS.
(a)The Seller may assign any of its rights or obligations hereunder only with the prior written consent of Agent and Buyers. Each Buyer may from time to time, with the consent of Seller which shall not be unreasonably withheld, continued or delayed, assign all or a portion of its rights and its obligations under this Agreement and the Program Documents (provided that no obligations of NCFA Buyer shall be assignable) to any party pursuant to an executed assignment and acceptance by such Buyer and the applicable assignee in form and substance acceptable to such Buyer and Seller (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned. On the effective date of any such assignment, (A) such assignee will be a party hereto and to each Program Document to the extent of the percentage or portion set forth in the Assignment and Acceptance, and will succeed to the related rights and obligations of such Buyer hereunder, and (B) such Buyer will, to the extent of such rights and obligations so assigned, be released from its obligations (but not its rights to the extent such rights are intended to survive any such assignment) hereunder and under the Program Documents. Any assignee of a Buyer hereunder shall be subject to the terms and conditions of the Administration Agreement. Any assignment or transfer by a Buyer of rights or obligations under this Agreement that does not comply with this Section 38 shall be treated for purposes hereof as a sale by such Buyer of a participation in such rights and obligations in accordance with Section 38(d) hereof.
(b)Reserved.
(c)Upon the Seller’s consent to an assignment, the Seller agrees to reasonably cooperate with Agent and Buyers in connection with any such assignment, to execute and deliver replacement notes, and to enter into such restatements of, and amendments, supplements and other modifications to, this Agreement and the other Program Documents in order to give effect to such assignment.
(d)A Buyer may sell participations to one (1) or more Persons in or to all or a portion of its rights under this Agreement to any Person; provided, however, that (i) such Buyer’s obligations under this Agreement shall remain unchanged, (ii) such Buyer shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) Seller shall continue to deal solely and directly with such Buyer in connection with such Buyer’s rights and obligations under this Agreement and the other Program Documents except as provided in Section 5 hereof; provided that no such restrictions shall apply if an Event of Default has occurred and is continuing.

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(e)Agent, solely for this purpose as Seller’s non-fiduciary agent, shall maintain a register (the “Register”) on which it will record each assignment and participation hereunder and each Assignment and Acceptance. The Register will include the name and address of Agent and Buyers (including all assignees, participants and successors) and the percentage or portion of such rights and obligations assigned. The entries in the Register will be conclusive absent manifest error. Seller shall treat each Person whose name is recorded in the Register as a Buyer for all purposes of this Agreement; provided however, that any failure to make any such recordation, or any error in such recordation shall not affect Seller’s obligations in respect of such rights. This Section 38(e) is intended to comprise a book entry system within the meaning of Section 5f.103-1(c) of the regulations promulgated by the U.S. Department of the Treasury that is the exclusive way for Buyers (or any of its assignees or successors) to transfer an interest under this Agreement and these provisions shall be interpreted in a manner consistent with and so as to effect such intent.
39.SINGLE AGREEMENT
The Seller, Agent and Buyers acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, the Seller, Agent and Buyers each agree (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder; (ii) that payments, deliveries and other transfers made by any of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transaction hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted; and (iii) to promptly notice to the other after any such set off or application.
40.INTENT
(a)The Seller, Agent and Buyers recognize that this Agreement and each Transaction hereunder is a “repurchase agreement as that term is defined in Section 101(47)(A)(i) of the Bankruptcy Code, a “securities contract” as that term is defined in Section 741(7)(A)(i) of the Bankruptcy Code, and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code, that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in the Bankruptcy Code, and that the pledge of the Related Security in Section 8(a) hereof is intended to constitute a “security agreement,” “securities contract” or “other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(a)(v) and 741(7)(A)(xi) of the Bankruptcy Code. The Seller, Agent and Buyers recognize that the Agent and Buyers shall be entitled to, without limitation, the liquidation, termination, acceleration and non-avoidability rights afforded to parties to “repurchase agreements” pursuant to, without limitation, Sections 559, 362(b)(7) and 546(f) of the Bankruptcy Code, “securities contracts” pursuant to, without limitation, Sections 555, 362(b)(6) and 546(e) of the Bankruptcy Code and “master netting agreements” pursuant to, without limitation, Sections 561, 362(b)(27) and 546(j) of the Bankruptcy Code. Seller, Agent and Buyers further recognize and intend that this Agreement is an agreement to provide financial accommodations and is not subject to assumption or assignment pursuant to Section 365(a) of the Bankruptcy Code.
(b)It is understood that Agent and Buyers’ right to liquidate the Purchased Items delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Section 19 hereof is a contractual right to liquidate, accelerate or terminate such Transaction as described in, without limitation, Sections 555, 559 and 561 of the Bankruptcy Code; any payments or transfers of property made with respect to this Agreement or any Transaction to satisfy a Margin Deficit is considered a “margin payment” as such term is defined in Section 741(5) of the Bankruptcy Code.
(c)The parties hereby agree that all Servicing Agreements and any provisions hereof or in any other document, agreement or instrument that is related in any way to the servicing of the Purchased Assets shall be deemed “related to” this Agreement within the meaning of Sections 101(38A)(A),

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101(47)(a)(v) and 741(7)(A)(xi) of the Bankruptcy Code and part of the “contract” as such term is used in Section 741 of the Bankruptcy Code.
(d)The parties further agree that if a party hereto is an “insured depository institution” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract” as that term is defined in the FDIA, and any rules, orders or policy statement thereunder.
(e)It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended (“FDICIA”) and each payment entitlement and payment obligation under any transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA.
41.CONFIDENTIALITY
(a)Agent, Buyers and Seller hereby acknowledge and agree that all written or computer-readable information provided by one party to the other regarding the terms set forth in any of the Program Documents or the Transactions contemplated hereby or thereby or regarding any other confidential or proprietary information of a party, including, without limitation, any financial information of Seller provided to Agent, including, without limitation, pursuant to Section 13(a) (the “Confidential Terms”), will be kept confidential by such party, and will not be divulged to any party without the prior written consent of such other party except to the extent that (i) such information is disclosed to direct or indirect parent companies, Subsidiaries, Affiliates, directors, officers, members, managers, shareholders, legal counsel, auditors, accountants, employees, service providers or agents (the “Representatives”); provided that such Representatives are informed of the confidential nature of such information and the disclosing party is responsible for their breach of these confidentiality provisions; provided, further, that with respect to any financial information of Seller provided to Agent, including, without limitation, financial information provided pursuant to Section 13(a), such financial information is only disclosed to Representatives in connection with the ongoing administration or performance of the Program Documents, (ii) disclosure of such information is required by law, rule, regulation or order of any court, taxing authority, governmental agency or regulatory body, governmental agencies, or in connection with any other legal, governmental or regulatory process, (iii) any of the Confidential Terms are in the public domain other than due to a breach of the provisions of this Section 41, (iv) other than with respect to any financial information of Seller provided to Agent, including, without limitation, pursuant to Section 13(a), which shall require Seller’s separate and prior written consent to disclose, disclosure is made to any approved hedge counterparty to the extent necessary to obtain any hedging arrangement, (v) other than with respect to any financial information of Seller provided to Agent, including, without limitation, pursuant to Section 13(a), which shall require Seller’s separate and prior written consent to disclose, any such disclosure is made in connection with an offering of securities, (vi) other than with respect to any financial information of Seller provided to Agent, including, without limitation, pursuant to Section 13(a), which shall require Seller’s separate and prior written consent to disclose, disclosures are made in Seller’s financial statements or footnotes, (vii) such disclosures are made to lenders or prospective lenders to Seller, buyers or prospective buyers of Seller’s business, sellers or prospective sellers of businesses to Seller and its counsel, accountants, representatives and agents, (viii) such disclosure is to any assignee or participant or proposed assignee or participant of Buyer or, any other financing source or provider to NCFA Buyer, SPV Buyer or any other Buyer (including any potential assignees or purchasers from such financing source or provider), or any entity established as part of a transaction with each such party, and to any Representative of each such party; provided that such receiving party (except for Representatives) shall enter into a Non-Disclosure Agreement and each such Representative is informed of the confidential nature of such information and the disclosing party is responsible for their breach of these confidentiality provisions; or (ix) after an Event of Default has occurred, such disclosure is made in connection with any enforcement of any Program Document or in connection with any sale, disposition, enforcement or management of the mortgage loans; provided that such receiving party (except for Representatives) shall enter into a Non-Disclosure Agreement and each such Representative is informed of the confidential nature of such information and the disclosing party is responsible for their breach of these confidentiality provisions. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Document, the parties hereto may disclose to any and all Persons, without limitation of any kind,

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the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that, except as provided above, no party may disclose the name of or identifying information with respect to Seller, Agent, any Buyer, their Affiliates or any other Indemnified Party, or any pricing terms (including, without limitation, the Applicable Margin, Applicable Percentage and Purchase Price) or other nonpublic business or financial information (including any Concentration Limits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of the other parties. For the avoidance of doubt, any recipient of Confidential Terms that divulges such information to another Person (whether a Representative, third party, or otherwise, and regardless of whether such Person is subject to a Non-Disclosure Agreement) shall remain liable for any breach of the terms hereof by such other Person as if such breach were made directly by the divulging party.
(b)In the case of disclosure by Seller, Agent or Buyers, other than pursuant to Section 41(a)(i), (iii), (vi) or (vii), the disclosing party shall, to the extent permitted by law, provide the other parties with prior written notice to permit the other party to seek a protective order or to take other appropriate action. The disclosing party shall use commercially reasonable efforts to cooperate in the other party’s efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded the Program Documents. If, in the absence of a protective order, the disclosing party or any of its Representatives is compelled as a matter of law to disclose any such information, the disclosing party may disclose to the party compelling disclosure only the part of the Program Documents it is compelled to disclose (in which case, prior to such disclosure, the disclosing party shall, to the extent permitted by law, use commercially reasonable efforts to advise and consult with the other parties and their counsel as to such disclosure and the nature and wording of such disclosure).
(c)Notwithstanding anything in this Agreement to the contrary, Agent, Buyers and Seller shall comply, in all material respects, with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Purchased Assets and/or any applicable terms of this Agreement (the “Confidential Information”). Seller shall notify Agent and Buyers promptly following discovery of any breach or compromise in any material respect of any applicable requirements of law with respect to the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Agent or Buyers. Seller shall provide such notice to Agent and Buyers by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.
42.SERVICING
(a)Subject to Section 42(d) below, the Seller covenants to maintain or cause the servicing of the Purchased Assets to be maintained in conformity with Accepted Servicing Practices and pursuant to the related underlying Servicing Agreement, if any. In the event that the preceding language is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earliest of (i) an Event of Default, or (ii) the date on which all the Obligations have been paid in full.
(b)During the period the Seller is servicing the Purchased Assets for Agent for the benefit of Buyers, (i) the Seller agrees that Agent for the benefit of Buyers is the owner of all Servicing Records relating to Purchased Assets that have not been repurchased, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of such Loans (the “Servicing Records”), and (ii) the Seller grants Agent for the benefit of Buyers a security interest in all servicing fees and rights relating to the Purchased Assets that have not been repurchased and all Servicing Records to secure the obligation of the Seller or its designee to service in conformity with this Section 42 and any other obligation of the Seller to Agent and Buyers. At all times during the term of this Agreement, the Seller covenants to hold such Servicing Records in trust for Agent for the benefit of Buyers and to safeguard, or cause each Subservicer to safeguard, such Servicing Records and to deliver them, or cause

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any such Subservicer to deliver them to the extent permitted under the related Servicing Agreement promptly to Agent or its designee (including the Custodian) at Agent’s reasonable request.
(c)If any Loan that is proposed to be sold on a Purchase Date is serviced by a servicer other than the Seller (a “Subservicer”), or if the servicing of any Purchased Asset is to be transferred to a Subservicer, the Seller shall provide a copy of the related servicing agreement and an Instruction Letter executed by such Subservicer, Seller and Agent (collectively, the “Servicing Agreement”) to Agent at least one (1) Business Day prior to such Purchase Date or transfer date, as applicable, which Servicing Agreement shall be in form and substance reasonably acceptable to Agent. In addition, the Seller shall have obtained the prior written consent of Agent for such Subservicer to subservice the Loans, which consent may not unreasonably be withheld or delayed.
(d)After the Purchase Date, until the Repurchase Date, the Seller will have no right to modify or alter the terms of the Loan or consent to the modification or alteration of the terms of any Loan, except as required by law, Agency Guidelines, FHA Regulations, requirements for VA Loans, RHS Regulations, Accepted Servicing Practices, any Program Documents or other requirements, and the Seller will have no obligation or right to repossess any Loan or substitute another Loan, except as provided in any Custodial Agreement or any Program Document, including, without limitation, Section 16 of this Agreement.
(e)The Seller shall permit Agent and each Buyer to inspect upon reasonable prior written notice at a mutually convenient time the Seller’s servicing facilities, as the case may be, for the purpose of satisfying Agent and each Buyer that the Seller has the ability to service the Loans as provided in this Agreement. In addition, with respect to any Subservicer which is not an Affiliate of the Seller, the Seller shall use its best efforts to enable Agent and each Buyer to inspect the servicing facilities of such Subservicer.
(f)Seller retains no economic rights to the servicing of the Purchased Assets; provided that Seller shall continue to service the Purchased Assets hereunder as part of its Obligations hereunder. As such, Seller expressly acknowledges that the Purchased Assets are sold to Agent for the benefit of Buyers on a “servicing released” basis.
43.PERIODIC DUE DILIGENCE REVIEW
The Seller acknowledges that Agent has the right to perform continuing due diligence reviews with respect to the Purchased Assets and Seller, for purposes of verifying compliance with the representations, warranties, covenants and specifications made hereunder or under any other Program Document, or otherwise, and the Seller agrees that upon reasonable (but no less than three (3) Business Days’) prior notice to the Seller (provided that upon the occurrence of a Default or an Event of Default, no such prior notice shall be required), Agent or its respective authorized representatives will be permitted during normal business hours to examine, inspect, make copies of, and make extracts of, the Mortgage Files, the Servicing Records and any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of the Seller and/or the Custodian. Provided that no Event of Default has occurred and is continuing, Agent agrees that it shall exercise commercially reasonable efforts, in the conduct of any such due diligence, to minimize any disruption to Seller’s normal course of business. The Seller also shall make available to Agent a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Purchased Assets. Without limiting the generality of the foregoing, the Seller acknowledges that Agent for the benefit of Buyers shall purchase Loans from the Seller based solely upon the information provided by the Seller to Agent in the Loan Schedule and the representations, warranties and covenants contained herein, and that Agent, at its option, has the right, at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets, including, without limitation, ordering new broker’s price opinions, new credit reports, new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Loan. Agent may underwrite such Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. The Seller agrees to cooperate with Agent and any third party underwriter in connection with such underwriting, including, but not limited to, providing Agent and any third party underwriter with reasonable access to any and all documents, records, agreements, instruments or information relating

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to such Purchased Assets in the possession, or under the control, of the Seller. In addition, Agent has the right to perform continuing Due Diligence Reviews of Purchased Assets for purposes of verifying compliance with the representations, warranties, covenants and specifications made hereunder or under any other Program Document, or otherwise. The Seller and Agent further agree that all reasonable and documented out-of-pocket costs and expenses incurred by Agent in connection with Agent’s activities pursuant to this Section 43 shall be paid by the Seller subject to the limitations of Section 23(b) of this Agreement and that, unless an Event of Default has occurred and is continuing, Agent shall be limited to one (1) on-site visit in any calendar year.
44.SET-OFF
In addition to any rights and remedies of Agent and Buyers provided by this Agreement and by law, Agent and each Buyer shall have the right, without prior notice to the Seller (except for such notice (to the extent required) and right to cure as may be specifically provided hereunder in connection with certain Events of Default), any such notice being expressly waived by the Seller to the extent permitted by applicable law, upon any amount becoming due and payable by the Seller hereunder (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all Property and deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims and any other obligation (including to return excess margin), in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Agent or any Buyer to or for the credit or the account of the Seller only to the extent specifically relating to this Agreement, the other Program Documents or the Transactions described hereunder. Agent and each Buyer may set-off cash, the proceeds of the liquidation of any Purchased Items and all other sums or obligations owed by Agent or such Buyer, as applicable to the Seller, against all of the Seller’s obligations to Agent or such Buyer, as applicable, under this Agreement or under any other Program Documents, if such obligations of the Seller are then due, without prejudice to Agent and each Buyer’s right to recover any deficiency. Agent agrees promptly to notify the Seller after any such set-off and application made by Agent or any Buyer; provided that the failure to give such notice shall not affect the validity of such set-off and application.
45.ENTIRE AGREEMENT
This Agreement and the other Program Documents embody the entire agreement and understanding of the parties hereto and thereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein and therein. No alteration, waiver, amendments, or change or supplement hereto shall be binding or effective unless the same is set forth in writing signed by a duly authorized representative of each party hereto.
46.LIMITATION OF LIABILITY
The Trust is a Delaware statutory trust and a separate legal entity under the Delaware Statutory Trust Act and pursuant to such act a trustee, when acting in such capacity, is not personally liable to any person (other than the statutory trust or any beneficial owner thereof) for any act, omission or obligation of a statutory trust. In furtherance thereof, the parties hereto are put on notice and hereby acknowledge and agree that the Trust (a) this Agreement is executed and delivered by Wilmington Savings Fund Society, FSB (“WSFS”), not individually or personally but solely as trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by WSFS but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on WSFS, individually or personally, to perform any covenant either expressed or implied contained herein of the Participant, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WSFS has made no investigation as to the accuracy or completeness of any representations and warranties made by the Trust in this Agreement and (e) under no circumstances shall WSFS be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related documents.

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47.Electronic signatures
If any party executes this Agreement or any other related document via electronic signature, (i) such party's creation and maintenance of such party’s electronic signature to this Agreement or related document and such party’s storage of its copy of the fully executed Agreement or related document will be in compliance with applicable eCommerce Laws to ensure admissibility of such electronic signature and related electronic records in a legal proceeding, (ii) such party has controls in place to ensure compliance with applicable eCommerce Laws, including, without limitation, Section 201 of E-SIGN and Section 16 of UETA, regarding such party’s electronic signature to the Agreement or related document and the records, including electronic records, retained by such party will be stored to prevent unauthorized access to or unauthorized alteration of the electronic signature and associated records, and (iii) such party has controls and systems in place to provide necessary information, including, but not limited to, such party’s business practices and methods, for record keeping and audit trails, including audit trails regarding such party’s electronic signature to this Agreement or related documents and associated records.

48.Wire instructions
(a)In addition to the foregoing, the Agent shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Agreement, set forth on Exhibit F hereto (as such schedule may be updated from time to time pursuant to the provisions set forth below), and delivered using Electronic Means (as hereinafter defined). If the Seller elects to give the Instructions using Electronic Means and the Agent in its discretion elects to act upon such Instructions, the Agent’s understanding of such Instructions shall be deemed controlling. The Seller understands and agrees that due to the nature of electronic transmissions, Agent cannot determine the identity of the actual sender of such Instructions and that the Agent shall conclusively presume that directions that purport to have been sent by the Seller (and which Instructions appear reasonably valid) have been sent by the Seller. The Seller shall be responsible for safeguarding the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt. The Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Agent’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Seller agrees: (i) the Seller shall assume all risks and liabilities arising out of the use of Electronic Means to submit Instructions to the Agent, including without limitation the risk of the Agent’s acting on unverified unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Agent and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Seller, not otherwise stated herein; and (iii) to notify the Agent immediately upon learning of any compromise or unauthorized use of the security procedures. “Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Agent, or another method or system specified by the Agent as available for use in connection with its services hereunder.
(b)In the event that any party hereto desires to amend the information set forth on Exhibit F hereto (the “Requesting Party”), such Requesting Party shall submit such request to the other party hereto. Upon confirmation of the other party that such Requesting Party’s changes have been confirmed pursuant to its internal protocols, such party shall deliver confirmation thereof to the Requesting Party. Upon receipt of such confirmation, the Requesting Party shall revise Exhibit F hereto to reflect the changes requested by the Requesting Party and shall circulate a revised Exhibit F hereto to the parties hereto. Each party hereto shall promptly confirm its acceptance of Exhibit F hereto and upon such confirmation from at least one email address from each party hereto, the Requesting Party shall confirm to all parties hereto that such Exhibit F is amended.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

ROCKET MORTGAGE, LLC, as Seller

By: Name: Title:

NOMURA CORPORATE FUNDING AMERICAS, LLC, as Agent and a Buyer

By: Name: Title:

OAKDALE SECURED FUNDING TRUST QUARTZ, acting with respect to Series 2020-1, as a Buyer By: Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as owner

By: Name: Title:
[Signature Page to Master Repurchase Agreement]
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Schedule 1
REPRESENTATIONS AND WARRANTIES RE: LOANS

For purposes of this Schedule 1 and the representations and warranties set forth herein, a breach of a representation or warranty will be deemed to have been cured with respect to a Loan if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Loan. Seller represents and warrants to Buyer that as to each Loan that is subject to a Transaction hereunder, the Seller hereby makes the following representations and warranties to Buyer as of the Purchase Date and as of each date such Loan is subject to a Transaction:
1.Loans as Described. The information set forth in the Loan Schedule with respect to the Loan is complete, true and correct in all material respects as of the Purchase Date.
2.Payments Current. No payment required under the Loan is thirty (30) days or more delinquent nor has any payment under the Loan been thirty (30) days or more delinquent at any time since the origination of the Loan.
3.No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid or are not delinquent, or an escrow of funds (for Loans other than Cooperative Loans) has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable and delinquent. Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Loan, except for interest accruing from the date of the Note or date of disbursement of the Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest.
4.Original Terms Unmodified. The terms of the Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of Buyer, and which has been delivered to the Custodian or to such other Person as Buyer shall designate in writing, and the terms of which are reflected in the Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, if any, to the extent required by the policy, and, with respect to RHS Loans, has been approved by the RHS to the extent required by the RHS Guaranty, and its terms are reflected on the Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and with respect to any RHS Loan, the RHS to the extent required by the RHS Guaranty, and which assumption agreement is part of the Mortgage File delivered to the Custodian or to such other Person as Buyer shall designate in writing and the terms of which are reflected in the Loan Schedule.
5.No Defenses. The Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Note or the Mortgage, or the exercise of any right thereunder, render either the Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at, or subsequent to, the time the Loan was originated.
6.Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards covered by extended coverage insurance and such other hazards as are provided for in the applicable Agency, FHA, VA, RHS or HUD guidelines, as well as all additional requirements set forth in the Agency Guidelines or the Underwriting Guidelines. If required by the Flood Disaster Protection Act

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of 1973, as amended, each Loan is covered by a flood insurance policy meeting the applicable requirements of the current guidelines of the Federal Insurance Administration as in effect which policy conforms to the applicable Agency, FHA, VA, RHS or HUD guidelines or Underwriting Guidelines. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums due and owing thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance policies at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. Seller has not engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, including, without limitation, to Seller’s knowledge, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Seller, in any case, to the extent it would impair coverage under any such policy.
7.Compliance with Applicable Law. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, anti-predatory lending laws, laws covering fair housing, fair credit reporting, community reinvestment, homeowners equity protection, equal credit opportunity, mortgage reform and disclosure laws or unfair and deceptive practices laws applicable to the origination and servicing of such Loan have been complied with in all material respects, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations. Seller shall maintain in its possession, available for Buyer’s inspection, evidence of compliance with all requirements set forth herein.
8.No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination or rescission other than in the case of a release of a portion of the land comprising a Mortgaged Property or a release of a blanket Mortgage which release will not cause the Loan to fail to satisfy the applicable Agency Guidelines. Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor.
9.Valid First Lien. Each Mortgage is a valid and subsisting first lien on a single parcel or multiple contiguous parcels of real estate included in the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing, subject in all cases to the exceptions to title set forth in the title insurance policy with respect to the related Loan, which exceptions are generally acceptable to prudent mortgage lending companies, the exceptions set forth below and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage. The lien of the Mortgage is subject to:
(1)the lien of current real property taxes and assessments not yet delinquent.
(2)covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

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(3)other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property, and which will not prevent realization of the full benefits of any RHS Guaranty.
Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Loan establishes and creates a valid, subsisting, enforceable and first lien and first priority security interest on the property described therein and Seller has full right to pledge and assign the same to Buyer.
10.Validity of Mortgage Documents. The Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Loan are genuine (or in the case of an eNote, the copy of the eNote transmitted to Custodian’s eVault is the Authoritative Copy), and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors and by general equitable principles. All parties to the Note, the Mortgage and any other such related agreement had legal capacity to enter into the Loan and to execute and deliver the Note, the Mortgage and any such agreement, and the Note, the Mortgage and any other such related agreement have been duly and properly executed by other the applicable related parties. No fraud or error, omission, misrepresentation, negligence or similar occurrence with respect to a Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the Loan or in any mortgage or flood insurance, if applicable, in relation to such Loan. The Seller has reviewed all of the documents constituting the Mortgage File and has made such inquiries as they deem necessary to make and confirm the accuracy of the representations set forth herein.
11.Full Disbursement of Proceeds. The Loan has been closed and the proceeds of the Loan have been fully disbursed to or for the account of the Mortgagor and there is no further requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Loan and the recording of the Mortgage were paid or are in the process of being paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Note or Mortgage (excluding refunds that may result from escrow analysis adjustments).
12.Ownership. Seller is the sole owner and holder of the Loan and the indebtedness evidenced by each Note and upon the sale of the Loans to Buyer, Seller will retain the Mortgage Files or any part thereof with respect thereto not delivered to the Custodian, Buyer or Buyer’s designee, in trust for the purpose of servicing and supervising the servicing of each Loan. The Loan is not assigned or pledged to a third party, subject to Takeout Commitments, and Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Loan to Buyer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Loan pursuant to this Agreement and following the sale of each Loan, Buyer will hold such Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, except any security interest created pursuant to this Agreement, subject to Takeout Commitments.
13.Doing Business. All parties which have had any interest in the Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, (D) not doing business in such state, or (E) not otherwise required to be qualified to do business in such state.
14.Title Insurance. Other than with respect to a Cooperative Loan, the Loan is covered by either (i) an attorney’s opinion of title and abstract of title, the form and substance of which is

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acceptable to prudent mortgage lending institutions making mortgage loans or reverse mortgage loans, as applicable, in the area wherein the Mortgaged Property is located or (ii) an ALTA lender’s title insurance policy, or with respect to any Loan for which the related Mortgaged Property is located in California a California Land Title Association lender’s title insurance policy, or other generally acceptable form of policy or insurance acceptable to the applicable Agency, FHA, VA, RHS or HUD and each such title insurance policy is issued by a title insurer acceptable to the applicable Agency, FHA, VA, RHS or HUD and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Loan, subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (l) of this Schedule 1, and in the case of adjustable rate Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. The Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.
15.No Defaults. There is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither Seller nor any of its predecessors, have waived any default, breach, violation or event which would permit acceleration.
16.No Mechanics’ Liens. At origination, there were no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal to, the lien of the related Mortgage.
17.Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property, except those which are insured against by the related title insurance policy. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation.
18.Origination. The Loan was originated by or in conjunction with a mortgagee approved by the Secretary of HUD pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority. Principal payments on the Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Loan. The Mortgage Interest Rate as well as the lifetime rate cap and the periodic cap are as set forth on the Loan Schedule, as applicable. The Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to adjustable rate Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each date on which an adjustment to the Mortgage Interest Rate with respect to each Loan becomes effective, with interest calculated and payable in arrears, sufficient to amortize the Loan fully by the stated maturity date, over an original term of not more than thirty (30) years from commencement of amortization. The Due Date of the first payment under the Note is no more than sixty (60) days from the date of the Note.

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19.Payment Provisions. Principal payments on the Loan commenced no more than sixty days after the proceeds of the Loan were disbursed. With respect to each Loan, the Note is payable on the first day of each month in Monthly Payments. The Note does not permit negative amortization. There are no convertible Loans which contain a provision allowing the Mortgagor to convert the Note from an adjustable interest rate Note to a fixed interest rate Note.
20.Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption. Upon default by a Mortgagor on a Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Loan will be able to deliver good and merchantable title to the Mortgaged Property, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption. There is no homestead or other exemption available to the Mortgagor that would interfere with the right to sell the related Mortgaged Property at a trustee's sale or the right to foreclose on the related Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption.
21.Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination and collection practices and servicing used by Seller with respect to each Note and Mortgage are in compliance in all material respects with Accepted Servicing Practices and applicable law. The Loan has been serviced by Seller and any predecessor servicer in accordance with the terms of the Note. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. Each escrow of funds that has been established is not prohibited by applicable law. No escrow deposits or Escrow Payments or other charges or payments due Seller have been capitalized under the Mortgage or the Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Note. Any interest required to be paid on escrowed funds pursuant to state, federal and local law has been properly paid and credited.
22.Conformance with Underwriting Guidelines and Agency Guidelines. The Loan was underwritten in accordance with the applicable Agency Guidelines or Underwriting Guidelines. The Note and Mortgage (exclusive of any riders) are on forms similar to those used by or acceptable to the applicable Agency, FHA, VA or HUD, as applicable, and Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used.
23.No Additional Collateral. The Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in paragraph (i) above.
24.Appraisal. Unless the applicable Agency, FHA, VA, RHS or HUD requires otherwise, the Mortgage File contains an appraisal of the related Mortgaged Property or Cooperative Unit which satisfied the applicable standards of Fannie Mae and Freddie Mac and was made and signed prior to the approval of the Loan application by a qualified appraiser, duly appointed by Seller or the originator of the Loan, who had no interest, direct or indirect in the Mortgaged Property or Cooperative Unit or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Loan, and the appraisal and appraiser both satisfy the requirements of the applicable Agency, FHA, VA, RHS or HUD and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Loan was originated. Seller makes no representation or warranty regarding the value of the Mortgaged Property or Cooperative Unit.
25.Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses, except as may be required by

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local law, are or will become payable by Buyer to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.
26.Delivery of Mortgage Documents. The Note, the Mortgage, the Assignment of Mortgage (other than for a MERS Loan) and any other documents required to be delivered under the Custodial Agreement for each Loan (other than Wet-Ink Loans) have been delivered to the Custodian, and Control of any eMortgage Loan that is a Purchased Asset has been transferred to the Custodian as agent for Buyer, except as otherwise provided in the Custodial Agreement. Seller is, or an agent of Seller is, in possession of a complete, true and materially accurate Mortgage File in compliance with the Custodial Agreement, except for such documents the originals of which have been delivered to the Custodian and except as otherwise provided in the Custodial Agreement.
27.No Buydown Provisions; No Graduated Payments or Contingent Interests. Except for Loans made in connection with employee relocations, no Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a “buydown” provision. Except for Loans made in connection with employee relocations, the Loan is not a graduated payment Loan and the Loan does not have a shared appreciation or other contingent interest feature. Such employee relocation Loans are identified on the related Loan Schedule.
28.Mortgagor Acknowledgment. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials to the extent required by applicable law with respect to the making of fixed rate Loans and adjustable rate Loans and rescission materials with respect to refinanced Loans. Seller shall maintain such statement in the Mortgage File.
29.No Construction Loans. No Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade in or exchange of a Mortgaged Property.
30.Acceptable Investment. To Seller’s actual knowledge, there are no specific circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Mortgage File or the Mortgagor’s credit standing that are reasonably expected to (i) cause private institutional investors which invest in loans similar to the Loan, to regard the Loan as an unacceptable investment, or (ii) adversely affect the value of the Loan in comparison to similar loans.
31.LTV, PMI Policy. Except as approved by one of the Agencies, FHA, VA, RHS or HUD, no Loan has an LTV greater than 100%. If required by the applicable Agency, FHA, VA, RHS or HUD, the Loan is insured by a PMI Policy. All provisions of any PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Loan as set forth on the Loan Schedule is net of any such insurance premium.
32.Capitalization of Interest. The Note does not by its terms provide for the capitalization or forbearance of interest.
33.No Equity Participation. No document relating to the Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and Seller has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.
34.Proceeds of Loan. The proceeds of the Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor to Seller, except in connection with a refinanced Loan.

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35.Origination Date. The origination date is no earlier than ninety (90) days prior to the related Purchase Date.
36.No Exception. Custodian has not noted any material Exceptions on a Custodial Loan Transmission with respect to the Loan which would materially adversely affect the Loan or Buyer’s interest in the Loan.
37.Occupancy of Mortgaged Property or Cooperative Unit. The occupancy status of the Mortgaged Property or Cooperative Unit is in accordance with Agency Guidelines. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property or Cooperative Unit and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.
38.Transfer of Loans. Except with respect to Loans registered with MERS and Cooperative Loans, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. With respect to each Cooperative Mortgage Loan, the UCC-3 assignment is in a form suitable for filing in the jurisdiction in which the Mortgaged Property is located.
39.Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the origination of the Loan have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. With respect to each Loan other than a Cooperative Loan, the lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to the applicable Agency, FHA, VA, RHS or HUD, as applicable. The consolidated principal amount does not exceed the original principal amount of the Loan.
40.No Balloon Payment. No Loan has a balloon payment feature.
41.Condominiums/ Planned Unit Developments. If the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project is (i) acceptable to the applicable Agency, FHA, VA, RHS or HUD or (ii) located in a condominium or planned unit development project which has received project approval from the applicable Agency, FHA, VA, RHS or HUD. The representations and warranties required by the applicable Agency, FHA, VA, RHS or HUD with respect to such condominium or planned unit development have been satisfied and remain true and correct.
42.Down Payment. The source of the down payment with respect to each Loan has been verified in accordance with applicable Agency Guidelines.
43.Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened in writing for the total or partial condemnation of the Mortgaged Property or Cooperative Unit. The Mortgaged Property or Cooperative Unit is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property or Cooperative Unit as security for the Loan or the use for which the premises were intended and each Mortgaged Property or Cooperative Unit is in good repair.
44.No Violation of Environmental Laws. To the knowledge of Seller, there exists no violation of any local, state or federal environmental law, rule or regulation with respect to the Mortgaged Property. To the knowledge of Seller, there is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue.
45.Location and Type of Mortgaged Property. Other than with respect to a leasehold estate, the Mortgaged Property is a fee simple property located in the state identified in the Loan Schedule. Any Mortgaged Property that is a leasehold estate meets the guidelines of the applicable

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Agency, FHA, VA, RHS or HUD, as applicable. The Mortgaged Property consists of a single parcel or multiple contiguous parcels of real property with a detached single family residence erected thereon, a townhouse, or a Cooperative Unit in a Cooperative Project or a two to four-family dwelling, or an individual condominium in a low rise or high-rise condominium, or an individual unit in a planned unit development or a de minimis planned unit development and that no residence or dwelling is (i) a mobile home or (ii) a manufactured home, provided, however, that any condominium or planned unit development shall not fall within any of the “Ineligible Projects” of part VIII, Section 102 of the Fannie Mae Selling Guide and shall conform with the Agency Guidelines. The Mortgaged Property is not raw land. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the entire Mortgaged Property has not been altered for commercial purposes and no portion of the Mortgaged Property is storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes.
46.Due on Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Loan in the event that the Mortgaged Property or Cooperative Unit, as applicable, is sold or transferred without the prior written consent of the mortgagee thereunder.
47.Servicemembers Civil Relief Act of 2003. The Mortgagor has not notified Seller, and Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003.
48.No Denial of Insurance. No action, inaction, or event has occurred and no state of fact exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, primary mortgage guaranty insurance policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by Seller or any designee of Seller or any corporation in which Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance.
49.Leaseholds. With respect to any ground lease to which a Mortgaged Property is subject, (1) a true, correct and complete copy of the ground lease and all amendments, modifications and supplements thereto is included in the servicing file, and the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease; (2) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise except as contained in the Mortgage File, (3) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the Purchase Date, (4) the Mortgagor enjoys quiet and peaceful possession of the leasehold estate, subject to any sublease, (5) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances that, with the passage of time or the giving of notice, or both, would result in a default under such ground lease, (6) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed, (7) the lessor under such ground lease has satisfied any repair or construction obligations due as of the Purchase Date pursuant to the terms of such ground lease, (8) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease, (9) the ground lease term extends, or is automatically renewable, for at least five years after the maturity date of the Note; (10) the Buyer has the right to cure defaults on the ground lease and (11) the ground lease meets the guidelines of the applicable Agency, FHA, VA, RHS or HUD, as applicable.
50.Prepayment Penalty. No Loan is subject to a prepayment penalty.
51.Predatory Lending Regulations; High Cost Loans. No Loan (i) is classified as a High Cost Loan, or (ii) is subject to Section 226.32 of Regulation Z or any similar state law (relating to high interest rate credit/lending transactions).

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52.Tax Service Contract. Seller has obtained a life of loan, transferable real estate tax service contract with an approved tax service contract provider on each Loan and such contract is assignable without penalty, premium or cost to Buyer.
53.Flood Certification Contract. Seller has obtained a life of loan, transferable flood certification contract for each Loan and such contract is assignable without penalty, premium or cost to Buyer.
54.Recordation. Each original Mortgage was recorded or has been sent for recordation, and, except for those Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to Buyer) have been recorded or sent for recordation in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Mortgagor, or is in the process of being recorded.
55.Located in U.S. No collateral (including, without limitation, the related real property and the dwellings thereon and otherwise) relating to a Loan is located in any jurisdiction other than in one of the fifty (50) states of the United States of America or the District of Columbia.
56.Single-Premium Credit Life Insurance. In connection with the origination of any Loan, no proceeds from any Loan were used to purchase any single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement through Seller as a condition of obtaining the extension of credit. No proceeds from any Loan were used at the closing of such loan to purchase single premium credit insurance policies (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreements as part of the origination of, or as a condition to closing, such Loan.
57.FHA Mortgage Insurance, VA Loan Guaranty, RHS Guaranty. With respect to each Agency Loan that is an FHA Loan, the FHA Mortgage Insurance Contract is, or when issued will be, in full force and effect and to Seller’s knowledge, there exists no circumstances with respect to such FHA Loan that would permit the FHA to deny coverage under such FHA Mortgage Insurance. With respect to each Agency Loan that is a VA Loan, the VA Loan Guaranty Agreement is, or when issued will be, in full force and effect. With respect to each Agency Loan that is an RHS Loan, the RHS Guaranty is, or when issued will be, in full force and effect. All necessary steps on the part of Seller have been taken to keep such guaranty or insurance valid, binding and enforceable and to Seller’s knowledge, each is the binding, valid and enforceable obligation of the FHA, the VA and the RHS, respectively, without currently applicable surcharge, set off or defense.
58.Qualified Mortgage. Other than with respect to a Permitted Non-Qualified Mortgage Loan, each Loan is (i) a Qualified Mortgage and (ii) supported by documentation that evidences compliance with the QM Rule or the Ability to Repay Rule, as applicable.
59.Permitted Non-Qualified Mortgage Loans. With respect to each Permitted Non-Qualified Mortgage Loan, there are no actions, suits, arbitrations, investigations or proceedings pending or threatened against Seller that questions or challenges the compliance of any Permitted Non-Qualified Mortgage Loan with the Ability to Repay Rule. Prior to the origination of each Permitted Non-Qualified Mortgage Loan, if required pursuant to applicable law, Seller or the related Qualified Originator, as applicable, made a reasonable and good faith determination that the related Mortgagor would have a reasonable ability to repay such Permitted Non-Qualified Mortgage Loan, according to its terms, in accordance with, at a minimum, the eight (8) underwriting factors set forth in 12 C.F.R. § 1026.43(c)(2) as the same may be amended from time to time (or any successor statute or regulation). In addition, if required pursuant to applicable law with respect to any Permitted Non-Qualified Mortgage Loan underwritten pursuant to any “Asset Qualification” or “Asset Utilization” program, such Permitted Non-Qualified Mortgage Loan considered and includes the calculations used to determine Mortgagor’s “debt-to-income ratio” or “residual income” in the underwriting process and such calculation are included in the Documentation Capsule. The Mortgage File for each Permitted Non-Qualified Mortgage Loan contains all necessary third-party records and other evidence and documentation to demonstrate such compliance by the related Permitted Non-Qualified Mortgage Loan with 12 C.F.R. § 1026.43(c) as the same may be amended from time to time (or any successor statute or regulation) (the “Documentation Capsule”). If

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required pursuant to applicable law, Seller shall provide in connection with the delivery of each Permitted Non-Qualified Mortgage Loan a Documentation Capsule in the related Mortgage File and related Servicing File that fully documents how each Permitted Non-Qualified Mortgage Loan meets the ability to repay requirements of 12 C.F.R. § 1026.43(c) as the same may be amended from time to time (or any successor statute or regulation). If applicable, the related Documentation Capsule shall contain all reasonably reliable third party records used by Seller to prove that each Permitted Non-Qualified Mortgage Loan complies with the ability to repay requirements of 12 C.F.R. § 1026.43(c) as the same may be amended from time to time (or any successor statute or regulation). If applicable, the related Documentation Capsule shall also include an evidentiary summary cover checklist that specifically enumerates each of the eight (8) underwriting factors set forth in 12 C.F.R. § 1026.43(c)(2) as the same may be amended from time to time (or any successor statute or regulation), and summarizes how each element of the checklist is satisfied by the Permitted Non-Qualified Mortgage Loan which shall be certified by either (A) Seller’s (or other applicable Qualified Originator’s) underwriter or (B) the credit officer of Seller (or other applicable Qualified Originator’s) involved in the origination of such Permitted Non-Qualified Mortgage Loan.
60.Borrower Benefit. Each HARP Loan, as of the date of origination, meets the applicable borrower benefit requirements as defined by the applicable Agency subject to any exceptions or variances provided to Seller.
61.Cooperative Loans. With respect to each Cooperative Loan, Seller represents and warrants:
(1)    the Cooperative Loan is secured by a valid, subsisting, enforceable and perfected first lien on the Cooperative Shares issued to the related Mortgagor with respect to such Cooperative Loan, subject only to the Cooperative Corporation’s lien against such corporation stock, shares or membership certificate for unpaid assessments of the Cooperative Corporation to the extent required by applicable law. Any Security Agreement, chattel mortgage or equivalent document related to and delivered in connection with the Cooperative Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and Seller has full right to sell and assign the same to Buyer. The Cooperative Unit was not, as of the date of origination of the Cooperative Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Security Agreement.
(2)    (i) the term of the related Proprietary Lease is longer than the term of the Cooperative Loan, (ii) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Cooperative Shares owned by such Mortgagor first to the Cooperative, (iii) there is no prohibition in any Proprietary Lease against pledging the Cooperative Shares or assigning the Proprietary Lease and (iv) the Recognition Agreement is on a form of agreement published by the Aztech Document Systems, Inc. or includes provisions which are no less favorable to the lender than those contained in such agreement.
(3)    There is no proceeding pending or threatened for the total or partial condemnation of the building owned by the applicable Cooperative Corporation (the “Underlying Mortgaged Property”). The Underlying Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Underlying Mortgaged Property as security for the mortgage loan on such Underlying Mortgaged Property (the “Cooperative Mortgage”) or the use for which the premises were intended.
(4)    There is no default, breach, violation or event of acceleration existing under the Cooperative Mortgage or the mortgage note related thereto and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration.
(5)    The Cooperative Corporation has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its formation. The Cooperative Corporation

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has requisite power and authority to (i) own its properties, and (ii) transact the business in which it is now engaged. The Cooperative Corporation possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which is now engaged.
(6)    The Cooperative Corporation complies in all material respects with all applicable legal requirements. The Cooperative Corporation is not in default or violation of any order, writ, injunction, decree or demand of any governmental authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of the Cooperative Corporation.
(7)    The Cooperative Note, the Security Agreement, the Cooperative Shares, the Proprietary Lease or occupancy agreement, and any other documents required to be delivered under the Custodial Agreement for each Cooperative Loan have been delivered to Custodian, except as otherwise provided in the Custodial Agreement.
(8)    The Security Agreement contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Cooperative Shares of the benefits of the security provided thereby.
(9)    As of the date of origination of the Cooperative Loan, the related Cooperative Project is insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Cooperative Project is located or as provided in the applicable Agency, FHA, VA, RHS or HUD guidelines.
62.RHS Loans. With respect to each RHS Loan:
(1)    All parties which have had any interest in such RHS Loan, whether as mortgagee or assignee, are (or, during the period in which they held and disposed of such interest, were) RHS Approved Lenders;
(2)    The Mortgage is guaranteed by the RHS to the maximum extent permitted by law and all necessary steps have been taken to make and keep such guaranty valid, binding and enforceable and the applicable guaranty agreement is the binding, valid and enforceable obligation of the RHS, to the full extent thereof, without surcharge, set-off or defense;
(3)    In the case of an RHS Loan, no claim for guarantee has been filed;
(4)    No Loan is (a) a Section 235 subsidy loan (24 C.F.R. § 235), or a graduated loan under Section 245 (24 C.F.R. § 203.45 and 24 C.F.R. § 203.436), (b) an advance claim loan, or (c) a VA vendee loan;
(5)    Neither Seller, its servicer, nor any prior holder or servicer of the Loan has engaged in any action or inaction which would result in the curtailment of a payment (or nonpayment thereof) by the RHS; and
(6)    All actions required to be taken by Seller or the related Qualified Originator (if different from Seller) to cause Buyer, as owner of the RHS Loan, to be eligible for the full benefits available under the applicable insurance or guaranty agreement have been taken by such entity.
63.CEMA Loans. With respect to each Loan which is a CEMA Loan, Seller or Servicer has possession or control of, and maintains in its Servicing Records, the originals of each promissory note or other evidence of indebtedness related to such CEMA Loan (other than CEMA Consolidated Notes which have been delivered to the Custodian), including, without limitation all previous promissory notes or other evidence of indebtedness referenced in the Consolidation, Extension and Modification Agreement or CEMA Consolidated Note and any gap, new money or other similar

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promissory notes or other evidence of indebtedness of the related mortgagor/borrower. The Consolidation, Extension and Modification Agreement complies with all applicable laws and is in a form generally acceptable for sale in the secondary market.
64.eNotes. With respect to each eMortgage Loan, the related eNote satisfies all of the following criteria:
(i)the eNote bears a digital or electronic signature;
(ii)the Hash Value of the eNote indicated in the MERS eRegistry matches the Hash Value of the eNote as reflected in the eVault;
(iii)there is a single Authoritative Copy of the eNote, as applicable and within the meaning of Section 9-105 of the UCC or Section 16 of the UETA, as applicable, that is held in the eVault;
(iv)the Location status of the eNote on the MERS eRegistry reflects the MERS Org ID of the Custodian;
(v)the Controller status of the eNote on the MERS eRegistry reflects the MERS Org ID of Buyer;
(vi)the Delegatee status of the eNote on the MERS eRegistry reflects the MERS Org ID of Custodian;
(vii)the Servicing Agent status of the eNote on the MERS eRegistry is blank;
(viii)There is no Control Failure or Electronic Security Failure with respect to such eNote;
(ix)the eNote is a valid and enforceable Transferable Record or comprises a “general intangible” or “payment intangible” within the meaning of the UCC;
(x)there is no defect with respect to the eNote that would result in Buyer having less than full rights, benefits and defenses of “Control” (within the meaning of the UETA or the UCC, as applicable) of the Transferable Record; and
(xi)there is no paper copy of the eNote in existence nor has the eNote been papered-out.

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Schedule 2
Subsidiaries

One Mortgage Holdings, LLC
One Reverse Mortgage, LLC
QL Ginnie EBO, LLC
QL Ginnie REO, LLC
Quicken Loans Co-Issuer, Inc.

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Schedule 12(c)
Litigation
I.Standard Business Litigation

As a residential mortgage lender originating, closing and servicing loans in all 50 states, Rocket Mortgage, LLC may, at any point in time, be named as a party to dozens of legal proceedings which arise in the ordinary course of business, such as actions alleging improper lending practices, improper servicing, quiet title actions, improper foreclosure practices, violations of consumer protection laws, etc. In many of these actions, Rocket Mortgage, LLC may not be the real party of interest, but it may appear in the pleadings because it is in the chain of title to property over which there may be a dispute. In other cases, such as lien avoidance cases brought in bankruptcy, Rocket Mortgage, LLC is insured by title insurance and the case is turned over to the title insurer who tenders our defense.
As to other matters that arise in the ordinary course, management does not believe that the amount of liability, if any, for any of the pending matters individually or in the aggregate will materially affect Rocket Mortgage, LLC’S consolidated financial position. However, litigation can have a significant effect on Rocket Mortgage, LLC for other reasons such as defense costs, diversion of management focus and resources, and other factors. To the best of Rocket Mortgage, LLC’s information and belief, there are no outstanding judgments, liens or orders that have not been satisfied.

II.Non-Standard Business Litigation

Case Title	Court	Case Number	Nature of Action	Description of Claims	Date Served
Phillip Alig, et al. v. Quicken Loans Inc., et al.	US Court of Appeals for the Fourth Circuit	11-c-428	Lender Liability	Class action lawsuit alleging violation of state consumer protection statutes for including the homeowners’ estimated home values on appraisal order forms.	06/25/2012
Erik Mattson v. Quicken Loans Inc., et al.	US District Court for the District of Oregon	3:17-cv-01840	Consumer Protection
Putative class action alleges violations of the Telephone Consumer Protection Act by claiming, among other things, that: (a) QL called him, without express consent, even though his number was on the national DNC list; and (b) QL called him without having the proper procedures in place for maintaining an internal do not call list.
11/29/2017
Uzezi Ajomale v. Quicken Loans, Inc. and Corelogic Credco, LLC	US Court of Appeals for the Eleventh Circuit	20-12952	Fair Credit Reporting Act
Putative class action alleging Quicken Loans failed to provide plaintiff (and a class of others) with a credit score disclosure notice as required by the Fair Credit Reporting Act.

* This case was dismissed (in QL’s
12/15/2017
HouseCanary, Inc. v. Quicken Loans Inc., One Reverse Mortgage, LLC, and In-House Realty LLC	US District Court for the Western District of Texas, San Antonio Division	5:18-cv-00519	Intellectual Property	Lawsuit alleging that Quicken Loans (and the other defendants) misappropriated HouseCanary’s trade secret information and used the purported trade secrets to their advantage.	03/21/2018

Schedule 12(c)-1
LEGAL02/41245355v3

Amanda Hill v. Quicken Loans Inc.	US District Court for the Central District of California	5:19-cv-00163	Consumer Protection	Putative class action that alleges Quicken Loans violated the Telephone Consumer Protection Act by: (a) texting Plaintiff (and a class of others), without consent, through the use of an automatic telephone dialing system; and (b) texting Plaintiff (and a class of others) after the individual revoked consent.	01/28/2019
William Gray v. Quicken Loans Inc.	California Court of Appeals, 2nd District	56-2019-00528118- CU-OR-VTA	California Civil Code & Business and Professions Code	Putative statewide class action that alleges Quicken Loans violated California law by failing to pay interest on insurance proceeds that were placed into an escrow account.	06/11/2019
* This case was dismissed (in QL’s favor) and is now on appeal.
Christian Lopez and Stephen Lawlor v. Quicken Loans Inc.	US District Court for the Eastern District of Michigan	2:19-cv-13340	Consumer Protection	Putative class action that alleges Quicken Loans violated the Telephone Consumer Protection Act by calling Plaintiff (and a class of others), on their cell phones, without consent, through the use of an automatic telephone dialing system.	11/15/2019
Richard Winters v. Quicken Loans Inc.	US District Court for the District of Arizona	2:20-cv-00112	Consumer Protection
Putative class action that alleges Quicken Loans violated the Telephone Consumer Protection Act by calling Plaintiff (and a class of others), without consent or after revoking consent, through the use of an automatic telephone dialing system or an artificial or prerecorded voice.
01/23/2020
Samuel Voss v. Quicken Loans LLC and MERS	US District Court, Southern District of Ohio	1:20-cv-00756- SJD	Consumer Protection	Putative statewide class action alleges Ohio statutory violations for failing to timely file mortgage discharges.	08/24/2020
Donna Carter v. Quicken Loans, LLC	US District Court, District of Massachusetts	20-11898	Consumer Protection	Putative statewide class action that alleges Quicken Loans violated Massachusetts state law by placing more than two calls to clients in a seven- day period for purposes of debt collection.	09/23/2020
Suzanne Viscuso v. Quicken Loans, Inc.	Richland County Circuit Court, South Carolina	2021-CP-4001216	Consumer Protection	Putative statewide class action alleging data breach and consumer protection violations for email disclosures.	03/22/2021

III.Regulatory and Administrative Matters

As a non-depository mortgage company, Quicken Loans is regulated by and subject to various state agencies that oversee and regulate mortgage lending and the activities of bank and/or non-bank financial institutions. These state agencies are generally authorized to: issue licenses or registrations where state law requires; conduct periodic on-site or remote audits or examinations of the regulated institution’s books, files and practices; investigate consumer complaints; issue findings of audit or compliance variances that may require refunds to borrowers for charges beyond those permitted under the state’s laws

Schedule 12(c)-2
LEGAL02/41245355v3

or regulations; assess fines or penalties if administrative rules are not adhered to, and/or require other corrective actions to be taken.
These agencies also have the authority to seek revocation of an institution’s or individual’s license or registration to operate as a mortgage lender or loan originator in the state. In the ordinary course of business and in any given year, Quicken Loans participates in and responds to numerous regular periodic state examinations. If the state agency issues a finding, Quicken Loans may dispute that finding or attempt to reconcile any differences of opinion. In other instances, Quicken Loans may undertake corrective action before being required to do so by the state regulator. In some states, the state’s attorney general may also investigate consumer complaints regarding mortgage lending and issue subpoenas, commence informal inquiries or formal investigations. As a licensed mortgage company Quicken Loans is, in the ordinary course of business, subject to such inquiries and investigations. Although Quicken Loans may currently be subject to various state examinations and consumer complaint inquiries, management does not believe the outcomes of these examinations or inquiries, individually or in the aggregate, will materially affect Quicken Loans’ consolidated financial position or operations.

Dated: April 13, 2021

Schedule 12(c)-3
LEGAL02/41245355v3

Schedule 13(i)
Related Party Transactions
[***]

Schedule 13(i)-1
LEGAL02/41245355v3

EXHIBIT A
COMPLIANCE CERTIFICATE
I, _______________________, _______________________ of Rocket Mortgage, LLC (the “Seller”), do hereby certify that as of the last calendar day of the fiscal [quarter/year] for which financial statements are being provided with this certification:

(i)Seller is in compliance with all provisions and terms of the Master Repurchase Agreement, dated as of December 18, 2020 (as amended, restated, supplemented or otherwise modified from time to time, “Agreement”), among Seller, Nomura Corporate Funding Americas, LLC, in its capacity as a buyer (together with its permitted successors and assigns in such capacity hereunder, the “NCFA Buyer”), Oakdale Secured Funding Trust Quartz, acting with respect to Series 2020-1, in its capacity as a buyer (together with its permitted successors and assigns in such capacity hereunder, “SPV Buyer” or the “Trust”, and together with NCFA Buyer and each other entity that may be subsequently added as a party to this Agreement in the capacity of Buyer pursuant to a joinder agreement, each, a “Buyer”, and collectively, the “Buyers”), and Nomura Corporate Funding Americas, LLC (“Nomura”), as agent pursuant hereto (together with its permitted successors and assigns in such capacity hereunder, “Agent”), and the other Program Documents;

(ii)no Default or Event of Default has occurred and is continuing thereunder which has not previously been disclosed or waived[, except as specified below;] [If any Default or Event of Default has occurred and is continuing, describe the same in reasonable detail and describe the action Seller has taken or proposes to take with respect thereto];
(iii)the Seller’s consolidated Adjusted Tangible Net Worth is not less than [***]. The ratio of the Seller’s consolidated Indebtedness to Adjusted Tangible Net Worth is not, as of the last day of the most recently completed calendar month, greater than [***]. The Seller has, on a consolidated basis, cash, Cash Equivalents and unused borrowing capacity on unencumbered assets that could be drawn against (taking into account required haircuts) under committed warehouse and repurchase facilities in an amount equal to not less than [***]. If as of the last day of any calendar month within the fiscal quarter ended on or immediately before the last calendar day of the calendar month for which financial statements are being provided with this certification, the Seller’s consolidated Adjusted Tangible Net Worth was less than [***] or the Seller, on a consolidated basis, had cash and Cash Equivalents in an amount that was less than [***], in either case the Seller’s consolidated Net Income for the fiscal quarter ended on or immediately before the last calendar day of the calendar month for which financial statements are being provided with this certification before income taxes for such fiscal quarter was not less than [***].
(iv)    The detailed summary on Schedule 1 hereto of the Seller’s compliance with the financial covenants in clause (iii) hereof, is true, correct and complete in all material respects.

Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Agreement.

Schedule 13(i)-1
LEGAL02/41245355v3

IN WITNESS WHEREOF, I have signed this certificate.
Date:             , 20__

ROCKET MORTGAGE, LLC

By:
Name:
Title:

Schedule 13(i)-2
LEGAL02/41245355v3

Schedule 1 to Quarterly Certification

Calculation of Financial Covenants as of _______

Liquidity:

Cash	$
plus
Cash Equivalents	$
Total	$
Minimum Liquidity Amount	[***]
COMPLIANCE	PASS	FAIL

Adjusted Tangible Net Worth:

Consolidated Net Worth (total assets over total liabilities)	$
Less
Book value of all investments in non-consolidated subsidiaries	$
Less
goodwill	$
research and development costs	$
Trademarks	$
trade names	$
Copyrights	$
Patents	$
rights to refunds and indemnification	$
unamortized debt discount and expense	$
[other intangibles, except servicing rights]	$
Total	$
Minimum Adjusted Tangible Net Worth Amount	[***]
COMPLIANCE	PASS	FAIL

Leverage:

Consolidated Indebtedness	$
Divided by
Adjusted Tangible Net Worth	$
Ratio
Maximum Leverage Amount	[***]
COMPLIANCE	PASS	FAIL

Net Income:

Schedule 13(i)-3
LEGAL02/41245355v3

Adjusted Tangible Net Worth as of last calendar day of the applicable month	[Only applicable if less than [***] in any month in the quarter]
Cash and Cash Equivalents as of last calendar day of the applicable month	[Only applicable if less than [***] in any month in the quarter]
Net Income for the fiscal quarter ended on or immediately before the last calendar day of the calendar month for which financial statements are being provided with this certification	[Only applicable if both of the prior two conditions are met.] $

Total
Net Income requirement	[***]
COMPLIANCE PASS FAIL NOT APPLICABLE

Schedule 13(i)-4
LEGAL02/41245355v3

EXHIBIT B
FORM OF INSTRUCTION LETTER
__________ __, 20_
___________________, as Subservicer/Additional Collateral Servicer
____________________
____________________
Attention: _______________

Re:    Master Repurchase Agreement, dated as of December 18, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among Rocket Mortgage, LLC (the “Seller”), Nomura Corporate Funding Americas, LLC, in its capacity as a buyer (together with its permitted successors and assigns in such capacity hereunder, the “NCFA Buyer”), Oakdale Secured Funding Trust Quartz, acting with respect to Series 2020-1, in its capacity as a buyer (together with its permitted successors and assigns in such capacity hereunder, “SPV Buyer” or the “Trust”, and together with NCFA Buyer and each other entity that may be subsequently added as a party to this Agreement in the capacity of Buyer pursuant to a joinder agreement, each, a “Buyer”, and collectively, the “Buyers”), and Nomura Corporate Funding Americas, LLC (“Nomura”), as agent pursuant hereto (together with its permitted successors and assigns in such capacity hereunder, “Agent”).

All:

As [sub]servicer of those assets described on Schedule 1 hereto, which may be amended or updated from time to time (the “Eligible Assets”) pursuant to that Servicing Agreement, between you and the undersigned Seller, as amended or modified, attached hereto as Exhibit A (the “Servicing Agreement”), you are hereby notified that the undersigned Seller has sold to Buyer such Eligible Assets pursuant to the Agreement. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Agreement.
You agree to service the Eligible Assets in accordance with the terms of the Servicing Agreement for the benefit of Buyer and, except as otherwise provided herein, Buyer shall have all of the rights, but none of the duties or obligations of the Seller under the Servicing Agreement including, without limitation, payment of any indemnification or reimbursement or payment of any servicing fees or any other fees. No subservicing relationship shall be hereby created between you and Buyer.
Upon your receipt of written notification by Buyer that a Default has occurred under the Agreement and identifying the then-current Eligible Assets (the “Default Notice”), you, as [Subservicer] [Additional Collateral Servicer], hereby agree to remit all payments or distributions made with respect to such Eligible Assets, net of the servicing fees payable to you with respect thereto, immediately in accordance with Buyer’s wiring instructions provided below, or in accordance with other instructions that may be delivered to you by Buyer:
Bank:        [JP Morgan Chase Bank, New York (Chasus33)]
ABA:         [___________]
A/C:         [___________]
A/C Name:    [___________]
FFC:        [___________]
FFC A/C:    [___________]

You agree that, following your receipt of such Default Notice, under no circumstances will you remit any such payments or distributions in accordance with any instructions delivered to you by the undersigned Seller, except if Buyer instructs you in writing otherwise.

Schedule 13(i)-5
LEGAL02/41245355v3

You further agree that, upon receipt written notification by Buyer that an Event of Default has occurred under the Agreement, Buyer shall assume all of the rights and obligations of Seller under the Servicing Agreement, except as otherwise provided herein. Subject to the terms of the Servicing Agreement, you shall (x) follow the instructions of Buyer with respect to the Eligible Assets and deliver to a Buyer any information with respect to the Eligible Assets reasonably requested by such Buyer, and (y) treat this letter agreement as a separate and distinct servicing agreement between you and Buyer (incorporating the terms of the Servicing Agreement by reference), subject to no setoff or counterclaims arising in your favor (or the favor of any third party claiming through you) under any other agreement or arrangement between you and the Seller or otherwise. Notwithstanding anything to the contrary herein or in the Servicing Agreement, in no event shall Buyer be liable for any fees, indemnities, costs, reimbursements or expenses incurred by you prior to such Event of Default or otherwise owed to you in respect of the period of time prior to such Event of Default.
Notwithstanding anything to the contrary herein or in the Servicing Agreement, with respect to those Eligible Assets marked as “Servicing Released” on Schedule 1 (the “Servicing Released Assets”), you are hereby instructed to service such Servicing Released Assets for a term (the “Servicing Term”) commencing as of the date such Servicing Released Assets become subject to a purchase transaction under the Agreement. The Servicing Term shall terminate upon the occurrence of any of the following events: (i) such Servicing Released Asset is not repurchased by the Seller on the Repurchase Date under the Agreement, or (ii) you shall have received a written termination notice from Buyer at any time with respect to some or all of the Servicing Released Assets being serviced by you (each, a “Servicing Termination”). In the event of a Servicing Termination, you hereby agree to (i) deliver all servicing and “records” relating to such Servicing Released Assets to the designee of Buyer at the end of each such Servicing Term and (ii) cooperate in all respects with the transfer of servicing to Buyer or its designee. The transfer of servicing and such records by you shall be in accordance with customary standards in the industry and the terms of the Servicing Agreement, and such transfer shall include the transfer of the gross amount of all escrows held for the related mortgagors (without reduction for unreimbursed advances or “negative escrows”).
Further, you hereby constitute and appoint Buyer and any officer or agent thereof, with full power of substitution, as your true and lawful attorney-in-fact with full irrevocable power and authority in your place and stead and in your name or in Buyer’s own name, following any Servicer Termination with respect solely to the Servicing Released Assets that are subject to such Servicer Termination, to direct any party liable for any payment under any such Servicing Released Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct including, without limitation, the right to send “goodbye” and “hello” letters on your behalf. you hereby ratify all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.
For the purpose of the foregoing, the term “records” shall be deemed to include but not be limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of such Servicing Released Assets.
This instruction letter may not be amended or superseded without the prior written consent of the Buyer. Buyer is a beneficiary of all rights and obligations of the parties hereunder.

[NO FURTHER TEXT ON THIS PAGE]

Schedule 13(i)-6
LEGAL02/41245355v3

Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to Buyer promptly upon receipt. Any notices to Buyer should be delivered to the following address: [__________].

Very truly yours,

ROCKET MORTGAGE, LLC

By:_______________________________
Name:
Title:

Acknowledged and Agreed as of this __ day of ___________, 20__:

[SUBSERVICER] [ADDITIONAL COLLATERAL SERVICER]

By:________________________________
Name:
Title:

B-2
LEGAL02/41245355v3

EXHIBIT C
AGENT’S WIRE INSTRUCTIONS

[***]

E-8
LEGAL02/41245355v3

EXHIBIT D
FORM OF SECURITY RELEASE CERTIFICATION

[DATE]
[___________]
[___________]
[___________][___________]
    Re:    Security Release Certification

In accordance with the provisions below and effective as of ___[DATE]________ [ ] (“[ ]”) hereby relinquishes any and all right, title and interest it may have in and to the Loans described in Annex A attached hereto upon purchase thereof by the [___________] (“Agent”) from the Seller named below pursuant to that certain Master Repurchase Agreement, dated as of [___________] (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), as of the date and time of receipt by [ ] of an amount at least equal to the amount then due to [ ] as set forth on Annex A for such Loans (the “Date and Time of Sale”) and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Loans have been delivered and shall be released to the Seller named below or its designees as of the Date and Time of Sale. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Repurchase Agreement.

Name and Address of Lender:

        [Custodian]
        [ ]
        For Credit Account No. [ ]
        Attention: [ ]
        Phone: [ ]
        Further Credit – [ ]

[NAME OF WAREHOUSE LENDER]

By:________________________________
Name:
Title:

E-1
LEGAL02/41245355v3

The Seller named below hereby certifies to Agent that, as of the Date and Time of Sale of the above mentioned Loans to Agent, the security interests in the Loans released by the above named [corporation] comprise all security interests in any and all such Loans. The Seller warrants that, as of such time, there are and will be no other security interests in any or all of such Loans.

ROCKET MORTGAGE, LLC

                        By:__________________________________
                        Name:
                        Title:

E-2
LEGAL02/41245355v3

ANNEX TO SECURITY RELEASE CERTIFICATION
[List of Loans and amounts due]

E-1
LEGAL02/41245355v3

EXHIBIT E
FORM OF NON-DISCLOSURE AGREEMENT
[DATE]
[COUNTERPARTY LEGAL NAME]
[COUNTERPARTY ADDRESS]
[Attention:]
All:
Nomura Corporate Funding Americas, LLC (“Nomura”) proposes to make available to [Insert legal name of Counterparty] (the “Company”), certain proprietary, non-public or confidential information regarding a master repurchase agreement and other associated documents (collectively, the “Repo”) to facilitate the Company’s review (the “Review”) of a potential financing transaction secured by the Repo (the “Transaction”).
In consideration of the foregoing, the parties agree as follows:
1.The term “Confidential Information” shall mean all non-public, proprietary, confidential or trade secret information, term sheets, presentations, data, reports, interpretations, forecasts and records relating to the Transaction, the Repo, any parties to the Repo, Nomura or its affiliates, whether oral, in writing or otherwise, furnished to the Company or its Representatives (as defined below) by or on behalf of Nomura or it Representatives. The term “Confidential Information” shall also include:
(i)the fact that discussions or negotiations may take place, are taking place or have taken place concerning the Transaction or any of the terms or other facts relating thereto (including Nomura’s participation, if any, in any such discussions or negotiations);
(ii)the existence or the terms of this Non-Disclosure Agreement (this “Agreement”); and
(iii)the fact that the Company or its Representatives (as defined below) have received or produced any Confidential Information.
The Company acknowledges that the Confidential Information may include material non-public information, represents that it has developed compliance procedures regarding the use of material non-public information, and agrees that it will handle any such material non-public information only in accordance with applicable law.
2.The Confidential Information shall remain the property of Nomura and/or Rocket Mortgage, LLC (“Rocket Mortgage”) and all applicable rights in, to, under, or embodied in the Confidential Information shall remain in Nomura and/or Rocket Mortgage. The Company shall: (i) treat all such Confidential Information as strictly confidential and take all necessary precautions against the disclosure of such Confidential Information to third parties; and (ii) not, except as hereinafter provided, without the prior written consent of Nomura or, if applicable, the prior written consent of a party to the Repo, disclose the Confidential Information to any person in any manner whatsoever. The Company shall make all appropriate efforts to safeguard Confidential Information consistent with those as the Company makes with respect to its own confidential information of like importance, but in no event, less than reasonable care. In furtherance of such efforts, the Company agrees that it will (a) not duplicate or distribute to anyone other than its Representatives any of the Confidential Information for any purposes, including any competitive purpose, except as strictly necessary in connection with the Review, and (b) take such steps as may be reasonably necessary to prevent any unauthorized disclosure, copying or use of the Confidential Information. The Company shall use all Confidential Information for the sole purpose of the Review.
LEGAL02/41245355v3

3.Confidential Information shall not be disclosed by the Company without prior written permission of Nomura except on a confidential basis to the directors, officers, employees, affiliates and authorized representatives of the Company (including its accountants, attorneys and agents) that are, in each case, subject to a duty of confidentiality and required to receive such information in connection with the Review (collectively referred to herein as “Representatives”). The Company shall (a) cause its directors, officers and employees to observe the terms of this Agreement to the same extent that the Company is required to do so, (b) advise its Representatives that are not directors, officers or employees of the existence of this Agreement and instruct them to observe the terms of this Agreement as if they had executed it, and (c) ensure that any third party Representatives agree to be bound by confidentiality and use terms at least as restrictive as set forth herein, except for such Representatives that are bound by a professional duty of confidentiality to the Company (e.g., legal counsel and accountants). The Company will be responsible for any breach of the terms of this Agreement by any of its Representatives.
4.Notwithstanding any other provision in this Agreement, the Company may disclose such information as may be required (a) by court order, subpoena or similar process issued by a court of competent jurisdiction or by a governmental body, (b) in any report, statement or testimony submitted to any municipal, state, Federal or other regulatory body having jurisdiction over the Company, or (c) in order to comply with any law, order, regulation or ruling applicable to the Company; provided that in such case, to the extent permitted by applicable law, the Company shall provide Nomura with prompt prior notice of such requirement so that Nomura may seek a protective order or other appropriate remedy. Whether or not such protective order is ultimately obtained, the Company may disclose only that portion of the Confidential Information which the Company is advised by its counsel is legally required to be disclosed and to exercise reasonable efforts to obtain confidential treatment of such Confidential Information.
5.The Company will, to the extent permitted by applicable law, rule or regulation, promptly upon Nomura’s request, destroy and/or deliver to Nomura all copies of the Confidential Information, in any form whatsoever (including any notes, reports, transmittal letters or other writings prepared by the Company or its Representatives) in the possession of the Company or its Representatives. Upon the request of Nomura, Company agrees to provide to Nomura a written confirmation stating that Company has complied with the terms of this Section 5. Any Confidential Information not delivered or destroyed shall be retained by the Company or its Representatives in accordance with the terms of this Agreement.
6.The Company acknowledges and agrees that Nomura has not made and does not make herein any representation or warranty as to the accuracy or completeness of the Confidential Information. Furthermore, except as may be set forth in a written definitive agreement between the parties, the Company acknowledges and agrees that Nomura shall have no liability to the Company resulting from use of the Confidential Information. Nomura shall not be responsible for revising or updating any Confidential Information provided to the Company.
7.This Agreement shall not apply to any information which (i) becomes generally available to the public, without violation of any obligation of confidentiality by the Company or its Representatives, (ii) becomes available to the Company from a third party without knowledge (after due inquiry) by the Company that the third party violated an obligation of confidentiality to Nomura, or (iii) the Company can demonstrate is already in the Company’s possession or which the Company has independently developed prior to the date hereof without the use of the Confidential Information.
8.The Company acknowledges that the unauthorized use or disclosure of Confidential Information may cause irreparable injury to Nomura and that in the event of a violation or threatened violation of any of the Company’s obligations hereunder, money damages may not be a sufficient remedy and Nomura may be entitled to enforce each such obligation by seeking specific performance and injunctive relief obtained in any court of competent jurisdiction without the necessity of proving damages, posting any bond or other security. Such remedies shall not be deemed to be the exclusive remedies for a breach or threatened breach of this Agreement, but shall be in addition to all remedies available at law or in equity to Nomura, including, without limitation, the recovery of money damages from Company.

E-3
LEGAL02/41245355v3

9.THIS AGREEMENT AND ALL MATTERS ARISING FROM, RELATING TO, OR INCIDENTAL TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAW OF THE STATE OF NEW YORK. ANY RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, ACTION OR PROCEEDING, DIRECTLY OR INDIRECTLY, ARISING OUT OF, OR RELATING TO, THIS AGREEMENT ARE EXPRESSLY AND IRREVOCABLY WAIVED BY THE PARTIES HERETO.
10.This Agreement constitutes the entire understanding of the parties and supersedes all prior agreements with respect to the subject matter hereof. If any term or provision of this Agreement should be declared invalid by a court of competent jurisdiction, the remaining terms and provisions of this Agreement shall remain unimpaired and in full force and effect.
11.No amendment to or change, waiver or discharge of, any provision of any document described in this Agreement shall be valid unless in a writing signed by an authorized representative of either the applicable party or both parties, as set forth in this Agreement. No delay or omission by either party hereto to exercise any right or power occurring upon any noncompliance or default by the other party with respect to any of the terms of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by either of the parties hereto of any of the covenants, conditions, or agreements to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any covenant, condition, or agreement herein contained. Unless stated otherwise, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity, or otherwise.
12.The parties acknowledge that this Agreement does not obligate either party hereto to enter into any further agreement or to proceed with or participate in any transaction or refrain from entering into an agreement or negotiations with any party.
13.Upon the closing of a Transaction contemplated hereunder (a “Closed Transaction”), notwithstanding anything to the contrary herein or in a definitive agreement related to the Closed Transaction, dated now or in the future, no conditions of confidentiality within the meaning of Internal Revenue Code Section 6111 or U.S. Treasury Regulation Section 1.6011-4 are intended and any party (and each employee, representative or other agent) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Closed Transaction and all materials of any kind (including opinions and other tax analyses) that are provided to such party relating to such tax treatment and tax structure. The provisions of this Section 13 shall survive the termination of this Agreement.
14.This Agreement may be (a) executed in wet or electronic signature and in counterparts, each of which shall be deemed an original and both of which taken together shall constitute one and the same instrument, and/or (b) executed and transmitted by .pdf or facsimile copy by one party to the other, and such executed .pdf or facsimile copy shall constitute an original executed copy of this Agreement.
15.The Company’s obligations hereunder with respect to any Confidential Information shall terminate upon the earlier of (i) the date on which a definitive agreement regarding the Transaction has been executed between the parties (or their respective affiliates) and (ii) two (2) years from the date of disclosure of such Confidential Information.
[signature page follows]

E-4
LEGAL02/41245355v3

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives who represent having the authority to bind the respective party to this Agreement.

NOMURA CORPORATE FUNDING AMERICAS, LLC

By:
Name:

Title:
Agreed and Accepted:
[COUNTERPARTY]

By:
Name:

Title:

E-5
LEGAL02/41245355v3

Exhibit F
Third Party Wire Instructions
JPMorgan Chase Bank, N.A.

Contact Name/Phone: [***]
Bank Name: [***]
Beneficiary Name: [***]
ABA #: [***]
Account #: [***]

Morgan Stanley

Contact Name/Phone: [***]
Bank Name: [***]
Beneficiary Name: [***]
ABA #: [***]
Account #: [***]

Royal Bank of Canada

Contact Name/Phone: [***]
Bank Name: [***]
Beneficiary Name: [***]
ABA #: [***]
Account #: [***]
FFC: [***]

UBS

Contact Name/Phone: [***]
Bank Name: [***]
Beneficiary Name: [***]
ABA #: [***]
Account #: [***]
FFC: [***]

Citibank, N.A.

Contact Name/Phone: [***]
Bank Name: [***]
Beneficiary Name: [***]
ABA #: [***]
Account #: [***]
FFC: [***]

Barclays

Contact Name/Phone: [***]
Bank Name: [***]
Beneficiary Name: [***]
ABA #: [***]
Account #: [***]
FFC: [***]

BMO

LEGAL02/41260447v2

Contact Name/Phone: [***]
Bank Name: [***]
Beneficiary Name: [***]
ABA #: [***]
Account #: [***]

Bank of America, N.A.

Contact Name/Phone: [***]
Bank Name: [***]
Beneficiary Name: [***]
ABA #: [***]
Account #: [***]
FFC: [***]

Credit Suisse First Boston Mortgage Capital LLC

Contact Name/Phone: [***]
Bank Name: [***]
Beneficiary Name: [***]
ABA #: [***]
Account #: [***]

Jefferies

Contact Name/Phone: [***]
Bank Name: [***]
Beneficiary Name: [***]
ABA #: [***]
Account #: [***]
FFC: [***]

Disbursement Account

[***]
ABA: [***]
Account number: [***]
Account name: [***]
Ref: [***]
Attention: [***]

LEGAL02/41260447v2